Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-173365, 333-17365-01

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated April 18, 2011)

$90,000,000

90,000 Units

K. Hovnanian Enterprises, Inc.

            This is an offering of      % Exchangeable Note Units, or "Units," issued by K. Hovnanian Enterprises, Inc. ("K. Hovnanian", "we" or "us"). Each Unit has a stated amount of $1,000. Each Unit is composed of a senior exchangeable note due December 1, 2017 (the "maturity date"), which bears no cash interest and has an initial principal amount of $        per exchangeable note that will accrete to $1,000 at the maturity date, and a senior amortizing note, which has an initial principal amount of $        per amortizing note and a final installment payment date of December 1, 2017.

            You may exchange your exchangeable notes at your option at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date. Upon exchange, we will deliver for each $1,000 principal amount at maturity of exchangeable notes being exchanged a number of shares of Class A common stock, $0.01 par value per share (the "Class A common stock") of Hovnanian Enterprises, Inc. ("Hovnanian") equal to the exchange rate (and cash in lieu of any fractional share), as described in this prospectus supplement.

            The exchange rate will initially be        shares of Class A common stock per $1,000 principal amount at maturity of exchangeable notes (equivalent to an initial exchange price, based on $1,000 principal amount at maturity, of approximately $        per share of Class A common stock). The exchange rate will be subject to adjustment in certain events. In addition, following certain corporate events that occur prior to the maturity date, we will increase the applicable exchange rate for a holder who elects to exchange its exchangeable notes in connection with such corporate event in certain circumstances.

            We may not redeem the exchange notes or the amortizing notes prior to maturity. There is no sinking fund for the exchange notes or the amortizing notes.

            If Hovnanian undergoes a "fundamental change" (as defined herein), you may require us to repurchase for cash all or a portion of your exchangeable notes at a repurchase price equal to the accreted principal amount as of the calendar day immediately preceding the fundamental change repurchase date of the exchangeable notes to be repurchased as described herein.

            In order to preserve the tax treatment of Hovnanian's net operating loss carryforwards under the Internal Revenue Code of 1986, as amended (the "Code"), beneficial owners of Units and any separate exchangeable notes will be subject to an exchange limitation as described herein. In addition, as a Class A common stockholder upon exchange of your exchangeable notes, you will be subject to both Hovnanian's Rights Plan and the transfer restrictions of its amended Certificate of Incorporation. See "Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes."

            The amortizing notes will pay you equal semi-annual cash installments of $        per amortizing note (except the installment payable on June 1, 2013, which will be $        per amortizing note), which cash payments in the aggregate will be equivalent to        % per year with respect to each $1,000 stated amount of Units. If a fundamental change or a "make-whole fundamental change" (as defined herein) occurs, you will have the right to require us to repurchase all or a portion of your amortizing notes for cash as described herein.

            The exchangeable notes and the amortizing notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the exchangeable notes and the amortizing notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Hovnanian's subsidiaries that are not guarantors. The exchangeable notes and the amortizing notes will be fully and unconditionally guaranteed by Hovnanian and certain of its existing and future subsidiaries as described herein. The guarantors (as defined below) will jointly and severally, unconditionally guarantee the exchangeable notes and the amortizing notes on a senior unsecured basis.

            Each Unit may be separated into its constituent exchangeable note and amortizing note after the initial issuance date of the Units, and the separate components may be combined to create a Unit as described herein.

            We do not intend to apply to list the Units or the separate exchangeable notes or the separate amortizing notes on any securities exchange or any automated dealer quotation system.

            Hovnanian's Class A common stock is listed on the New York Stock Exchange under the symbol "HOV." On September 17, 2012, the last reported sale price of the Class A common stock on the New York Stock Exchange was $3.89 per share.

            The underwriters have an option to purchase within a 13-day period beginning on, and including, the date we first issue the Units up to 10,000 Units from us to cover over-allotments, if any, at the price to public less the underwriting discount and commissions.

            Concurrently with this offering, we are offering $550 million aggregate principal amount of      % Senior Secured First Lien Notes due 2020 (the "First Lien Notes") and $247 million aggregate principal amount of      % Senior Secured Second Lien Notes due 2020 (the "Second Lien Notes" and, together with the First Lien Notes, the "Secured Notes"). The completion of this offering is conditioned on the completion of the offering of the Secured Notes, and the completion of the offering of the Secured Notes is conditioned on the completion of this offering.

            Investing in the Units involves risks. See "Risk Factors" beginning on page S-18.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Without Option	With Option

Public Offering Price	$	$	$

Underwriting Discount	$	$	$

Proceeds to Us (before expenses)	$	$	$

            The underwriters expect to deliver the Units to purchasers on or about                , 2012 through the book-entry facilities of The Depository Trust Company, which will be the        business day following the trade date of the notes (such settlement cycle being herein referred to as "T+      "). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in not more than three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Units prior to the delivery of the Units hereunder will be required, by virtue of the fact that the Units initially settle in T+        , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Units who wish to trade the Units prior to their date of delivery hereunder should consult their advisors.

Joint Book-Running Managers

J.P. Morgan	Citigroup	Credit Suisse

                                    , 2012

        We have not authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by or on behalf of us and the documents incorporated by reference herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate on the date of this prospectus supplement or such incorporated document.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we are offering to sell the securities described in this prospectus supplement, using this prospectus supplement and the accompanying prospectus. When we refer to "prospectus" we are referring to both this prospectus supplement as well as the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus and the information incorporated by reference therein describes our business and gives more general information, some of which may not apply to this offering. You should read this prospectus supplement together with the accompanying prospectus, including the documents incorporated by reference therein and herein, before making an investment in the securities offered by this prospectus supplement. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

        Except in the sections under the captions: "Summary—The Offering", "Description of the Units", "Description of the Exchangeable Notes, Description of the Amortizing Notes, or unless the context otherwise requires, all references in this prospectus supplement to:

  •
  "Issuer" or "K. Hovnanian" are to K. Hovnanian Enterprises, Inc., a California corporation and not to any of its subsidiaries;

  •
  "Hovnanian," "us," "we," "our" or "Company" are to Hovnanian Enterprises, Inc., a Delaware corporation, together with its consolidated subsidiaries, including K. Hovnanian; and

  •
  "Guarantors" are to Hovnanian, and certain of Hovnanian's existing and future subsidiaries, other than the Excluded Non-Guarantors (as described below) and the 2021 Notes Guarantors (as described below) (collectively, the "Guarantors").

INDUSTRY AND MARKET DATA

        We obtained the market and competitive position data used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference include "forward-looking statements." Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by such forward-looking statements are reasonable, we can give

S-ii

no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to:

  •
  Changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn;

  •
  Adverse weather and other environmental conditions and man-made or natural disasters;

  •
  Changes in market conditions and seasonality of the Company's business;

  •
  Changes in home prices and sales activity in the markets where the Company builds homes;

  •
  Government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment;

  •
  Fluctuations in interest rates and the availability of mortgage financing;

  •
  Shortages in, and price fluctuations of, raw materials and labor;

  •
  The availability and cost of suitable land and improved lots;

  •
  Levels of competition;

  •
  Availability of financing to the Company;

  •
  Utility shortages and outages or rate fluctuations;

  •
  Levels of indebtedness and restrictions on the Company's operations and activities imposed by the agreements governing the Company's outstanding indebtedness;

  •
  The Company's sources of liquidity;

  •
  Changes in credit ratings;

  •
  Availability of net operating loss carryforwards;

  •
  Operations through joint ventures with third parties;

  •
  Product liability litigation, warranty claims and claims made by mortgage investors;

  •
  Successful identification and integration of acquisitions;

  •
  Changes in tax laws effecting the after-tax cost of owning a home;

  •
  Significant influence of the Company's controlling stockholders;

  •
  Geopolitical risks, terrorist acts and other acts of war; and

  •
  Other factors described in detail in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011, our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2012, April 30, 2012 and July 31, 2012, and in this prospectus supplement under "Risk Factors."

        All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

S-iii

SUMMARY

        The following summary contains information about us and the offering of the Units. It does not contain all of the information that may be important to you in making a decision to purchase the Units. For a more complete understanding of us and the offering of the Units, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the "Risk Factors" sections and our financial statements and the notes to those statements incorporated by reference herein.

        Unless otherwise specifically indicated, all information in this prospectus supplement assumes the underwriter's option to purchase additional Units is not exercised.

 The Company

        We design, construct, market, and sell single-family detached homes, attached townhomes and condominiums, urban infill and active adult homes in planned residential developments and are one of the nation's largest builders of residential homes. Founded in 1959 by Kevork Hovnanian, Hovnanian Enterprises, Inc. was incorporated in New Jersey in 1967 and reincorporated in Delaware in 1983. Since the incorporation of our predecessor company and including unconsolidated joint ventures, we have delivered in excess of 295,000 homes, including 4,216 homes in fiscal 2011. The Company consists of two distinct operations: homebuilding and financial services. Our homebuilding operations consist of six segments: Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Our financial services operations provide mortgage loans and title services to the customers of our homebuilding operations.

        We are currently offering homes for sale in 175 communities in 37 markets in 16 states throughout the United States, excluding unconsolidated joint ventures. We market and build homes for first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers, and empty nesters. We offer a variety of home styles at base prices ranging from $75,500 (low income housing) to $1,795,000 with an average sales price, including options, of $280,000 nationwide in fiscal 2011.

        We market and build homes that are constructed in 19 of the nation's top 50 housing markets. We segregate our homebuilding operations geographically into the following six segments:

        Northeast: New Jersey and Pennsylvania

        Mid-Atlantic: Delaware, Maryland, Virginia, West Virginia and Washington, D.C.

        Midwest: Illinois, Minnesota and Ohio

        Southeast: Florida, Georgia, North Carolina and South Carolina

        Southwest: Arizona and Texas

        West: California

        Our corporate offices are located at 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, our telephone number is 732-747-7800, and our Internet web site address is www.khov.com. Information available on or accessible through our web site is not a part of, or incorporated by reference in, this prospectus supplement.

Business Strategies

        Due to the progressive weakening of demand in our homebuilding markets over the past several years, we have experienced declines in revenues and gross profit, sustained significant asset impairment charges, and incurred losses before income taxes from fiscal 2007 through the first quarter of fiscal 2012. Beginning in the second quarter of fiscal 2012, we began to see positive operating trends, which continued into the third quarter of fiscal 2012, including certain year over year improvements when comparing the nine months ended July 31, 2012 to the nine months ended July 31, 2011. While we are encouraged by the positive operating trends for the second and third quarters of fiscal 2012, several challenges such as persistently high unemployment levels, economic weakness and uncertainty, and the potential for more foreclosures continue to threaten a recovery in the housing market.

        With the significant downturn in the homebuilding market in 2007 and 2008, we reduced our investment in new land purchases while land values continued to decline. In 2009, we began to see opportunities to purchase land at prices and terms that make economic sense in light of our sales prices and sales paces. As a result, since early 2009 we have been more active in purchasing or putting under option new properties that meet or exceed our internal rate of return investment requirements. In order to return to profitability, we will need to continue purchasing new land that will generate good investment returns and drive greater operating efficiencies, as well as control expenses commensurate with our level of deliveries.

        In addition to our current focus on maintaining strong liquidity and evaluating new investment opportunities, we will continue to focus on our historic key business strategies. We believe that these strategies separate us from our competitors in the residential homebuilding industry and the adoption, implementation, and adherence to these principles will continue to benefit our business.

        Our goal is to become a significant builder in each of the selected markets in which we operate, which will enable us to achieve powers and economies of scale and differentiate ourselves from most of our competitors.

        We offer a broad product array to provide housing to a wide range of customers.    Our customers consist of first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers, and empty nesters. Our diverse product array includes single-family detached homes, attached townhomes and condominiums, urban infill, and active adult homes.

        We are committed to customer satisfaction and quality in the homes that we build.    We recognize that our future success rests in the ability to deliver quality homes to satisfied customers. We seek to expand our commitment to customer service through a variety of quality initiatives. In addition, our focus remains on attracting and developing quality associates. We use several leadership development and mentoring programs to identify key individuals and prepare them for positions of greater responsibility within our Company.

        We focus on achieving high return on invested capital.    Each new community is evaluated based on its ability to meet or exceed internal rate of return requirements. Our belief is that the best way to create lasting value for our shareholders is through a strong focus on return on invested capital. However, given market conditions during the downturn, until 2009, it was difficult to find new land investments that met or exceeded these rate of return requirements. Therefore, we focused on managing the balance sheet by selling through our currently owned inventory and conserving cash to be prepared to invest in new land when market conditions were right. Since the first quarter of fiscal 2009, we have seen land investment opportunities that meet or exceed our underwriting requirements. New land purchases at pricing that will generate good investment returns are needed to return to profitability.

        We utilize a risk-averse land strategy.    We attempt to acquire land with a minimum cash investment and negotiate takedown options, thereby limiting the financial exposure to the amounts invested in property and predevelopment costs. This policy significantly reduces our risk and generally allows us to obtain necessary development approvals before acquisition of the land.

        We enter into homebuilding and land development joint ventures from time to time as a means of controlling lot positions, expanding our market opportunities, establishing strategic alliances, reducing our risk profile, leveraging our capital base, and enhancing our returns on capital.    Our homebuilding joint ventures are generally entered into with third-party investors to develop land and construct homes that are sold directly to homebuyers. Our land development joint ventures include those with developers and other homebuilders, as well as financial investors to develop finished lots for sale to the joint venture's members or other third parties.

        We manage our financial services operations to better serve all of our homebuyers.    Our current mortgage financing and title service operations enhance our contact with customers and allow us to coordinate the home-buying experience from beginning to end.

RELATED TRANSACTIONS

Tender Offer and Consent Solicitation

        On or about the date of this prospectus supplement, K. Hovnanian intends to commence a tender offer (the "Tender Offer") to purchase for cash, and a solicitation of consents to certain amendments to the indenture, with respect to any and all of its approximately $797 million outstanding 10 5/8% Senior Secured Notes due 2016 (the "Existing Secured Notes"). The Tender Offer will expire at 12:00 midnight, New York City time, on October 16, 2012, unless extended or earlier terminated (the "Expiration Date"). Holders of Existing Secured Notes must have validly tendered and not validly withdrawn their Existing Secured Notes on or prior to 5:00 p.m., New York City time, on October 1, 2012 (the "Early Tender Deadline") in order to receive the total consideration of $1,085.00 per $1,000 principal amount of Existing Secured Notes, plus accrued and unpaid interest. Such total consideration includes an early tender payment of $30.00 per $1,000 principal amount of Existing Secured Notes validly tendered and not withdrawn on or before the Early Tender Deadline and accepted in the Tender Offer. Holders validly tendering their Existing Secured Notes after the Early Tender Deadline and on or prior to the Expiration Date will not be eligible to receive the specified early tender payment for such Existing Secured Notes.

        The Tender Offer is conditioned on the satisfaction, or waiver by us, of certain conditions including, but not limited to, the receipt of aggregate net cash proceeds from this offering and the Secured Notes Offering (as defined below) in an amount sufficient to pay the aggregate consideration, plus accrued and unpaid interest to the settlement date, in respect of all Existing Secured Notes (regardless of the actual amount of Existing Secured Notes tendered). Completion of this offering as well as the Secured Notes Offering is expected to satisfy this condition. The consummation of the Tender Offer is conditioned upon the closing of this offering and the Secured Notes Offering, but neither this offering nor the Secured Notes Offering is conditioned upon the closing of the Tender Offer.

        The Existing Secured Notes will become redeemable at our option at a redemption price of 107.969% of the principal amount thereof, plus accrued and unpaid interest, starting on October 15, 2012 and we currently expect that we will exercise our right to optionally redeem any and all Existing Secured Notes that have not been accepted and paid for in the Tender Offer (the "Redemption"). We also intend to satisfy and discharge our obligations under the Existing Secured Notes and the related indenture by depositing with the trustee sufficient funds to pay principal of, and premium and interest on, the Existing Secured Notes to the redemption date (the "Discharge").

        We intend to use the net proceeds from this offering of Units together with the net proceeds from the Secured Notes Offering to fund the Tender Offer and/or the Redemption and the Discharge and to pay related fees and expenses. Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC will serve as Dealer Managers for the Tender Offer.

Concurrent Offering

        Concurrently with this offering, we are offering $550 million aggregate principal amount of      % Senior Secured First Lien Notes due 2020 (the "First Lien Notes") and $247 million aggregate principal amount of      % Senior Secured Second Lien Notes due 2020 (the "Second Lien Notes" and, together with the First Lien Notes, the "Secured Notes"), in a private offering (the "Secured Notes Offering"). The Secured Notes will be guaranteed by Hovnanian and certain of its subsidiaries on a senior secured basis. We estimate that the net proceeds of the Secured Notes Offering, after deducting the initial purchasers' discounts and estimated offering expenses, will be approximately $784.2 million. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy the Secured Notes.

        The closing of the Secured Notes Offering is conditioned upon the closing of this offering and this offering is conditioned upon the closing of the Secured Notes Offering.

        This offering of Units, the Secured Notes Offering and the consummation of the Tender Offer and/or the Redemption and the Discharge are referred to collectively in this prospectus supplement as the "Transactions."

The Offering

        The summary below describes the principal terms of the Units, the exchangeable notes and the amortizing notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Units," "Description of the Exchangeable Notes" and "Description of the Amortizing Notes" sections of this prospectus supplement contain a more detailed description of the terms and conditions of the Units, the exchangeable notes and the amortizing notes. As used in this section, references to "we," "our," "us", the "Company" or "K. Hovnanian" refer to K. Hovnanian Enterprises, Inc. and not any of its subsidiaries. The term "Hovnanian" means Hovnanian Enterprises, Inc. and does not include K. Hovnanian Enterprises, Inc. or any other subsidiary of Hovnanian Enterprises, Inc.

The Units
Issuer	K. Hovnanian Enterprises, Inc., a California corporation.
Number of Units offered

90,000 Units. We have also granted the underwriters an option to purchase within a 13-day period beginning on, and including, the date we first issue the Units, up to an additional 10,000 Units, solely to cover over-allotments.

Stated amount and initial offering price of each Unit	$1,000 for each Unit.
Components of each Unit	Each Unit is composed of two parts:
• a senior exchangeable note (an "exchangeable note") issued by K. Hovnanian; and
• a senior amortizing note issued by K. Hovnanian (an "amortizing note").

Each exchangeable note will have an initial principal amount of $         (which will accrete to $1,000 over the term of the exchangeable notes) and will bear no cash interest. Unless exchanged or repurchased earlier, each exchangeable note will mature on December 1, 2017 (such date, the "maturity date") for a principal amount of $1,000.

Holders may exchange each of their exchangeable notes at their option at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date. Each exchangeable note will be exchangeable for shares of Class A common stock, $0.01 par value per share, of Hovnanian (the "Class A common stock") at an initial exchange rate of        shares of Class A common stock per exchangeable note (equivalent to an initial exchange price, based on $1,000 principal amount at maturity, of approximately $      per share of Class A common stock), subject to adjustment as described under "Description of the Exchangeable Notes—Exchange Rights—Exchange Rate Adjustments."

Each amortizing note will have an initial principal amount of $      , will bear interest at an annual rate of      % and will have a final installment payment date of December 1, 2017. On each June 1 and December 1 commencing on June 1, 2013, we will pay equal semi-annual cash installments of $      per amortizing note (except the installment payable on June 1, 2013, which will be $      per amortizing note), which cash payments in the aggregate will be equivalent to      % per year (the "unit payment rate") with respect to each $1,000 stated amount of Units. Each installment will constitute a payment of interest and a partial repayment of principal, allocated as set forth on the amortization schedule set forth under "Description of the Amortizing Notes—Amortization Schedule."

The return to an investor on a Unit will depend upon the return provided by each component.
Limitation on beneficial ownership of Class A Common Stock

In order to preserve the tax treatment of Hovnanian's net operating loss carryforwards under the Code, holders of Units and any separate exchangeable notes will be subject to an exchange limitation as described herein. In addition, as a Class A common stockholder upon exchange of your exchangeable notes, you will be subject to both Hovnanian's Rights Plan and the transfer restrictions of its amended Certificate of Incorporation. See "Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes."

Separation of a Unit into its components

Each Unit may be separated by a holder into its constituent exchangeable note and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third scheduled trading day immediately preceding December 1, 2017 and also excluding the business day immediately preceding any installment payment date (provided that, for the avoidance of doubt, such right to separate Units will resume after such business day). Prior to separation, the exchangeable notes and amortizing notes may only be purchased and transferred together as Units. See "Description of the Units—Separating and Recreating Units."

Upon exchange of the exchangeable note component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to exchange the related exchangeable note.

Recreation of a Unit from its components	If you hold a separate exchangeable note and a separate amortizing note, you may combine the two components to recreate a Unit. See "Description of the Units—Separating and Recreating Units."
Trading	We do not intend to apply for a listing of the Units, the exchangeable notes or the amortizing notes on any securities exchange or any automated dealer quotation system.
The Class A common stock is listed on The New York Stock Exchange under the symbol "HOV."
Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated expenses of the offering, will be approximately $87.6 million (or approximately $97.3 million if the underwriters exercise their over-allotment option in full).

We intend to use the net proceeds from this offering, together with the net proceeds from the Secured Notes Offerings, to fund the Tender Offer and/or the Redemption and the Discharge and to pay related fees and expenses.

United States federal income tax considerations

Although there is no authority directly on point and therefore the issue is not entirely free from doubt, we intend to treat each Unit as an investment unit composed of two separate instruments for United States federal income tax purposes: (i) an exchangeable note and (ii) an amortizing note, and by acquiring a Unit, you will be deemed to agree to such treatment. If, however, the components of a Unit were treated as a single instrument, the United States federal income tax consequences could differ from the consequences described herein.

Holders should consult their tax advisors regarding the tax treatment of an investment in Units and whether a purchase of a Unit is advisable in light of the investor's particular tax situation and the tax treatment described under "Material United States Federal Income and Estate Tax Consequences."

The Exchangeable Notes
Maturity date	December 1, 2017, unless earlier repurchased or exchanged
Accretion of principal

Each exchangeable note with a principal amount of $1,000 at maturity will initially have a principal amount equal to $        . The principal amount of the exchangeable notes will accrete at an annual rate of      % from the first date of original issuance, calculated on a semi-annual bond equivalent yield basis, using a 360-day year composed of twelve 30-day months.

Exchange rights

Holders may exchange their exchangeable notes, in integral multiples of $1,000 principal amount at maturity, at their option at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date.

The exchange rate for the exchangeable notes is initially        shares of Class A common stock per $1,000 principal amount at maturity of exchangeable notes (equivalent to an initial exchange price, based on $1,000 principal amount at maturity, of approximately $      per share of Class A common stock), subject to adjustment in certain events as described under "Description of the Exchangeable Notes—Exchange Rate Adjustments."

Upon exchange, Hovnanian will deliver for each $1,000 principal amount at maturity of exchangeable note being exchanged a number of shares of Class A common stock equal to the exchange rate on the exchange date (together with a cash payment in lieu of any fractional share) on the third business day following the relevant exchange date. See "Description of the Exchangeable Notes—Exchange Rights—Settlement upon Exchange."

In addition, following certain corporate events that occur prior to the maturity date, we will increase the applicable exchange rate for a holder who elects to exchange its exchangeable notes in connection with such a corporate event in certain circumstances as described under "Description of the Exchangeable Notes—Exchange Rights—Adjustment to Shares Delivered upon Exchange upon a Make-whole Fundamental Change."

Fundamental change

If we undergo a "fundamental change" prior to the maturity date (as defined in this prospectus supplement under "Description of the Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes"), subject to certain conditions, holders may require us to repurchase for cash all or a portion of their exchangeable notes. The fundamental change repurchase price will be equal to the accreted principal amount as of the calendar day immediately preceding the fundamental change repurchase date of the exchangeable notes to be repurchased. See "Description of the Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes."

Exchangeable notes guarantees

Hovnanian Enterprises, Inc., the parent corporation of K. Hovnanian, and certain of the parent's existing and future subsidiaries, other than the Excluded Non-Guarantors and the 2021 Notes Guarantors (collectively, the "Guarantors"), will, jointly and severally, unconditionally guarantee on a senior basis all of K. Hovnanian's obligations under the exchangeable notes.

As of the date of this prospectus supplement, Hovnanian's home mortgage subsidiaries, its joint ventures and subsidiaries holding interests in its joint ventures and certain of its title insurance subsidiaries are not Guarantors.

In addition, the Excluded Non-Guarantors (as described below) have guaranteed all of our senior and senior subordinated notes, but will not guarantee the exchangeable notes or the amortizing notes, and the 2021 Notes Guarantors (as described below) will not guarantee the exchangeable notes or the amortizing notes.

Ranking of the exchangeable notes and exchangeable notes guarantees

The exchangeable notes and the guarantees thereof will be K. Hovnanian's and the Guarantors' general senior unsecured obligations and will not be secured by any collateral. The exchangeable notes and the guarantees will:

•

rank senior in right of payment to the K. Hovnanian's and the Guarantors' existing and future debt and other obligations that expressly provide for their subordination to the exchangeable notes and the guarantees thereof;

• rank equally in right of payment to the K. Hovnanian's and the Guarantors' existing and future unsubordinated debt;

•

be effectively subordinated to any of K. Hovnanian' or any Guarantor's debt that is secured by liens on collateral (including indebtedness under the Secured Notes) to the extent of the value of the collateral; and

•

be structurally subordinated to all of the existing and future liabilities, including trade payables, of our joint ventures and subsidiaries that do not guarantee the exchangeable notes, including (i) the guarantees by certain of our subsidiaries (the "Excluded Non-Guarantors") that have guaranteed all our senior and senior subordinated notes and (ii) the guarantees (the "2021 Notes Guarantees") by certain of our joint ventures and subsidiaries (the "2021 Notes Guarantors") of K. Hovnanian's 2.0% Senior Secured Notes due 2021 and 5.0% Senior Secured Notes due 2021 (collectively, the "2021 Notes"), which 2021 Notes Guarantees are secured by a first-priority lien, subject to certain exceptions, on substantially all of the assets of such 2021 Notes Guarantors. As of July 31, 2012, the collateral securing the 2021 Notes Guarantees primarily included (1) $86.4 million of cash and cash equivalents and (2) equity interests in the 2021 Notes Guarantors. Subsequent to such date, cash uses include general business operations and real estate and other investments. The aggregate book value of the real property of the 2021 Notes Guarantors collateralizing the 2021 Notes was approximately $36.5 million as of July 31, 2012 (not including the impact of inventory investments, home deliveries, or impairments thereafter and which may differ from the value if it were appraised). The 2021 Notes Guarantors also own equity in joint ventures, either directly or indirectly through ownership of joint venture holding companies, with a book value of $46.4 million as of July 31, 2012; this equity is not pledged to secure, and is not collateral for, the 2021 Notes. The Guarantors also guarantee the 2021 Notes on a senior unsecured basis. As of July 31, 2012 the Excluded Non-Guarantors had total assets of approximately $55.7 million and total liabilities of approximately $37.3 million.

Furthermore, we have entered into certain stand alone letter of credit agreements and facilities, which require us to maintain specified amounts of cash as collateral in segregated accounts to support the letters of credit issued thereunder. We refer to the collateral that secures these letter of credit agreements and facilities, and that will secure any future such agreements, facilities or similar instruments as the "L/C Collateral."

At July 31, 2012, on a pro forma basis, after giving effect to the Transactions (based on the assumptions set forth under "—Capitalization"), K. Hovnanian and the Guarantors would have had:

•

approximately $992 million of secured indebtedness ($977.1 million, net of discount) consisting entirely of the First Lien Notes, the Second Lien Notes and the 2021 Notes (which are secured only by certain assets of the 2021 Notes Guarantors as discussed above);

• approximately $550.6 million of senior unsecured indebtedness ($548.6 million, net of discount); and
• approximately $7.0 million of senior subordinated notes (issued as part of our Tangible Equity Units).
In addition, as of July 31, 2012, we had a total of $32.3 million of letters of credit outstanding issued under our letter of credit agreements and facilities.

In addition to the guarantees of the 2021 Notes provided by the 2021 Notes Guarantors, as of July 31, 2012, our non-guarantor subsidiaries (including the Excluded Non-Guarantors) and joint ventures had approximately $164.7 million and $144.5 million, respectively, of outstanding liabilities, including trade payables, but excluding intercompany obligations.

See the section "Description of the Exchangeable Notes—Ranking."
United States federal income tax considerations; original issue discount; United States real property holding corporation

The exchangeable notes will be issued with original issue discount ("OID") for United States federal income tax purposes. Accordingly, a holder subject to United States federal income taxation will be required to include the OID in gross income (as ordinary income) as it accrues (on a constant yield to maturity basis), in advance of the receipt of the corresponding cash payments, regardless of such holder's regular method of accounting for United States federal income tax purposes. See "Material United States Federal Income and Estate Tax Consequences—U.S. Holders—Exchangeable Notes."

We believe we are currently a "United States real property holding corporation" for United States federal income tax purposes. As a result, a non-U.S. holder could be subject to United States federal income tax on gain, if any, recognized in connection with the Units, exchangeable notes or shares of Class A common stock, as applicable, if such non-U.S. holder owns more than a certain ownership threshold of Class A common stock or exchangeable notes. See "Material United States Federal Income and Estate Tax Consequences—Non-U.S. Holders—Sale, Exchange, Redemption, Conversion or Other Disposition of Amortizing Notes, Exchangeable Notes or Shares of Class A Common Stock."

The Amortizing Notes
Initial principal amount of each amortizing note	$
Installment payments

Each installment payment of $      per amortizing note (or, for the June 1, 2013 installment payment, $      per amortizing note) will be paid in cash, which in the aggregate would be equivalent to a      % cash payment per year with respect to each $1,000 stated amount of Units. Each installment will constitute a partial repayment of principal and a payment of interest, computed at an annual rate of      %. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under "Description of the Amortizing Notes—Amortization Schedule."

Installment payment dates	Each June 1 and December 1, commencing on June 1, 2013, with a final installment payment date of December 1, 2017.
Amortizing notes guarantees

Hovnanian Enterprises, Inc., the parent corporation of K. Hovnanian, and certain of the parent's existing and future subsidiaries, other than the Excluded Non-Guarantors and the 2021 Notes Guarantors (collectively, the "Guarantors"), will, jointly and severally, unconditionally guarantee on a senior basis all of K. Hovnanian's obligations under the amortizing notes.

As of the date of this prospectus supplement, Hovnanian's home mortgage subsidiaries, its joint ventures and subsidiaries holding interests in its joint ventures and certain of its title insurance subsidiaries are not Guarantors.

In addition, the Excluded Non-Guarantors have guaranteed all of our senior and senior subordinated notes, but will not guarantee the amortizing notes or the exchangeable notes, and the 2021 Notes Guarantors will not guarantee the amortizing notes or the exchangeable notes.

Ranking of the amortizing notes and amortizing notes guarantees

The amortizing notes and the guarantees thereof will be K. Hovnanian's and the Guarantors' general senior unsecured obligations and will not be secured by any collateral. The amortizing notes and the guarantees will:

•

rank senior in right of payment to the K. Hovnanian's and the Guarantors' existing and future debt and other obligations that expressly provide for their subordination to the amortizing notes and the guarantees thereof;

• rank equally in right of payment to the K. Hovnanian's and the Guarantors' existing and future unsubordinated debt;

•

be effectively subordinated to any of K. Hovnanian' or any Guarantor's debt that is secured by liens on collateral (including indebtedness under the Secured Notes) to the extent of the value of the collateral; and

•

be structurally subordinated to all of the existing and future liabilities, including trade payables, of our joint ventures and subsidiaries that do not guarantee the amortizing notes, including (i) the guarantees by the Excluded Non-Guarantors and (ii) the 2021 Notes Guarantees, which 2021 Notes Guarantees are secured by a first-priority lien, subject to certain exceptions, on substantially all of the assets of such 2021 Notes Guarantors. As of July 31, 2012, the collateral securing the 2021 Notes Guarantees primarily included (1) $86.4 million of cash and cash equivalents and (2) equity interests in the 2021 Notes Guarantors. Subsequent to such date, cash uses include general business operations and real estate and other investments. The aggregate book value of the real property of the 2021 Notes Guarantors collateralizing the 2021 Notes was approximately $36.5 million as of July 31, 2012 (not including the impact of inventory investments, home deliveries, or impairments thereafter and which may differ from the value if it were appraised). The 2021 Notes Guarantors also own equity in joint ventures, either directly or indirectly through ownership of joint venture holding companies, with a book value of $46.4 million as of July 31, 2012; this equity is not pledged to secure, and is not collateral for, the 2021 Notes. The Guarantors also guarantee the 2021 Notes on a senior unsecured basis. As of July 31, 2012, the Excluded Non-Guarantors had total assets of approximately $55.7 million and total liabilities of approximately $37.3 million

Furthermore, we have entered into certain stand alone letter of credit agreements and facilities, which require us to maintain specified amounts of cash as collateral in segregated accounts to support the letters of credit issued thereunder. We refer to the collateral that secures these letter of credit agreements and facilities, and that will secure any future such agreements, facilities or similar instruments as the "L/C Collateral."

At July 31, 2012, on a pro forma basis, after giving effect to the Transactions (based on the assumptions set forth under "—Capitalization"), K. Hovnanian and the Guarantors would have had:

•

approximately $992 million of secured indebtedness ($977.1 million, net of discount), consisting entirely of the First Lien Notes, the Second Lien Notes and the 2021 Notes (which are secured only by certain assets of the 2021 Notes Guarantors as discussed above);

• approximately $550.6 million of senior unsecured indebtedness ($548.6 million, net of discount); and
• approximately $7.0 million of senior subordinated notes (issued as part of our Tangible Equity Units).
In addition, as of July 31, 2012, we had a total of $32.3 million of letters of credit outstanding issued under our letter of credit agreements and facilities.

In addition to the guarantees of the 2021 Notes provided by the 2021 Notes Guarantors, as of July 31, 2012, our non-guarantor subsidiaries (including the Excluded Non-Guarantors) and joint ventures had approximately $164.7 million and $144.5 million, respectively, of outstanding liabilities, including trade payables, but excluding intercompany obligations.

See the section "Description of the Amortizing Notes—Ranking."
Repurchase of amortizing notes at the option of the holder

If a "fundamental change" (as defined in this prospectus supplement under "Description of the Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes") or a "make-whole fundamental change" (as defined in the prospectus supplement under "Description of the Exchangeable Notes—Exchange Rights") occurs prior to the final installment payment date, holders will have the right to require us to repurchase their amortizing notes for cash at the repurchase price as described under "Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder."

SUMMARY FINANCIAL INFORMATION

Summary Financial Information

        The following table presents summary historical consolidated financial and other data of Hovnanian Enterprises, Inc. and subsidiaries as of and for the years ended October 31, 2011, 2010 and 2009 and as of and for the nine months ended July 31, 2012 and 2011. We derived the summary consolidated statement of operations and other data for the years ended October 31, 2011, 2010 and 2009, and the summary consolidated balance sheet data as of October 31, 2011 and 2010 from Hovnanian's audited consolidated financial statements incorporated by reference herein. The summary consolidated balance sheet data as of October 31, 2009 has been derived from Hovnanian's audited consolidated financial statements not incorporated by reference herein. We derived the summary consolidated statement of operations and other data for the nine months ended July 31, 2012 and 2011, and the summary consolidated balance sheet data as of July 31, 2012 from Hovnanian's unaudited consolidated financial statements incorporated by reference herein and the summary consolidated balance sheet data as of July 31, 2011 from Hovnanian's unaudited consolidated financial statements not incorporated by reference herein. Operating results for the nine months ended July 31, 2012 are not necessarily indicative of the results that may be expected for the entire year ending October 31, 2012. You should read this data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein and our consolidated financial statements and related notes incorporated by reference herein.

	Year Ended			Nine Months Ended
	October 31, 2011	October 31, 2010	October 31, 2009	July 31, 2012	July 31, 2011
	(Dollars in thousands, except per share data)
Statement of operations and other data
Revenues	$1,134,907	$1,371,842	$1,596,290	$998,309	$793,282
Inventory impairment loss and land option write-offs	$101,749	$135,699	$659,475	$7,230	$41,876
Gain (loss) on extinguishment of debt	$7,528	$25,047	$410,185	$57,966	$(3,035)
(Loss) income from unconsolidated joint ventures	$(8,958)	$956	$(46,041)	$2,324	$(6,479)
Loss before income taxes excluding land-related charges, expenses associated with debt exchange offer and gain on extinguishment of debt(l)	$(194,078)	$(184,630)	$(379,118)	$(63,083)	$(148,909)
Loss before income taxes	$(291,588)	$(295,282)	$(672,019)	$(17,041)	$(193,820)
State and Federal income tax (benefit) provision	$(5,501)	$(297,870)	$44,693	$(35,254)	$(6,081)

Net (loss) income	$(286,087)	$2,588	$(716,712)	$18,213	$(187,739)
Less: preferred stock dividends	—	—	—	—	—

Net (loss) income attributable to common stockholders	$(286,087)	$2,588	$(716,712)	$18,213	$(187,739)

Per share data:
Basic:
(Loss) income per common share	$(2.85)	$0.03	$(9.16)	$0.15	$(1.92)
Weighted average number of common shares outstanding	100,444	78,691	78,238	121,357	97,648
Assuming dilution:
(Loss) income per common share	$(2.85)	$0.03	$(9.16)	$0.15	$(1.92)
Weighted average number of common shares outstanding	100,444	79,683	78,238	121,380	97,648
Consolidated balance sheet data
Total inventories	$968,112	$1,001,940	$1,109,913	$1,004,028	$1,025,030
Total assets	$1,602,180	$1,817,560	$2,024,577	$1,624,843	$1,697,760
Mortgages, term loans, revolving credit agreements and notes payable	$95,598	$98,613	$77,364	$141,818	$85,223
Senior secured notes, senior notes and senior subordinated notes	$1,602,770	$1,616,347	$1,751,701	$1,433,482	$1,628,360
Total equity deficit	$(496,602)	$(337,938)	$(348,868)	$(404,201)	$(399,358)

(1)
Loss before income-taxes excluding land-related charges, expenses associated with debt exchange offer and (gain)/loss on extinguishment of debt is not a financial measure calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The most directly comparable GAAP financial measure is Loss before income taxes. The reconciliation of Loss before income taxes excluding land-related charges, expenses associated with debt exchange offer and (gain)/loss on extinguishment of debt to Loss before income taxes is presented below. Loss before income taxes excluding land-related charges, expenses associated with debt exchange offer and (gain)/loss on extinguishment of debt should be considered in addition to, but not as a substitute for, loss before income taxes, net income (loss) and other measures of financial performance prepared in accordance with GAAP that are presented on the financial statements and notes included in the Company's public filings. Additionally, the Company's calculation of Loss before income taxes excluding land-related charges, expenses associated with debt exchange offer and (gain)/loss on extinguishment of debt may be different than the calculation used by other companies, and, therefore, comparability may be affected. Management believes Loss before income taxes excluding land-related charges, expenses associated with debt exchange offer and (gain)/loss on extinguishment of debt to be relevant and useful information because it provides a better metric for our operating performance.

  The following table sets forth a reconciliation of Loss before income taxes excluding land-related charges, intangible impairments, expenses associated with debt exchange offer and gain on extinguishment of debt to Loss before income taxes:

	Year Ended			Nine Months Ended
	October 31, 2011	October 31, 2010	October 31, 2009	July 31, 2012	July 31, 2011
	(Dollars in thousands)
Loss before income taxes	$(291,588)	$(295,282)	$(672,019)	$(17,041)	$(193,820)
Inventory impairment loss and land option write-offs	101,749	135,699	659,475	7,230	41,876
Unconsolidated joint venture investment, intangible and land related charges	3,289	—	43,611	—	—
Expenses Associated with debt exchange offer(a)	—	—	—	4,694	—
(Gain) Loss on extinguishment of debt	(7,528)	(25,047)	(410,185)	(57,966)	3,035

Loss before income taxes excluding land-related charges, expenses associated with debt exchange offer and gain on extinguishment of debt	$(194,078)	$(184,630)	$(379,118)	$(63,083)	$(148,909)

(a)
Represents costs incurred in connection with the Company's debt exchange offers completed on November 1, 2011 (see the Company's quarterly report on Form 10-Q for the quarter ended January 31, 2012) included in "other operations" in the Condensed Consolidated Statement of Operations for the quarter ended January 31, 2012 incorporated by reference herein.

        Important indicators of our future results are recently signed contracts and home contract backlog for future deliveries. Our sales contracts and homes in contract backlog, which primarily use base sales prices by segment, are set forth below:

	Net contracts(1) for the year ended October 31,			Net contracts(1) for the nine months ended July 31,
(Dollars in thousands)	2011	2010	2009	2012	2011
Northeast:
Dollars	$191,270	$193,826	$350,515	$137,660	$151,255
Homes	449	497	783	318	351
Mid-Atlantic:
Dollars	$238,143	$236,095	$281,194	$187,143	$181,874
Homes	616	629	789	447	470
Midwest:
Dollars	$74,988	$72,347	$95,764	$116,939	$54,125
Homes	364	408	482	531	266
Southeast:
Dollars	$88,061	$76,799	$103,173	$102,338	$67,286
Homes	381	331	461	427	288
Southwest:
Dollars	$404,715	$393,943	$377,292	$436,508	$303,166
Homes	1,720	1,753	1,798	1,667	1,283
West:
Dollars	$132,608	$144,782	$220,369	$157,516	$93,655
Homes	493	588	914	458	349
Consolidated total:
Dollars	$1,129,785	$1,117,792	$1,428,307	$1,138,104	$851,361
Homes	4,023	4,206	5,227	3,848	3,007
Unconsolidated joint ventures:
Dollars	$201,817	$114,740	$56,886	$264,594	$129,382
Homes	465	266	193	547	306
Totals
Dollars	$1,331,602	$1,232,532	$1,485,193	$1,402,698	$980,743
Homes	4,488	4,472	5,420	4,395	3,313

(1)
Net contracts are defined as new contracts executed during the period for the purchase of homes, less cancellations of contracts in the same period.

	Contract backlog as of October 31,			Contract backlog as of July 31,
(Dollars in thousands)	2011	2010	2009	2012	2011
Northeast:
Dollars	$108,645	$94,363	$196,262	$125,497	$122,290
Homes	265	236	457	285	284
Mid-Atlantic:
Dollars	$137,303	$106,589	$150,819	$131,712	$130,215
Homes	325	262	386	310	308
Midwest:
Dollars	$44,870	$34,188	$46,418	$95,615	$43,455
Homes	226	222	253	440	231
Southeast:
Dollars	$30,080	$20,212	$35,970	$66,259	$37,953
Homes	124	82	135	268	154
Southwest:
Dollars	$86,388	$88,123	$77,418	$180,660	$107,686
Homes	331	337	351	635	396
West:
Dollars	$32,914	$27,304	$52,666	$74,416	$25,972
Homes	116	110	190	194	96
Consolidated total:
Dollars	$440,200	$370,779	$559,553	$674,159	$467,571
Homes	1,387	1,249	1,772	2,132	1,469
Unconsolidated joint ventures:
Dollars	$112,154	$67,112	$88,263	$139,767	$103,238
Homes	276	145	159	320	267
Totals
Dollars	$552,354	$437,891	$647,816	$813,926	$570,809
Homes	1,663	1,394	1,931	2,452	1,736

RISK FACTORS

        An investment in the Units involves material risks. You should carefully consider the risks set forth below, as well as the other information contained in this prospectus supplement and the accompanying prospectus, before deciding to invest in the Units. The occurrence of any of the following risks could materially and adversely affect our and the Guarantors' business, financial condition, results of operations, cash flows and the value of the Units, any separate exchangeable notes or separate amortizing notes, and Hovnanian's Class A common stock. In such case, the trading price of the Units, any separate exchangeable notes or separate amortizing notes, and/or the Class A common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our and the Guarantor's business, financial condition, results of operations and cash flows.

Risks Related to Our Business

The homebuilding industry is significantly affected by changes in general and local economic conditions, real estate markets, and weather and other environmental conditions, which could affect our ability to build homes at prices our customers are willing or able to pay, could reduce profits that may not be recaptured, could result in cancellation of sales contracts, and could affect our liquidity.

        The homebuilding industry is cyclical, has from time to time experienced significant difficulties, and is significantly affected by changes in general and local economic conditions such as:

  •
  Employment levels and job growth;

  •
  Availability of financing for home buyers;

  •
  Interest rates;

  •
  Foreclosure rates;

  •
  Inflation;

  •
  Adverse changes in tax laws;

  •
  Consumer confidence;

  •
  Housing demand;

  •
  Population growth; and

  •
  Availability of water supply in locations in which we operate.

        Turmoil in the financial markets could affect our liquidity. In addition, our cash balances are primarily invested in short-term government-backed instruments. The remaining cash balances are held at numerous financial institutions and may, at times, exceed insurable amounts. We seek to mitigate this risk by depositing our cash in major financial institutions and diversifying our investments. In addition, our homebuilding operations often require us to obtain letters of credit. In the fourth quarter of fiscal 2009, we terminated our revolving credit facility and refinanced the borrowing capacity thereunder. In addition, we entered into certain stand alone letter of credit facilities, and agreements pursuant to which all of the outstanding letters of credit under our revolving credit facility were replaced with letters of credit issued under such new letter of credit facilities and agreements. However, we may need additional letters of credit above the amounts provided under these new letter of credit facilities and agreements. If we are unable to obtain such additional letters of credit as needed to operate our business, we may be adversely affected.

        Weather conditions and man-made or natural disasters such as hurricanes, tornadoes, earthquakes, floods, droughts, fires and other environmental conditions can harm the local homebuilding business.

For example, our business in Florida was adversely affected in late 2005 and into 2006 due to the effects of Hurricane Wilma on materials and labor availability and pricing. Conversely, Hurricane Ike, which hit Houston in September 2008, did not have an effect on materials and labor availability or pricing, but did affect the volume of home sales in subsequent weeks. In August 2011, Hurricane Irene caused widespread flooding and disruptions on the Atlantic seaboard, which impacted our sales and construction activity in affected markets during that month.

        The difficulties described above could cause us to take longer and incur more costs to build our homes. We may not be able to recapture increased costs by raising prices in many cases because we fix our prices up to 12 months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

The homebuilding industry is undergoing a significant and sustained downturn which has, and could continue to, materially and adversely affect our business, liquidity, and results of operations.

        The homebuilding industry is now experiencing a significant and sustained downturn. An industry-wide softening of demand for new homes has resulted from a lack of consumer confidence, decreased availability of mortgage financing, and large supplies of resale and new home inventories, among other factors. In addition, an oversupply of alternatives to new homes, such as rental properties, resale homes, and foreclosures, has depressed prices and reduced margins for the sale of new homes. Industry conditions had a material adverse effect on our business and results of operations in fiscal years 2007 through 2011 and may continue to materially adversely affect our business and results of operations in future years as we do not predict a sustained upturn in the near term. Further, we substantially increased our inventory through fiscal 2006, which required significant cash outlays and which has increased our price and margin exposure as we continue to work through this inventory. Looking forward, if the housing market continues to deteriorate, it will continue to be difficult to generate positive cash flow especially as we invest in land to fund future homebuilding. General economic conditions in the U.S. remain weak. Market volatility has been unprecedented and extraordinary in the last several years, and the resulting economic turmoil may continue to exacerbate industry conditions or have other unforeseen consequences, leading to uncertainty about future conditions in the homebuilding industry. Continuation or worsening of this downturn or general economic conditions would continue to have a material adverse effect on our business, liquidity, and results of operations.

        In addition, an increase in the default rate on the mortgages we originate may adversely affect our ability to sell mortgages or the pricing we receive upon the sale of mortgages. Although substantially all of the mortgage loans we originate are sold in the secondary mortgage market on a servicing released, non-recourse basis, we remain liable for certain limited representations, such as fraud, and warranties related to loan sales. As default rates rise, this may increase our potential exposure regarding mortgage loan sales because investors may seek to have us buy back or make whole investors for mortgages we previously sold. To date, we have not made significant payments related to our mortgage loans but because of the uncertainties inherent to these matters, actual future payments could differ significantly from our currently estimated amounts.

        There can be no assurances that government responses to the disruptions in the financial markets will restore consumer confidence, stabilize the markets, or increase liquidity and the availability of credit, or whether any such results will be sustainable. The housing market has benefited from a number of government programs, including:

  •
  Tax credits for home buyers provided by the federal government and certain state governments, including California; and

  •
  Support of the mortgage market, including through purchases of mortgage-backed securities by The Federal Reserve Bank and the underwriting of a substantial amount of new mortgages by the Federal Housing Administration ("FHA") and other governmental agencies.

        These programs are expected to wind down over time; for example the California tax credit ended in the fourth quarter of fiscal 2009 and the federal tax credit expired in April 2010. In addition, in fiscal 2010, the U.S. Department of Housing and Urban Development ("HUD") tightened FHA underwriting standards. The maximum size of mortgage loans that are treated as conforming by Fannie Mae and Freddie Mac was reduced on October 1, 2011, which could further weaken home sales, as mortgages may become more expensive. Housing markets may further decline as these programs are modified or terminated.

Our leverage places burdens on our ability to comply with the terms of our indebtedness, may restrict our ability to operate, may prevent us from fulfilling our obligations, and may adversely affect our financial condition.

        We have a significant amount of debt.

  •
  Our debt (excluding nonrecourse secured debt and debt of our financial subsidiaries), as of July 31, 2012, including the debt of the subsidiaries that guarantee our debt, was $1,459.6 million ($1,433.5 million net of discount); and

  •
  Our debt service payments for the 12-month period ended July 31, 2012 were $147.4 million, substantially all of which represented interest incurred and the remainder of which represented payments on the principal of the senior subordinated amortizing notes issued as part of our Tangible Equity Units, and do not include principal and interest on nonrecourse secured debt, debt of our financial subsidiaries and fees under our letter of credit facilities and agreements.

        See "Risks Related to the Units, the Exchangeable Notes and the Amortizing Notes—After completion of the Transactions, we will have a significant amount of indebtedness and we may incur additional indebtedness."

        In addition, as of July 31, 2012, we had $32.3 million in aggregate outstanding face amount of letters of credit issued under various letter of credit facilities and agreements, which were collateralized by $32.8 million of cash. Our fees for these letters of credit for the 12 months ended July 31, 2012, which are based on both the used and unused portion of the facilities and agreements, were $0.5 million. We also had substantial contractual commitments and contingent obligations, including approximately $277.2 million of performance bonds as of July 31, 2012. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations" in the documents incorporated by reference herein.

        Our significant amount of debt could have important consequences. For example, it could:

  •
  Limit our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements, or other requirements;

  •
  Require us to dedicate a substantial portion of our cash flow from operations to the payment of our debt and reduce our ability to use our cash flow for other purposes;

  •
  Limit our flexibility in planning for, or reacting to, changes in our business;

  •
  Place us at a competitive disadvantage because we have more debt than some of our competitors; and

  •
  Make us more vulnerable to downturns in our business and general economic conditions.

        Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in businesses that are substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Our businesses are also affected by customer sentiment and financial, political, business, and other factors, many of which are beyond our control. The factors that affect our ability to generate cash can also affect our ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect our ability to meet our debt service obligations to the extent we have any floating rate indebtedness. A higher interest rate on our debt service obligations could result in lower earnings or increased losses.

Our sources of liquidity are limited and may not be sufficient to meet our needs.

        In connection with the issuance of our Existing Secured Notes in the fourth quarter of fiscal 2009, we terminated our revolving credit facility and refinanced the borrowing capacity thereunder. Because we no longer have a revolving credit facility, we are dependent on our current cash balance and future cash flows from operations (which may not be positive) to enable us to service our indebtedness, to cover our operating expenses, and/or to fund our other liquidity needs. We used $207.4 million of cash in operating activities in the fiscal year ended October 31, 2011 and $62.1 million of cash in operating activities in the nine months ended July 31, 2012, and expect to continue to generate negative cash flow, after taking into account land purchases. If the homebuilding industry does not experience improved conditions over the next several years, our cash flows could be insufficient to fund our obligations and support land purchases; if we cannot buy additional land we would ultimately be unable to generate future revenues from the sale of houses. In addition, we may need to further refinance all or a portion of our debt on or before maturity, which we may not be able to do on favorable terms or at all. If our cash flows and capital resources are insufficient to fund our debt service obligations or we are unable to refinance our indebtedness, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, or restructure our indebtedness. These alternative measures may not be successful and may not permit us to meet our debt service obligations. We have also entered into certain cash collateralized letter of credit agreements and facilities that require us to maintain specified amounts of cash in segregated accounts as collateral to support our letters of credit issued thereunder, which will affect the amount of cash we have available for other uses. If our available cash and capital resources are insufficient to meet our debt service and other obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or the proceeds from the dispositions may not be adequate to meet any debt service obligations then due. For additional information about capital resources and liquidity, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity" in the documents incorporated by reference herein.

Restrictive covenants in our debt instruments may restrict our and certain of our subsidiaries' ability to operate and if our financial performance worsens, we may not be able to undertake transactions within the restrictions of our debt instruments.

        The indentures governing our outstanding debt securities impose, and the indentures that will govern the exchangeable notes and amortizing notes offered hereby and the indenture that will govern the Secured Notes in the Secured Notes Offering will impose, certain restrictions on our and certain of our subsidiaries' operations and activities. The most significant restrictions in our outstanding debt securities relate to debt incurrence, creating liens, sales of assets, cash distributions, including paying dividends on common and preferred stock, capital stock and debt repurchases, and investments by us and certain of our subsidiaries. Because of these restrictions, we are currently prohibited from paying dividends on our common and preferred stock and anticipate that we will remain prohibited from doing so for the foreseeable future.

        The restrictions in our debt instruments could prohibit or restrict our and certain of our subsidiaries' activities such as undertaking capital raising or restructuring activities or entering into other transactions. In such a situation, we may be unable to amend the instrument or obtain a waiver. In addition, if we fail to make timely payments on this debt and other material indebtedness, our debt under these debt instruments could become due and payable prior to maturity. In such a situation, there can be no assurance that we would be able to obtain alternative financing. Either situation could have a material adverse effect on the solvency of the Company.

The terms of our debt instruments allow us to incur additional indebtedness.

        Under the terms of our indebtedness under our indentures, we have the ability, subject to our debt covenants, to incur additional amounts of debt. The incurrence of additional indebtedness could magnify the risks described above. In addition, certain obligations such as standby letters of credit and performance bonds issued in the ordinary course of business, including those issued under our stand-alone letter of credit agreements and facilities, are not considered indebtedness under our indentures (and may be secured), and therefore, are not subject to limits in our debt covenants.

We could be adversely affected by a negative change in our credit rating.

        Our ability to access capital on favorable terms is a key factor in our ability to service our indebtedness to cover our operating expenses, and to fund our other liquidity needs. During fiscal 2011 and thereafter, credit agencies took a series of negative actions, including downgrades, with respect to their credit ratings of us and our debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources" in the documents incorporated by reference herein. Downgrades may make it more difficult and costly for us to access capital. Therefore, any further downgrade by any of the principal credit agencies may exacerbate these difficulties. There can be no assurances that our credit ratings will not be further downgraded in the future, whether as a result of deteriorating general economic conditions, a more protracted downturn in the housing industry, failure to successfully implement our operating strategy, the adverse impact on our results of operations or liquidity position of any of the above, or otherwise.

Our business is seasonal in nature and our quarterly operating results can fluctuate.

        Our quarterly operating results generally fluctuate by season. The construction of a customer's home typically begins after signing the agreement of sale and can take 12 months or more to complete. Weather-related problems, typically in the fall, winter and early spring, can delay starts or closings and increase costs and thus reduce profitability. In addition, delays in opening communities could have an adverse effect on our sales and revenues. Due to these factors, our quarterly operating results will likely continue to fluctuate.

Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices and our having sufficient liquidity to fund such investments.

        Our success in developing land and in building and selling homes depends in part upon the continued availability of suitable undeveloped land and improved lots at acceptable prices. The availability of undeveloped land and improved lots for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land and lots and restrictive governmental regulation. Should suitable land opportunities become less available, the number of homes we may be able to build and sell would be reduced, which would reduce revenue and profits. In addition, our ability to make land purchases will depend upon us having sufficient liquidity to fund such purchases. We may be at a disadvantage in competing for land due to our significant debt obligations, which require substantial cash resources.

Raw material and labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

        The homebuilding industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of, or increase the cost of, developing one or more of our residential communities. For example, manufacturers have increased the price of drywall for 2012 by approximately 35%. In addition, we contract with subcontractors to construct our homes. Therefore, the timing and quality of our construction depends on the availability, skill, and cost of our subcontractors. Delays or cost increases caused by shortages and price fluctuations could harm our operating results, the impact of which may be further affected depending on our ability to raise sales prices to offset increased costs.

Changes in economic and market conditions could result in the sale of homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

        Land inventory risk can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The market value of undeveloped land, buildable lots, and housing inventories can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss or hold land in inventory longer than planned. In the case of land options, we could choose not to exercise them, in which case we would write off the value of these options. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market. The assessment of communities for indication of impairment is performed quarterly. While we consider available information to determine what we believe to be our best estimates as of the reporting period, these estimates are subject to change in future reporting periods as facts and circumstances change. See "Management's Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies" in the documents incorporated by reference herein. For example, during the nine months ended July 31, 2012 and during fiscal 2011, 2010 and 2009, we decided not to exercise many option contracts and walked away from land option deposits and predevelopment costs, which resulted in land option write-offs of $1.8 million, $24.3 million, $13.2 million and $45.4 million, respectively. Also, in the nine months ended July 31, 2012 and during fiscal 2011, 2010 and 2009, as a result of the difficult market conditions, we recorded inventory impairment losses on owned property of $5.4 million, $77.5 million, $122.5 million and $614.1 million, respectively. If market conditions continue to worsen, additional inventory impairment losses and land option write-offs will likely be necessary.

Home prices and sales activities in the California, Maryland, New Jersey, Texas and Virginia markets have a large impact on our results of operations because we conduct a significant portion of our business in these markets.

        We presently conduct a significant portion of our business in the California, Maryland, New Jersey, Texas and Virginia markets. Home prices and sales activities in these markets and in most of the other markets in which we operate have declined from time to time, particularly as a result of slow economic growth. In particular, market conditions in California, Maryland, New Jersey and Virginia have declined significantly since the end of 2006. Furthermore, precarious economic and budget situations at the state government level may adversely affect the market for our homes in those affected areas. If home prices and sales activity decline in one or more of the markets in which we operate, our costs may not decline at all or at the same rate and may negatively impact our results of operations.

Because almost all of our customers require mortgage financing, increases in interest rates or the decreased availability of mortgage financing could impair the affordability of our homes, lower demand for our products, limit our marketing effectiveness, and limit our ability to fully realize our backlog.

        Virtually all of our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could lower demand for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. This could prevent or limit our ability to attract new customers as well as our ability to fully realize our backlog because our sales contracts generally include a financing contingency. Financing contingencies permit the customer to cancel its obligation in the event mortgage financing at prevailing interest rates, including financing arranged or provided by us, is unobtainable within the period specified in the contract. This contingency period is typically four to eight weeks following the date of execution of the sales contract.

        Starting in 2007, many lenders have been significantly tightening their underwriting standards, and subprime and other alternative mortgage products are no longer being made available in the marketplace. If these trends continue and mortgage loans continue to be difficult to obtain, the ability and willingness of prospective buyers to finance home purchases or to sell their existing homes will be adversely affected, which will adversely affect our operating results. In addition, we believe that the availability of mortgage financing, including Federal National Mortgage Association, Federal Home Loan Mortgage Corp, and FHA/VA financing, is an important factor in marketing many of our homes. The maximum size of mortgage loans that are treated as conforming by Fannie Mae and Freddie Mac was reduced on October 1, 2011, which could further weaken home sales, as mortgages may become more expensive. In addition, HUD continues to tighten FHA underwriting standards. Any limitations or restrictions on the availability of those types of financing could reduce our sales.

Increases in the after-tax costs of owning a home could prevent potential customers from buying our homes and adversely affect our business or financial results.

        Significant expenses of owning a home, including mortgage interest expenses and real estate taxes, generally are deductible expenses for an individual's federal, and in some cases state, income taxes, subject to limitations under current tax law and policy. If the federal government or a state government were to change its income tax laws to eliminate or substantially limit these income tax deductions, as has been discussed from time to time, the after-tax cost of owning a new home would increase for many of our potential customers. The loss or reduction of these homeowner tax deductions, if such tax law changes were enacted without any offsetting legislation, would adversely impact demand for and sales prices of new homes, including ours. In addition, increases in property tax rates or fees on developers by local governmental authorities, as experienced in response to reduced federal and state funding or to fund local initiatives such as funding schools or road improvements, can adversely affect the ability of potential customers to obtain financing or their desire to purchase new homes, and can have an adverse impact on our business and financial results.

We conduct certain of our operations through unconsolidated joint ventures with independent third parties in which we do not have a controlling interest. These investments involve risks and are highly illiquid.

        We currently operate through a number of unconsolidated homebuilding and land development joint ventures with independent third parties in which we do not have a controlling interest. At July 31, 2012, we had invested an aggregate of $59.7 million in these joint ventures, including advances to these joint ventures of approximately $13.1 million. In addition, as part of our strategy, we intend to continue to evaluate additional joint venture opportunities.

        These investments involve risks and are highly illiquid. There are a limited number of sources willing to provide acquisition, development, and construction financing to land development and homebuilding joint ventures, and as market conditions become more challenging, it may be difficult or impossible to obtain financing for our joint ventures on commercially reasonable terms. Recently, we have been unable to obtain financing for newly created joint ventures. In addition, we lack a controlling interest in these joint ventures and, therefore, are usually unable to require that our joint ventures sell assets or return invested capital, make additional capital contributions, or take any other action without the vote of at least one of our venture partners. Therefore, absent partner agreement, we will be unable to liquidate our joint venture investments to generate cash.

Homebuilders are subject to a number of federal, local, state, and foreign laws and regulations concerning the development of land, the homebuilding, sales and customer financing processes and the protection of the environment, which can cause us to incur delays and costs associated with compliance and which can prohibit or restrict our activity in some regions or areas.

        We are subject to extensive and complex laws and regulations that affect the development of land and home building, sales and customer financing processes, including zoning, density, building standards and mortgage financing. These laws and regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding. In light of recent developments in the home building industry and the financial markets, federal, state, or local governments may seek to adopt regulations that limit or prohibit homebuilders from providing mortgage financing to their customers. If adopted, any such regulations could adversely affect future revenues and earnings. In addition, some state and local governments in markets where we operate have approved, and others may approve, slow-growth or no-growth initiatives that could negatively impact the availability of land and building opportunities within those areas. Approval of these initiatives could adversely affect our ability to build and sell homes in the affected markets and/or could require the satisfaction of additional administrative and regulatory requirements, which could result in slowing the progress or increasing the costs of our homebuilding operations in these markets. Any such delays or costs could have a negative effect on our future revenues and earnings.

        We also are subject to a variety of local, state, federal and foreign laws and regulations concerning protection of health and the environment. The particular environmental laws and regulations that apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former uses of the site. These environmental laws and regulations may result in delays, may cause us to incur substantial compliance, remediation and/or other costs and can prohibit or severely restrict development and homebuilding activity.

        For example, the Company engaged in discussions with the U.S. Environmental Protection Agency ("EPA") and the U.S. Department of Justice ("DOJ") regarding alleged violations of storm water discharge requirements. In resolution of this matter, in April 2010 we agreed to the terms of a consent decree with the EPA, DOJ and the states of Virginia, Maryland, West Virginia and the District of Columbia (collectively, the "States"). The consent decree was approved by the federal district court in August 2010. Under the terms of the consent decree, we have paid a fine of $1.0 million collectively to the United States and the States named above and have agreed to perform under the terms of the consent decree for a minimum of three years, which includes implementing certain operational and training measures nationwide to facilitate ongoing compliance with storm water regulations.

        We anticipate that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase our cost of operations. In addition, our ability to obtain or renew permits or approvals and the continued effectiveness of permits already granted to us or approvals already obtained by us is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules, laws and regulations, and changes in their interpretation and application.

        Several other homebuilders have received inquiries from regulatory agencies regarding the potential for homebuilders using contractors to be deemed employers of the employees of their contractors under certain circumstances. Contractors are independent of the homebuilders that contract with them under normal management practices and the terms of trade contracts and subcontracts within the industry; however, if regulatory agencies reclassify the employees of contractors as employees of homebuilders, homebuilders using contractors could be responsible for wage, hour and other employment-related liabilities of their contractors.

Product liability litigation and warranty claims that arise in the ordinary course of business may be costly.

        As a homebuilder, we are subject to construction defect and home warranty claims arising in the ordinary course of business. Such claims are common in the homebuilding industry and can be costly. In addition, the amount and scope of coverage offered by insurance companies is currently limited, and this coverage may be further restricted and become more costly. If we are not able to obtain adequate insurance against such claims, we may experience losses that could hurt our financial results. Our financial results could also be adversely affected if we were to experience an unusually high number of claims or unusually severe claims. We have received construction defect and home warranty claims associated with allegedly defective drywall manufactured in China ("Chinese Drywall") that may be responsible for noxious smells and accelerated corrosion of certain metals in certain homes we have developed. We have remediated certain such homes and have received claims or notices regarding 2 homes with Chinese Drywall that may require remediation. In addition, we were involved, among a number of other defendants, in a multidistrict litigation in which 61 homes were alleged to have Chinese Drywall requiring remediation. These homes are located in our Florida and Houston markets. This litigation has now been settled, and the settlement amount was less than our reserve for the estimated liability. If additional homes are identified to have the Chinese Drywall issue, or our actual costs to remediate differ from our current estimated costs, we may be required to revise our construction defect and home warranty reserves.

Mortgage investors could seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties.

        Our Financial Services segment originates mortgages, primarily for our homebuilding customers. Substantially all of the mortgage loans originated are sold within a short period of time in the secondary mortgage market on a servicing released, nonrecourse basis, although we remain liable for certain limited representations, such as fraud, and warranties related to loan sales. Accordingly, mortgage investors have in the past and could in the future seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties. We believe there continues to be an industry-wide issue with the number of purchaser claims in which purchasers purport to have found inaccuracies related to sellers' representations and warranties in particular loan sale agreements. To date, we have not made significant payments to the purchasers of our loans in relation to such claims and we have established reserves for potential losses, however there can be no assurance that we will not have significant liabilities in respect of such claims in the future, which could exceed our reserves, or that the impact of such claims on our results of operations will not be material.

We compete on several levels with homebuilders that may have greater sales and financial resources, which could hurt future earnings.

        We compete not only for home buyers but also for desirable properties, financing, raw materials, and skilled labor often within larger subdivisions designed, planned, and developed by other homebuilders. Our competitors include other local, regional, and national homebuilders, some of which have greater sales and financial resources.

        The competitive conditions in the homebuilding industry together with current market conditions have, and could continue to, result in:

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  difficulty in acquiring suitable land at acceptable prices;

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  increased selling incentives;

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  lower sales; or

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  delays in construction.

        Any of these problems could increase costs and/or lower profit margins.

We may have difficulty in obtaining the additional financing required to operate and develop our business.

        Our operations require significant amounts of cash, and we may be required to seek additional capital, whether from sales of equity or borrowing additional money, for the future growth and development of our business. The terms or availability of additional capital is uncertain. Moreover, the indentures for our outstanding debt securities contain provisions that restrict the debt we may incur in the future and our ability to pay dividends on equity. If we are not successful in obtaining sufficient capital, it could reduce our sales and may hinder our future growth and results of operations. In addition, pledging substantially all of our assets to support our senior secured notes may make it more difficult to raise additional financing in the future.

Our future growth may include additional acquisitions of companies that may not be successfully integrated and may not achieve expected benefits.

        Acquisitions of companies have contributed to our historical growth and may again be a component of our growth strategy in the future. In the future, we may acquire businesses, some of which may be significant. As a result of acquisitions of companies, we may need to seek additional financing and integrate product lines, dispersed operations, and distinct corporate cultures. These integration efforts may not succeed or may distract our management from operating our existing business. Additionally, we may not be able to enhance our earnings as a result of acquisitions. Our failure to successfully identify and manage future acquisitions could harm our operating results.

Utility shortages and outages or rate fluctuations could have an adverse effect on our operations.

        In prior years, the areas in which we operate in California have experienced power shortages, including periods without electrical power, as well as significant fluctuations in utility costs. We may incur additional costs and may not be able to complete construction on a timely basis if such power shortages/outages and utility rate fluctuations continue. Furthermore, power shortages and outages, such as the blackout that occurred in 2003 in the Northeast, and rate fluctuations may adversely affect the regional economies in which we operate, which may reduce demand for our homes. Our operations may be adversely affected if further rate fluctuations and/or power shortages and outages occur in California, the Northeast, or in our other markets.

Geopolitical risks and market disruption could adversely affect our operating results and financial condition.

        Geopolitical events, such as the aftermath of the war with Iraq and the continuing involvement in Iraq and Afghanistan, may have a substantial impact on the economy and the housing market. The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 had an impact on our business and the occurrence of similar events in the future cannot be ruled out. The war and the continuing involvement in Iraq and Afghanistan, terrorism, and related geopolitical risks have created many economic and political uncertainties, some of which may have additional material adverse effects on the U.S. economy, and our customers and, in turn, our results of operations and financial condition.

Risks Related to the Exchangeable Notes and Class A Common Stock

Our net operating loss carryforwards could be substantially limited if we experience an ownership change as defined in the Internal Revenue Code. As a Class A common stockholder upon exchange of your exchangeable note you will be subject to both our Rights Plan and the transfer restrictions of our amended Certificate of Incorporation.

        Based on recent impairments and our current financial performance, we generated a federal net operating loss carryforward of $1.3 billion through the fiscal year ended October 31, 2011, and we may generate net operating loss carryforwards in future years.

        Section 382 of the Internal Revenue Code ("the Code") contains rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership of more than 50% of its stock over a three-year period, to utilize its net operating loss carryforwards and certain built-in losses recognized in years after the ownership change. These rules generally operate by focusing on ownership shifts among stockholders owning directly or indirectly 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by the company.

        If we undergo an ownership change for purposes of Section 382 of the Code as a result of this issuance or future transactions involving our stock, including purchases or sales of stock between 5% shareholders, our ability to use our net operating loss carryforwards and to recognize certain built-in losses would be subject to the limitations of Section 382 of the Code. Depending on the resulting limitation, a significant portion of our net operating loss carryforwards could expire before we would be able to use them. A limitation imposed under Section 382 on our ability to utilize our net operating loss carryforwards could have a negative impact on our financial position and results of operations.

        In August 2008, we announced that our board of directors adopted a shareholder rights plan (the "Rights Plan") designed to preserve shareholder value and the value of certain tax assets primarily associated with net loss carryforwards and built-in losses under Section 382 of the Code, and on December 5, 2008, our stockholders approved the board's decision to adopt the Rights Plan. The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of the outstanding Class A common stock (any such person an "Acquiring Person"), without the approval of our board of directors. Subject to the terms, provisions and conditions of the Rights Plan, if and when they become exercisable, each right would entitle its holder to purchase from us one ten-thousandth of a share of our Series B Junior Preferred Stock for a purchase price of $35.00 per share (the "Purchase Price"). The rights will not be exercisable until the earlier of (i) 10 business days after a public announcement by us that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% of the Class A common stock (the "Distribution Date"). If issued, each fractional share of Series B Junior Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our Class A common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder of Hovnanian, including without limitation any dividend, voting or liquidation rights. After the Distribution Date, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of Class A Common Stock or Class B Common Stock, as the case may be, having a market value of two times the Purchase Price. After the Distribution Date, our board of directors may exchange the rights (other than rights owned by an Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of Hovnanian's preferred stock having similar rights, preferences and privileges) of equivalent value, per right (subject to adjustment). See "Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes."

        In addition, on December 5, 2008, our stockholders approved an amendment to our Certificate of Incorporation to restrict certain transfers of our stock in order to preserve the tax treatment of our net operating loss carryforwards and built-in losses under Section 382 of the Code. Subject to certain exceptions pertaining to pre-existing 5% stockholders and Class B stockholders, the transfer restrictions in the amended Certificate of Incorporation generally restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to: (i) increase the direct or indirect ownership of our stock by any person (or public group) from less than 5% to 5% or more of our stock; (ii) increase the percentage of our stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of our stock; or (iii) create a new "public group" (as defined in the applicable Treasury regulations). See "Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes."

        Holders that receive shares of our Class A common stock upon exchange of the exchangeable notes will be subject to both the limitations imposed by the Rights Plan and the amended Certificate of Incorporation and you should carefully consider these limitations prior to your investment.

Beneficial owners of Units and separate exchangeable notes cannot receive shares of Class A common stock in exchange of their exchangeable notes in excess of the amount described below while the Section 382 exchange blocker is in effect with respect to such exchangeable notes.

        Under the units agreement governing the Units and the exchangeable notes indenture, no beneficial owner of Units or separate exchangeable notes will be entitled to receive shares of Class A common stock upon exchange of the exchangeable notes, and any delivery of shares of Class A common stock upon exchange of such exchangeable notes will be void and of no effect, to the extent (but only to the extent) that such receipt or delivery would cause such beneficial owner to become an Acquiring Person (as such term is defined in the Rights Plan (for the avoidance of doubt, regardless of whether the Rights Plan is then in effect)), unless such beneficial owner has received prior approval of our board of directors (the "Section 382 exchange blocker"). If any delivery of shares of Class A common stock owed to a beneficial owner upon exchange of exchangeable notes is not made, in whole or in part, as a result of the Section 382 exchange blocker, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after such delivery would not result in such beneficial owner being an Acquiring Person (as such term is defined in the Rights Plan) and such beneficial owner gives notice thereof to us. Such beneficial owner will not be entitled to any compensation for any loss of value or exchange opportunity. See "Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes."

Recent regulatory actions may adversely affect the trading price and liquidity of the exchangeable notes.

        We expect that many investors in, and potential purchasers of, the exchangeable notes will employ, or seek to employ, an equity-linked arbitrage strategy with respect to the exchangeable notes. Investors that employ an equity-linked arbitrage strategy with respect to equity-linked debt instruments typically implement that strategy by selling short the common stock underlying the equity-linked instruments and dynamically adjusting their short position while they hold the equity-linked instruments. Investors may also implement this strategy by entering into swaps on the common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to the Class A common stock could adversely affect the ability of investors in, or potential purchasers of, the exchangeable notes to conduct the equity-linked arbitrage strategy that we believe they will employ, or seek to employ, with respect to the exchangeable notes. This could, in turn, adversely affect the trading price and liquidity of the exchangeable notes.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including the Class A common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a "covered security" triggers a "circuit breaker" by falling 10% or more from the security's closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed for the remainder of that day and the following day only if the order price is above the current national best bid, subject to certain limited exceptions. Because the Class A common stock is a "covered security," these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the exchangeable notes, to effect short sales in the Class A common stock and conduct an equity-linked arbitrage strategy.

        The SEC has also approved a pilot program allowing securities exchanges and the Financial Industry Regulatory Authority, Inc. ("FINRA") to halt trading in securities included in the S&P 500 Index, Russell 1000 Index and certain exchange traded funds and notes if the price of any such security moves 10% or more from a sale price in a five-minute period (the "single stock circuit breaker program"). Beginning on August 8, 2011, the single stock circuit breaker program was expanded to include all other NMS stocks, and imposes a trading halt in these additional stocks in the event of any price movement of 30% or 50% (or more), depending upon the trading price of the stock. The single stock circuit breaker program is currently set to expire on February 4, 2013. The SEC also recently approved two proposals submitted by national securities exchanges and FINRA. One initiative is the "Limit Up-Limit Down" plan, which will replace the single stock circuit breaker program and require securities exchanges, alternative trading systems, broker-dealers and other trading centers to establish policies and procedures that prevent the execution of trades and the display of offers from occurring outside of a specified price band. If bid or offer quotations are at the far limit of the price band for more than 15 seconds, trading in that security will be subject to a five-minute trading pause. The Limit Up-Limit Down plan is scheduled to go into effect on a one-year pilot basis on February 4, 2013.

        The second initiative will change existing stock exchange and FINRA rules that establish a market-wide circuit breaker system. The existing market-wide circuit breaker system provides for specified market-wide halts in trading of stock for certain periods following specified market declines. The changes will lower the percentage-decline thresholds for triggering a market-wide trading halt and shorten the amount of time that trading is halted. Market declines under the new system will be measured by reference to the S&P 500 Index rather than the Dow Jones Industrial Average, and the trigger thresholds will be calculated daily rather than quarterly. The changes to the market-wide circuit breaker system are scheduled to go into effect on a one-year pilot basis on February 4, 2013.

        The restrictions on trading imposed by the single stock circuit breaker program, the market-wide circuit breaker system and, when effective, the Limit Up-Limit Down plan may interfere with the ability of investors in, and potential purchasers of, the exchangeable notes to effect short sales in the Class A common stock and conduct an equity-linked arbitrage strategy.

        The enactment of the Dodd-Frank Act on July 21, 2010 also introduced regulatory uncertainty that may impact trading activities relevant to the exchangeable notes. This legislation will require many over the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants will be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the exchangeable notes to maintain an equity-linked arbitrage strategy with respect to the exchangeable notes (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the exchangeable notes. The implementation dates for these requirements are subject to regulatory action and at this time cannot be determined with certainty. We cannot predict how the SEC and other regulators will ultimately implement this legislation or the magnitude of the effect that this legislation will have on the trading price or liquidity of the exchangeable notes. Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the exchangeable notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of equity-linked debt instruments. For example, between July 2008 and September 2008, the SEC issued a series of emergency orders placing restrictions on the short sale of the common stock of certain financial services companies. The orders made the equity-linked arbitrage strategy that many equity-linked debt investors employ difficult to execute and adversely affected both the liquidity and trading price of equity-linked debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the exchangeable notes to effect short sales of the Class A common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Act, could similarly adversely affect the trading price and the liquidity of the exchangeable notes.

Volatility in the market price and trading volume of our Class A common stock could adversely impact the trading price of the Units and the separate exchangeable notes.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price for our Class A Common Stock has been and may continue to be volatile and could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement including our financial conditions, operating results and prospects or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as economic, financial and other factors, such as prevailing interest rates, interest rate volatility and changes in our industry and competitors and general financial, economic and political instability. A decrease in the market price of the Class A common stock would likely adversely impact the trading price of the Units and the separate exchangeable notes. The market price of the Class A common stock could also be affected by possible sales of Class A common stock by investors who view the Units or the separate exchangeable notes as a more attractive means of equity participation in Hovnanian and by hedging or arbitrage trading activity that we expect to develop involving the Class A common stock. This trading activity could, in turn, affect the trading prices of the Units and the separate exchangeable notes.

Future sales of our Class A common stock in the public market could lower the market price for the Class A common stock and adversely impact the trading price of the Units and the separate exchangeable notes.

        In the future, we may sell additional shares of the Class A common stock to raise capital. In addition, a substantial number of shares of the Class A common stock is reserved for issuance upon the exercise of stock options and upon exchange of the exchangeable notes and settlement of purchase contracts for Class A Common Stock issued in connection with our existing Tangible Equity Units. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for the Class A common stock. Future sales of substantial amounts of our Class A Common Stock, or securities convertible or exchangeable into shares of our Class A Common Stock, into the public market, including the issuance of shares of Class A Common Stock upon exercise of options or warrants, conversion of Class B Common Stock upon sale or upon settlement of the purchase contracts issued in connection with our Tangible Equity Units for Class A Common Stock, or perceptions that those sales and/or conversions, settlements or exchanges could occur, could adversely affect the prevailing market price of our Class A Common Stock and our ability to raise capital in the future.

Holders of exchangeable notes will not be entitled to any rights with respect to the Class A common stock, but will be subject to all changes made with respect to them.

        Holders of exchangeable notes will not be entitled to any rights with respect to the Class A common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Class A common stock) prior to the exchange date with respect to any exchangeable notes they surrender for exchange, but will be subject to all changes affecting the Class A common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the exchange date with respect to any exchangeable notes surrendered for exchange, then the holder surrendering such exchangeable notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting the Class A common stock.

The adjustment to the exchange rate for the exchangeable notes exchanged in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your exchangeable notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the exchange rate by a number of additional shares of the Class A common stock for exchangeable notes exchanged in connection with such make-whole fundamental change. The increase in the exchange rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of Class A common stock in such transaction, as described below under "Description of the Exchangeable Notes—Exchange Rights—Adjustment to Shares Delivered upon Exchange upon a Make-whole Fundamental Change." The adjustment to the exchange rate for exchangeable notes exchanged in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your exchangeable notes as a result of such transaction. In addition, if the price of the Class A common stock in the transaction is greater than $        per share or less than $        per share (in each case, subject to adjustment), no additional shares will be added to the exchange rate. Moreover, in no event will the exchange rate per $1,000 principal amount at maturity of exchangeable notes as a result of this adjustment exceed            , subject to adjustments in the same manner as the exchange rate as set forth under "Description of the Exchangeable Notes—Exchange Rights—Exchange Rate Adjustments."

        Our obligation to increase the exchange rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The exchange rate of the exchangeable note may not be adjusted for all dilutive events.

        The exchange rate of the exchangeable note is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on the Class A common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of the Exchangeable Notes—Exchange Rights—Exchange Rate Adjustments." However, the exchange rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of the Class A common stock for cash, that may adversely affect the trading price of the exchangeable notes or the Class A common stock. An event that adversely affects the value of the exchangeable notes may occur, and that event may not result in an adjustment to the exchange rate.

The trading prices for the Units and the separate exchangeable notes will be directly affected by the trading prices for the Class A common stock, the general level of interest rates and credit quality or us or K. Hovnanian, each of which is impossible to predict.

        It is impossible to predict whether the prices of Class A common stock, interest rates or our or the Guarantors' credit quality will rise or fall. Trading prices of the Class A common stock will be influenced by general stock market conditions and our operating results and business prospects and other factors described elsewhere in these "Risk Factors."

        The market for the Class A common stock likely will influence, and be influenced by, any market that develops for the Units or the separate exchangeable notes. For example, investors' anticipation of the distribution into the market of the additional shares of Class A common stock issuable upon exchange of the exchangeable notes could depress the price of the Class A common stock and increase the volatility of the Class A common stock price, which could in turn depress the price of the Units or the separate exchangeable notes. The price of the Class A common stock also could be affected by possible sales of such Class A common stock by investors who view the Units or the exchangeable notes as a more attractive means of equity participation in Hovnanian and by hedging or arbitrage trading activity that is likely to develop involving the Units, separate exchangeable notes and the Class A common stock. The arbitrage activity could, in turn, affect the trading prices of the Units, the separate exchangeable notes and the Class A common stock.

Our controlling stockholders are able to exercise significant influence over us.

        Members of the Hovnanian family, including Ara K. Hovnanian, our chairman of the board, president and chief executive officer, have voting control, through personal holdings, the limited partnership established for members of Mr. Hovnanian's family and family trusts, of Class A and Class B common stock that enables them to cast approximately 56.4% of the votes that may be cast by the holders of our outstanding Class A and Class B common stock combined. Their combined stock ownership enables them to exert significant control over us, including power to control the election of our board or directors and to approve matters presented to its stockholders. This concentration of ownership may also make some transactions, including mergers or other changes in control, more difficult or impossible without their support. Also, because of their combined voting power, circumstances may occur in which their interests could be in conflict with the interests of other stakeholders, including any holders of Units.

Our issuance of preferred stock may cause the Class A common stock price to decline, which may negatively impact your investment.

        Our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our Class A common stock or Series A preferred stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue cumulative preferred stock in the future that has preference over the Class A common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of the Class A common stock, the market price of the Class A common stock could decrease, which may negatively impact your investment.

We do not expect to pay dividends to holders of the Class A common stock.

        Certain debt instruments to which we are a party contain restrictions on the payment of cash dividends. As a result of the most restrictive of these provisions, we are not currently able to pay any cash dividends and anticipate that we will be prohibited from doing so for the foreseeable future. We have never paid cash dividends on our Class A common stock nor do we currently intend to pay cash dividends on the Class A common stock. Other than the payment of dividends on K. Hovnanian's Series A preferred stock (if permitted by our debt instruments), our board of directors presently intends to retain all earnings, if any, for use in our business operations.

Risks Related to the Units, the Exchangeable Notes and the Amortizing Notes

After completion of the Transactions, we will have a significant amount of indebtedness and we may incur additional indebtedness.

        At July 31, 2012, after giving effect to the Transactions, K. Hovnanian and the Guarantors would have had approximately $1,549.7 million ($1,532.7 million, net of discount) (excluding nonrecourse secured debt and debt of our financial subsidiaries) of debt (including the Secured Notes, the exchangeable notes and the amortizing notes) outstanding. We and our subsidiaries may incur additional indebtedness in the future. While the terms of the indentures under which the Secured Notes will be issued and our other existing debt instruments restrict us or our subsidiaries from incurring additional indebtedness, these restrictions include exceptions that will allow us and our subsidiaries to incur additional debt. If indebtedness is added to our current debt levels, the risks related to the exchangeable notes and amortizing notes and our indebtedness generally that we and our subsidiaries now face could intensify. See "—Risks Related to Our Business—Our leverage places burdens on our ability to comply with the terms of our indebtedness, may restrict our ability to operate, may prevent us from fulfilling our obligations, and may adversely affect our financial condition."

The exchangeable notes, exchangeable notes guarantees, amortizing notes and amortizing notes guarantees are unsecured obligations and will be junior to all existing and future secured indebtedness of K. Hovnanian or the Guarantors, respectively, to the extent of the collateral securing such indebtedness.

        None of the exchangeable notes, the exchangeable notes guarantees, the amortizing notes or the amortizing notes guarantees will be secured by any of K. Hovnanian's, or the relevant Guarantor's, assets, and each such obligation will be junior to any of K. Hovnanian's or such Guarantor's existing and future secured indebtedness. Accordingly, in the event of K. Hovnanian's or any Guarantor's bankruptcy, liquidation or any similar proceeding, its assets which serve as collateral under its secured indebtedness would be made available to satisfy its obligations under its secured indebtedness before any payments are made on the exchangeable notes, the amortizing notes, the exchangeable notes guarantees or the amortizing notes guarantees.

        At July 31, 2012, on a pro forma basis, after giving effect to the Transactions (based on the assumptions set forth under "—Capitalization"), K. Hovnanian and the Guarantors would have had approximately (i) $992 million of secured indebtedness ($977.1 million, net of discount), consisting entirely of the First Lien Notes, the Second Lien Notes and the 2021 Notes (which are secured only by certain assets of the 2021 Notes Guarantors as discussed above), (ii) approximately $550.6 million of senior unsecured indebtedness ($548.6 million, net of discount), and (iii) approximately $7.0 million of senior subordinated notes (issued as part of our Tangible Equity Units).

        In addition, as of July 31, 2012, K. Hovnanian had a total of $32.3 million of letters of credit outstanding issued under its letter of credit agreements and facilities.

        Subject to the limits our existing debt instruments, we will be able to incur additional secured obligations. See "Description of the Exchangeable Notes" and "Description of the Amortizing Notes."

The exchangeable notes, the exchangeable notes guarantees, the amortizing notes and the amortizing notes guarantees will be structurally subordinated to indebtedness of our non-Guarantor subsidiaries and joint ventures.

        Each of the exchangeable notes, the exchangeable notes guarantees, the amortizing notes and the amortizing notes guarantees will be structurally subordinated to the indebtedness (including trade payables) of any non-Guarantor subsidiary of Hovnanian and joint venture to the extent of the value of their assets, and holders of the exchangeable notes and the amortizing notes will not have any claim as a creditor against any non-Guarantor subsidiary. This included the 2021 Notes Guarantees by certain of the guarantors of the 2021 Notes which were issued by K. Hovnanian, which 2021 Notes Guarantees are secured by a first-priority lien, subject to certain exceptions, on substantially all of the assets of such 2021 Notes Guarantors and the Excluded Non-Guarantors that have guaranteed all of our other senior and senior subordinated notes. In addition, both the exchangeable notes indenture and the amortizing notes indenture permit, subject to certain limitations, non-Guarantor subsidiaries and joint ventures to incur additional indebtedness and will not contain any limitation on the amount of liabilities (such as trade payables) that may be incurred by them.

        In addition to the guarantees of the 2021 Notes provided by the 2021 Notes Guarantors as discussed above, at July 31, 2012, our non-guarantor subsidiaries (including the Excluded Non-Guarantors) and joint ventures had approximately $164.7 million and $144.5 million, respectively, of outstanding liabilities, including trade payables, but excluding intercompany obligations. As of July 31, 2012, the Excluded Non-Guarantors had assets of approximately $55.7 million and total liabilities if approximately $37.3 million.

        Our non-Guarantor subsidiaries include, among others, the Excluded Non-Guarantors and 2021 Notes Guarantors (as defined under "Description of the Amortizing Notes" below). The Excluded Non-Guarantors have guaranteed all of our senior and senior subordinated notes, other than the amortizing notes and exchangeable notes and the 2021 Notes Guarantors have guaranteed the 2021 Notes, which 2021 Notes Guarantees are secured by a first-priority lien, subject to certain exceptions, on substantially all of the assets of such 2021 Notes Guarantors. Therefore, the exchangeable notes and the amortizing notes will be structurally junior to all of our senior and senior subordinated notes as to the Excluded Non-Guarantors' and the 2021 Notes as to the 2021 Notes Guarantors' assets.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Units, the separate exchangeable notes and the separate amortizing notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Despite our current debt levels, we, K. Hovnanian and the other Guarantors may still incur substantially more debt or take other actions which would intensify the risks discussed above.

        Despite current consolidated debt levels, we, K. Hovnanian and the other Guarantors may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. Neither we, K. Hovnanian nor any other Guarantor will be restricted under the terms of the exchangeable notes indenture or the amortizing notes indenture from incurring additional debt, securing existing or future debt, recapitalizing its debt or taking a number of other actions that are not limited by the terms of the exchangeable notes indenture or the amortizing notes indenture that could have the effect of diminishing K. Hovnanian's and our ability to make payments on the exchangeable notes and the amortizing notes, or such Guarantor's ability to make payments on the relevant exchangeable notes guarantee or amortizing notes guarantee, when due.

K. Hovnanian may not have the ability to raise the funds necessary to repurchase the exchangeable notes and the amortizing notes upon a fundamental change or to repurchase the amortizing notes upon a make-whole fundamental change, and its future debt may contain limitations on our ability to repurchase the exchangeable notes and the amortizing notes.

        Holders of the exchangeable notes will have the right to require K. Hovnanian to repurchase their exchangeable notes upon the occurrence of a fundamental change at a repurchase price equal to the accreted principal amount as of the calendar day immediately preceding the fundamental change repurchase date of the exchangeable notes to be repurchased as described under "Description of the Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes." Similarly, holders of the amortizing notes will have the right to require K. Hovnanian to repurchase their amortizing notes upon a fundamental change or a make-whole fundamental change at a repurchase price equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest, as described under "Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder." However, we and K. Hovnanian may not have enough available cash or be able to obtain financing at the time K. Hovnanian is required to make repurchases of the exchangeable notes and amortizing notes surrendered therefor. In addition, K. Hovnanian's ability to repurchase the exchangeable notes and the amortizing notes may be limited by law or by regulatory authority. K. Hovnanian's failure to repurchase the exchangeable notes or the amortizing notes at a time when the repurchase is required by the exchangeable notes indenture or the amortizing notes indenture, as applicable, would constitute a default under the relevant indenture. The fundamental change repurchase right of holders of the exchangeable notes, the repurchase right of holders of the amortizing notes or the fundamental change or the make-whole fundamental change itself could also lead to a default under agreements governing our or K. Hovnanian's existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we and K.

Hovnanian may not have sufficient funds to repay the indebtedness and repurchase the exchangeable notes and amortizing notes.

The exchangeable notes and the amortizing notes are not protected by restrictive covenants.

        Neither the exchangeable notes indenture nor the amortizing notes indenture contains any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by K. Hovnanian, us or any of our subsidiaries. Neither the exchangeable notes indenture nor the amortizing notes indenture contains any covenants or other provisions to afford protection to holders of the exchangeable notes or the amortizing notes in the event of a fundamental change or other corporate transaction involving us or K. Hovnanian except to the extent described under "Description of the Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes," "Description of the Exchangeable Notes—Exchange Rights—Adjustment to Shares Delivered upon Exchange upon a Make-whole Fundamental Change", "Description of the Exchangeable Notes—Consolidation, Merger and Sale of Assets", "Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder" and "Description of the Amortizing Notes—Limitation on Mergers, Consolidations and Sales of Assets," as applicable.

The repurchase price of the exchangeable notes on a fundamental change, or of the amortizing notes on a fundamental change or make whole fundamental change, may not adequately compensate you for lost value of such notes.

        Holders of the exchangeable notes will have the right to require K. Hovnanian to repurchase their exchangeable notes upon the occurrence of a fundamental change at a repurchase price equal to the accreted principal amount as of the calendar day immediately preceding the fundamental change repurchase date of the exchangeable notes to be repurchased as described under "Description of the Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes." In addition, holders of the amortizing notes will have the right to require K. Hovnanian to repurchase their amortizing notes upon a fundamental change or a make-whole fundamental change at a repurchase price equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest, as described under "Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder." Either repurchase price may be less than the market value of such notes that would have been prevailing if the fundamental change (or, if applicable, the make-whole fundamental change) had not occurred, and may not adequately compensate you for the lost time value of such notes.

Some significant restructuring transactions and significant changes in the composition of our board may not constitute a fundamental change or a make-whole fundamental exchange, in which case K. Hovnanian would not be obligated to offer to repurchase the exchangeable notes and the amortizing notes.

        Upon the occurrence of a fundamental change, you have the right to require K. Hovnanian to repurchase your exchangeable notes or amortizing notes. Upon the occurrence of a make-whole fundamental change, you have the right to require K. Hovnanian to repurchase your amortizing notes. However, the fundamental change or make-whole fundamental change provisions will not afford protection to holders of exchangeable notes and amortizing notes in the event of other transactions that could adversely affect the exchangeable notes and the amortizing notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by K. Hovnanian may not constitute a fundamental change requiring it to repurchase the exchangeable notes or the amortizing notes or a make-whole fundamental change requiring K. Hovnanian to repurchase the amortizing notes. In the event of any such transaction, the holders would not have the right to require K. Hovnanian to repurchase the exchangeable notes or the amortizing notes, even though each of these transactions could increase the amount of indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of exchangeable notes and amortizing notes.

        In addition, certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them as "continuing directors" as defined under "Description of Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes," may not constitute a fundamental change. In the event of any such significant change in the composition of our board, the holders would not have the right to require K. Hovnanian to repurchase the exchangeable notes or the amortizing notes and holders of exchangeable notes would not be entitled to an increase in the exchange rate upon exchange as described under "Description of the Exchangeable Notes—Exchange Rights—Adjustment to Shares Delivered upon Exchange upon a Make-whole Fundamental Change."

Federal and state laws allow courts, under specific circumstances, to void the exchangeable notes guarantees and the amortizing notes guarantees and to require you to return payments received from Guarantors.

        Although you will be direct creditors of the Guarantors by virtue of the exchangeable notes guarantees and the amortizing notes guarantees, existing or future creditors of any Guarantor could avoid or subordinate that Guarantor's exchangeable notes guarantee or amortizing notes guarantees under the fraudulent conveyance laws if they were successful in establishing that:

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  the exchangeable notes guarantee or the amortizing notes guarantee, as applicable, was incurred with fraudulent intent; or

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  the Guarantor did not receive fair consideration or reasonably equivalent value for issuing its exchangeable notes guarantee or amortizing notes guarantee, as applicable, and

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  was insolvent at the time of such guarantee;

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  was rendered insolvent by reason of such guarantee;

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  was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

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  intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

        The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

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  the sum of the company's debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company's property at a fair valuation; or

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  if the present fair saleable value of the company's assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

        We cannot assure you as to what standard a court would apply in order to determine whether a Guarantor was "insolvent" as of the date its exchangeable notes guarantee or amortizing notes guarantee was issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that any Guarantors were insolvent on that date. The exchangeable notes guarantees or amortizing notes guarantees of our subsidiaries could be subject to the claim that, since the exchangeable notes guarantees or amortizing notes guarantee, as applicable, were incurred for the benefit of K. Hovnanian, and only indirectly for the benefit of the Guarantors, the obligations of the Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

Corporate benefit laws and other limitations on guarantees may adversely affect the validity and enforceability of the exchangeable notes guarantees and the amortizing notes guarantees.

        The exchangeable notes guarantees and the amortizing notes guarantees by the Guarantors provide the holders of the exchangeable notes and the amortizing notes, respectively, with a direct claim against the assets of the Guarantors. The exchangeable notes guarantees and the amortizing notes guarantees, however, will be limited to the maximum amount that can be guaranteed by a particular Guarantor without rendering the exchangeable notes guarantee or the amortizing notes guarantee, as applicable, as it relates to that Guarantor, voidable or otherwise ineffective under applicable law. This limit may not be effective to protect such guarantees from being voided under fraudulent transfer laws or may eliminate any Guarantor's obligations or reduce such Guarantor's obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, a similar limit was found to be ineffective to protect the guarantees. In addition, enforcement of any of these exchangeable notes guarantees or amortizing notes guarantees against any Guarantor will be subject to certain defenses available to Guarantors generally. These laws and defenses include those that relate to fraudulent conveyance or transfer (as described in the preceding risk factor), voidable preference, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Guarantor may have no liability or decreased liability under its exchangeable notes guarantee or amortizing notes guarantee.

If K. Hovnanian defaults on its obligations to pay our other indebtedness, it may not be able to make payments on the exchangeable notes and the amortizing notes.

        Any default under the agreements governing K. Hovnanian's other indebtedness and the remedies sought by the holders of such indebtedness, could prevent it from paying principal or any fundamental change repurchase price of the exchangeable notes and prevent it from paying principal of, and interest on, the amortizing notes (including, without limitation, installment payments) or any repurchase price of the amortizing notes and substantially decrease the market value of the exchangeable notes and the amortizing notes. If K. Hovnanian is unable to generate sufficient cash flow and is otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on its other indebtedness, or if it otherwise fails to comply with the various covenants in its debt instruments, it could be in default under the terms of the agreements governing its other indebtedness. In the event of such default,

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  the holders of such indebtedness may be able to cause all of its available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; and/or

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  it could be forced into bankruptcy or liquidation.

        If K. Hovnanian's operating performance declines, it may in the future need to amend or modify the agreements governing its other indebtedness or seek concessions from the holders of such indebtedness.

Any adverse rating of the Unit, the separate exchangeable notes and the separate amortizing notes may cause their trading price to fall.

        We do not intend to seek a rating on the Units, the separate exchangeable notes or the separate amortizing notes. However, if a rating service were to rate any of them and if such rating service were to lower its rating on them below the rating initially assigned to them, or otherwise announces its intention to put the Units, the separate exchange notes or the separate amortizing notes on credit watch, their trading prices could decline.

The secondary market for the Units, the exchangeable notes and the amortizing notes may be illiquid.

        We do not intend to apply to list the Units on any securities exchange or to arrange for quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Units after the offering is completed, but the underwriters are not obligated to do so. However, the underwriters may discontinue market making at any time in its sole discretion without prior notice to Unit holders. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell your Units at a particular time or that the prices you receive when you sell will be favorable.

        Beginning on the business day immediately succeeding the date of initial issuance of the Units, purchasers of Units will be able to separate each Unit into an exchangeable note and an amortizing note. We are unable to predict how the separate exchangeable notes or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid. We will not apply to list the separate exchangeable notes or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system.

United States federal income tax consequences relating to the Units are uncertain.

        No statutory, judicial or administrative authority directly addresses the characterization of the Units or instruments similar to the Units for United States federal income tax purposes. As a result, some aspects of the United States federal income tax consequences of an investment in the Units are not certain. Specifically, the amortizing notes and the exchangeable notes could potentially be recharacterized as a single instrument for United States federal income tax purposes, in which case the timing of income inclusion for U.S. holders (as defined below in "Material United States Federal Income and Estate Tax Consequences") may be affected. We have not sought any rulings concerning the treatment of the Units, and the tax consequences described in "Material United States Federal Income and Estate Tax Consequences" are not binding on the Internal Revenue Service or the courts, either of which could disagree with the explanations or conclusions contained therein. Holders should consult their tax advisors regarding potential alternative tax characterizations of the Units.

The exchangeable notes will be issued with original issue discount for United States federal income tax purposes.

        The exchangeable notes will be issued with original issue discount for United States federal income tax purposes. Accordingly, a holder subject to United States federal income taxation will be required to include the original issue discount in gross income (as ordinary income) as it accrues (on a constant yield to maturity basis), in advance of the receipt of the corresponding cash payments, regardless of such holder's regular method of accounting for United States federal income tax purposes. See "Material United States Federal Income and Estate Tax Consequences—U.S. Holders—Exchangeable Notes."

If a bankruptcy petition were filed by or against us, holders of exchangeable notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the exchangeable notes.

        If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the exchangeable notes, the claim by any holder of exchangeable notes for the principal amount of such exchangeable notes may be limited to an amount equal to the sum of:

  •
  the original issue price for such exchangeable notes; and

  •
  that portion of the discount that does not constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code.

Any discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of such exchangeable notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the exchangeable notes, even if sufficient funds are available.

You may be subject to tax upon an adjustment to the exchange rate of the exchangeable notes even though you do not receive a corresponding cash distribution.

        The exchange rate of the exchangeable notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends or upon a fundamental change. If the exchange rate is adjusted as a result of a distribution that is taxable to our Class A common stockholders, such as a cash dividend, you will be deemed to have received for United States federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. If you are a "non-U.S. holder" (as defined in "Material United States Federal Income and Estate Tax Consequences"), such deemed dividend may be subject to United States federal withholding tax, which may be withheld from shares of Class A common stock or proceeds subsequently paid or credited to you. See "Material United States Federal Income and Estate Tax Consequences."

Non-U.S. holders who own, or in certain cases have owned, directly or constructively, more than a certain ownership threshold of Class A common stock or exchangeable notes may be subject to United States federal income tax on gain realized on (and, under certain circumstances, withholding tax on the proceeds of) the disposition of the Units, exchangeable notes or shares of Class A common stock.

        We believe we are currently a "United States real property holding corporation" for United States federal income tax purposes. As a result, a non-U.S. holder could be subject to United States federal income tax on gain, if any, recognized in connection with the Units, exchangeable notes or shares of Class A common stock, as applicable, or with respect to certain distributions (including deemed distributions) on Class A common stock in excess of our current and accumulated earnings and profits if such non-U.S. holder exceeds certain ownership thresholds. So long as Class A common stock continues to be regularly traded on an established securities market in the United States, (i) a non-U.S. holder will not be subject to United States federal income tax on the disposition of shares of Class A common stock if such non-U.S. holder has not held (at any time during the shorter of the five year period preceding the date of disposition or such non-U.S. holder's holding period) more than 5% (actually or constructively) of Class A common stock outstanding, and (ii) a non-U.S. holder will not be subject to United States federal income tax on the disposition of the exchangeable notes (x) if the exchangeable notes are considered to be regularly traded on an established securities market and such non-U.S. holder has not held (at any time during the shorter of the five year period preceding the date of disposition or such non-U.S. holder's holding period) more than 5% (actually or constructively) of the exchangeable notes outstanding or (y) if the exchangeable notes are not considered to be regularly traded on an established securities market and on the date the exchangeable notes were acquired they had a fair market value less than or equal to 5% of the fair market value of Class A common stock outstanding. In addition, if the exchangeable notes are not considered to be regularly traded on an established securities market, a non-U.S. holder will be subject to withholding upon a disposition of the exchangeable notes if on the date acquired by the non-U.S. holder, the exchangeable notes had a fair market value greater than 5% of the fair market value of Class A common stock outstanding. Non-U.S. holders should consult their own U.S. income tax advisors concerning the consequences of disposing of Units, exchangeable notes or shares of Class A common stock. See "Material United States Federal Income and Estate Tax Consequences—Non-U.S. Holders—Sale, Exchange, Redemption, Conversion or Other Dispositions of Amortizing Notes, Exchangeable Notes or Shares of Class A Common Stock."

 RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes and income or loss from equity investees, plus fixed charges and distributed income of equity investees, less interest capitalized. Fixed charges consist of all interest incurred, plus that portion of operating lease rental expense (33%) deemed to be representative of interest, plus the amortization of debt issuance costs and bond discounts. Combined fixed charges and preferred stock dividends consist of fixed charges and preferred stock dividends declared. Due to covenant restrictions, we have been prohibited from paying dividends beginning with the first quarter of fiscal year 2008. The following table sets forth the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

		Years Ended October 31,
	Nine Months Ended July 31, 2012
		2011		2010		2009		2008		2007
Ratio of earnings to fixed charges	0.8	(a	)	(a	)	(a	)	(a	)	(a	)
Ratio of earnings to combined fixed charges and preferred stock dividends	0.8	(b	)	(b	)	(b	)	(b	)	(b	)

(a)
Earnings for the years ended October 31, 2011, 2010, 2009, 2008 and 2007 were insufficient to cover fixed charges for such period by $272.9 million, $273.8 million, $628.3 million, $1,153.5 million and $684.6 million, respectively.

(b)
Earnings for the years ended October 31, 2011, 2010, 2009, 2008 and 2007 were insufficient to cover fixed charges and preferred stock dividends for such period by $272.9 million, $273.8 million, $628.3 million, $1,153.5 million and $695.6 million, respectively. Due to restrictions in our indentures for our senior and senior secured notes, we are currently prohibited from paying dividends on our preferred stock and did not make any dividend payments in the first three quarters of fiscal 2012 or in fiscal 2011, 2010, 2009 and 2008. In fiscal 2007, we paid $10.7 million of dividends on our preferred stock.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $87.6 million (or $97.3 if the underwriters exercise their option to purchase additional units with respect to that offering in full) after deducting the underwriting discount and estimated offering expenses payable by us. In addition, we expect the net proceeds of the Secured Notes Offering, after deducting the initial purchasers' discounts and estimated offering expenses payable by us, will be approximately $784.2 million.

        We intend to use the net proceeds from this offering, together with the net proceeds from the Secured Notes Offering, to fund the Tender Offer and/or the Redemption and the Discharge and to pay related fees and expenses.

        The interest rate and maturity of the Existing Secured Notes is set forth in "Summary—Related Transactions—Tender Offer and Consent Solicitation."

CAPITALIZATION

        The following table sets forth our capitalization as of July 31, 2012, on an actual basis and an as adjusted basis to give effect to the Transactions.

        This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein and our financial statements and related notes incorporated by reference herein.

	As of July 31, 2012
	Actual	As Adjusted(1)
	(Unaudited) (In thousands, except share numbers)
Homebuilding Cash and Cash Equivalents, Excluding Restricted Cash	$219,326	$185,967
Restricted Cash(2)	48,143	48,143

Total Homebuilding Cash and Cash Equivalents(3)	$267,469	$234,110

Debt(4):
Nonrecourse Land Mortgages	$44,586	$44,586
Nonrecourse Mortgages Secured by Operating Properties	19,024	19,024
10 5/8% Senior Secured Notes due 2016 (net of discount)	787,798	—
% Senior Secured First Lien Notes offered concurrently herewith	—	550,000
% Senior Secured Second Lien Notes offered concurrently herewith	—	247,000
2.0% Senior Secured Notes due 2021 (net of discount)	53,107	53,107
5.0% Senior Secured Notes due 2021 (net of discount)	126,966	126,966
6 1/2% Senior Notes due 2014	36,649	36,649
6 3/8% Senior Notes due 2014	3,015	3,015
6 1/4% Senior Notes due 2015	21,438	21,438
11 7/8% Senior Notes due 2015 (net of discount)	59,642	59,642
6 1/4% Senior Notes due 2016 (net of discount)	130,288	130,288
7 1/2% Senior Notes due 2016	86,532	86,532
8 5/8% Senior Notes due 2017	121,043	121,043
Senior Subordinated Amortizing Notes due 2014 (issued as part of our Tangible Equity Units)	7,004	7,004
Senior Amortizing Notes due 2017 offered hereby(5)	—
Exchangeable Notes due 2017 offered hereby(6)	—

Total Debt(4)(7)	$1,497,092	$1,596,294

Equity:
Preferred Stock, $.01 par value; 100,000 Shares Authorized; 5,600 Shares of 7.625% Series A Preferred Stock issued at July 31, 2012 with a liquidation preference of $140,000	$135,299	$135,299
Common Stock, Class A, $.01 par value; 200,000,000 Shares Authorized; 129,385,707 Shares issued at July 31, 2012 (including 11,760,763 Shares held in Treasury at July 31, 2012)	1,294	1,294
Common Stock, Class B, $.01 par value (Convertible to Class A at time of sale); 30,000,000 Shares Authorized; 15,351,601 Shares issued at July 31, 2012 (including 691,748 Shares held in Treasury at July 31, 2012)	154	154
Paid in Capital—Common Stock	665,443	665,443
Accumulated Deficit(8)	(1,091,293)	(1,169,310)
Treasury Stock—at Cost	(115,360)	(115,360)

Total Hovnanian Enterprises, Inc. Stockholders' Equity Deficit	(404,463)	(482,480)

Noncontrolling interest in Consolidated Joint Ventures	262	262

Total Equity Deficit	(404,201)	(482,218)

Total Capitalization	$1,092,891	$1,114,076

(1)
Assumes that all of the Existing Secured Notes are tendered and purchased in the Tender Offer on the business day after the Early Tender Deadline at an aggregate purchase price of approximately $905.1 million, which includes accrued and unpaid interest to such date of $39.3 million and estimated fees and expenses related to the Tender Offer.

(2)
As of July 31, 2012, Restricted Cash includes $32.8 million of cash collateralizing our letter of credit agreements and facilities, $10.8 million of cash collateralizing our surety bonds and $4.5 million of cash for customers' deposits, which are restricted from our use.

(3)
As of July 31, 2012, substantially all of our cash collateralized our secured indebtedness.

(4)
References to our consolidated debt in this prospectus supplement exclude debt of $78.2 million under our secured master repurchase agreements, which are short-term borrowing facilities used by our mortgage banking subsidiary.

(5)
Each Unit will include a senior amortizing note. At the issue date of the Units, a portion of the Units value will be allocated to the senior amortizing note based on fair value. The exact principal amount of the senior amortizing note will be determined on the pricing date of the offering.

(6)
Each Unit will include an exchangeable note. At the issue date of the Units, a portion of the Units value will be allocated to the exchangeable note based on fair value. The exact principal amount of the exchangeable note will be determined in pricing date of the offering.

(7)
Total debt includes aggregate debt for the Units of $90.0 million. See notes (5) and (6).

(8)
As adjusted includes $78.0 million, which represents the loss on extinguishment of debt related to the Existing Secured Notes to be purchased with the net proceeds from this offering, along with proceeds from the Secured Notes Offering.

 PRICE RANGE OF COMMON STOCK; DIVIDEND POLICY

        Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "HOV." The following table sets forth the high and low closing sales prices for transactions involving our Class A Common Stock during each fiscal quarter, as reported on the New York Stock Exchange Composite Tape.

	High	Low
2012:
August 1, 2012 through September 17, 2012	$3.89	$2.25
Quarter ended July 31, 2012	2.94	1.61
Quarter ended April 30, 2012	3.24	1.88
Quarter ended January 31, 2012	2.67	1.23
2011:
Quarter ended October 31, 2011	$1.94	$1.03
Quarter ended July 31, 2011	3.04	1.90
Quarter ended April 30, 2011	4.67	3.21
Quarter ended January 31, 2011	4.96	3.54
2010:
Quarter ended October 31, 2010	$4.65	$3.42
Quarter ended July 31, 2010	7.99	3.47
Quarter ended April 30, 2010	7.23	3.55
Quarter ended January 31, 2010	4.40	3.54

        On September 17, 2012, the last reported sale price of our Class A Common Stock on the New York Exchange was $3.89 per share. As of July 31, 2012, our Class A Common Stock was held of record by approximately 529 holders and our Class B Common Stock was held of record by approximately 255 holders. There is no established public trading market for our Class B Common Stock and in order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis.

        Certain debt instruments to which we are a party contain restrictions on the payment of cash dividends. As a result of the most restrictive of these provisions, we are not currently able to pay any cash dividends. We have never paid a cash dividend to common stockholders.

DESCRIPTION OF THE UNITS

        We are offering 90,000 Units (or 100,000 Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $1,000. Each Unit is composed of a senior, unsecured note with $1,000 principal amount at maturity issued by K. Hovnanian, which is exchangeable for shares of Class A common stock of Hovnanian (an "exchangeable note"), and a senior, unsecured amortizing note issued by K. Hovnanian (an "amortizing note"). The following summary of the terms of the Units, the summary of the terms of the exchangeable notes set forth under the caption "Description of the Exchangeable Notes" and the summary of the terms of the amortizing notes set forth under the caption "Description of the Amortizing Notes" in this prospectus supplement contain a description of all of the material terms of the Units and their components but are not complete. We refer you to:

  •
  the form of units agreement to be entered into among Hovnanian, K. Hovnanian and Wilmington Trust Company, as units agent (the "units agreement"), to be dated the date of first issuance of the Units, under which the Units will be issued; and

  •
  the form of K. Hovnanian senior debt indenture (the "base indenture") dated February 14, 2011, a related supplemental indenture for the amortizing notes (the "amortizing notes supplemental indenture") and a related supplemental indenture for the exchangeable notes (the "exchangeable notes supplemental indenture"), each such supplemental indenture to be dated the date of first issuance of the Units, and each among K. Hovnanian, as issuer, Hovnanian and certain subsidiaries of Hovnanian, as Guarantors, and Wilmington Trust Company, as trustee.

        The base indenture has been, and the related supplemental indentures and the units agreement will be, filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. Whenever particular sections or defined terms are referred to, such sections or defined terms are incorporated herein by reference.

        As used in this section, the term "Hovnanian" means Hovnanian Enterprises, Inc. and does not include K. Hovnanian Enterprises, Inc. or any other subsidiary of Hovnanian Enterprises, Inc., and the term "K. Hovnanian" means K. Hovnanian Enterprises, Inc. and does not include any of its subsidiaries.

Components of the Units

        Each Unit offered is composed of an exchangeable note with an initial principal amount of $        (which will accrete to $1,000 at the maturity date of the exchangeable notes), and an amortizing note with an initial principal amount of $        (which will be amortized to $0 at the final installment date of the amortizing notes).

        Each exchangeable note will:

  •
  be a general, unsecured, senior obligation of K. Hovnanian;

  •
  mature on December 1, 2017, unless earlier exchanged or repurchased;

  •
  not bear any cash interest;

  •
  have an initial principal amount equal to $        , which will accrete to $1,000 at the maturity date; and

  •
  be exchangeable for shares of Class A common stock at an initial exchange rate of        shares of Class A common stock per exchangeable note (equivalent to an initial exchange price, based on $1,000 principal amount at maturity, of approximately $        per share of Class A common stock), subject to adjustment as described under "Description of the Exchangeable Notes—Exchange Rights—Exchange Rate Adjustments."

        Each amortizing note will have an initial principal amount of $        . On each June 1 and December 1, commencing on June 1, 2013, K. Hovnanian will pay equal semi-annual cash installments of $        on each amortizing note (except for the installment payment on June 1, 2013, which will be $        per amortizing note), which in the aggregate would be equivalent to a      % cash payment per year with respect to each $1,000 stated amount of Units. Each installment will constitute a payment of interest (at an annual rate of      %) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under "Description of the Amortizing Notes—Amortization Schedule."

        The exchangeable notes and the amortizing notes are unconditionally guaranteed on a senior basis by Hovnanian and each of its subsidiaries that is a party to the exchangeable notes indenture or the amortizing notes indenture, as applicable, excluding the Excluded Non-Guarantors and the 2021 Notes Guarantors, as defined under "Description of the Amortizing Notes," but including any of its subsidiaries that become a party to the exchangeable notes indenture or the amortizing notes indenture, as applicable, in the future.

        The stated amount of each Unit must be allocated between the amortizing note and the exchangeable note based upon their relative fair market values. We have determined that the fair market value of each amortizing note is $        and the fair market value of each exchangeable note is $        . Each holder agrees to such allocation and this position will be generally binding upon each holder (but not on the Internal Revenue Service).

Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes

        In order to preserve the tax treatment of Hovnanian's net operating loss carryforwards under the Code, beneficial owners of Units and any separate exchangeable notes will be subject to an exchange limitation as described herein. In addition, as a Class A common stockholder upon exchange of the exchangeable notes, you will be subject to both Hovnanian's Rights Plan and the transfer restrictions of Hovnanian's amended Certificate of Incorporation. See "Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes."

Separating and Recreating Units

        Upon the conditions and under the circumstances described below, a holder of a Unit will have the right to separate a Unit into its component parts, and a holder of a separate exchangeable note and a separate amortizing note will have the right to combine the two components to recreate a Unit.

  Separating Units

        At initial issuance, the exchangeable notes and amortizing notes may be purchased and transferred only as Units and will trade under the CUSIP number for the Units.

        On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third scheduled trading day immediately preceding December 1, 2017 and also excluding the business day immediately preceding any installment payment date (provided that, for the avoidance of doubt, such right to separate Units will resume after such business day), you will have the right to separate your Unit into its constituent exchangeable note and amortizing note (which we refer to as a "separate exchangeable note" and a "separate amortizing note," respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist.

        "Business day" means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

        "Scheduled trading day" is defined under "Description of Exchangeable Notes—Settlement upon Exchange"

        In order to separate your Unit into its component parts, you must deliver written instructions to the broker or other direct or indirect participant through which you hold an interest in your Unit (your "participant") to notify The Depository Trust Company ("DTC") through DTC's Deposit/ Withdrawal at Custodian ("DWAC") System of your election to separate the Unit.

        Upon exchange of the exchangeable note component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to exchange the related exchangeable note.

        Separate exchangeable notes and separate amortizing notes will be transferable independently from each other.

  Recreating Units

        If you beneficially own a separate exchangeable note and a separate amortizing note, you may combine the two components to recreate a Unit by delivering written instructions to your participant to notify DTC through its DWAC System of your election to recreate the Unit on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third scheduled trading day immediately preceding December 1, 2017 and also excluding the business day immediately preceding any installment payment date (provided that, for the avoidance of doubt, such right to recreate Units will resume after such business day).

Global Securities

        Your Unit, exchangeable note and amortizing note will be represented by global securities registered in the name of a nominee of DTC. You will not be entitled to receive definitive physical certificates for your Units, exchangeable notes or amortizing notes, except under the limited circumstances described under "Book-Entry Procedures and Settlement." Beneficial interests in a Unit and, after separation, the separate exchangeable note and separate amortizing note will be shown on and transfers will be effected through direct or indirect participants in DTC.

No Listing of Securities

        We do not intend to apply for a listing of the Units, the exchangeable notes or the amortizing notes on any securities exchange or any automated dealer quotation system.

        The Class A common stock is listed on the New York Stock Exchange under the symbol "HOV." We have applied to have the shares of Class A common stock deliverable upon exchange of all exchangeable notes approved for listing on the New York Stock Exchange.

Title

        Hovnanian, K. Hovnanian, the units agent and the applicable trustee will treat the registered owner of any Unit or separate exchangeable note or separate amortizing note as the absolute owner of the Unit or separate exchangeable note or separate amortizing note for all purposes.

Replacement of Unit Certificates

        In the event that physical certificates evidencing the Units have been issued, any mutilated Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the units agent. Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the units agent of evidence of their destruction, loss or theft satisfactory to us and the units agent. In the case of a destroyed, lost or stolen Unit certificate, an indemnity satisfactory to us and the units agent may be required at the expense of the registered holder of the Units before a replacement will be issued.

        Notwithstanding the foregoing, we will not be obligated to replace any Unit certificate if the component exchangeable note has been exchanged or become due and payable at maturity. In those circumstances, the units agreement will provide that, in lieu of the delivery of a replacement Unit certificate, the units agent, upon delivery of the evidence and indemnity described above, will (x) if the exchangeable note has been exchanged, deliver the shares of Class A common stock issuable upon exchange (together with cash in lieu of any fractional share) pursuant to such exchangeable note and deliver a certificate representing the component amortizing note to the holder of such Unit or (y) if the exchangeable note has become due and payable at maturity, make the required principal payment on the exchangeable note and make the final installment payment on the amortizing note.

Miscellaneous

        The units agreement will provide that we will pay all fees and expenses related to the offering of the Units and the enforcement by the units agent of the rights of the holders of the Units or the separate exchangeable notes or amortizing notes, other than expenses (including legal fees) of the underwriters.

        We may at any time from time to time repurchase Units, separate exchangeable notes or separate amortizing notes in open market purchases, or by tender at any price, or in negotiated transactions, in each case without prior notice to holders. Any Units, separate exchangeable notes or separate amortizing notes purchased by us will be promptly cancelled by the applicable trustee.

        Should you elect to separate or recreate Units, you will be responsible for any fees or expenses payable in connection with that separation or recreation, and we will have no liability for, any such fees or expenses.

DESCRIPTION OF THE EXCHANGEABLE NOTES

        We will issue the exchangeable notes under the base indenture, as supplemented by the exchangeable notes supplemental indenture. In this "Description of the Exchangeable Notes" section, we refer to the base indenture, as supplemented and/or amended by the exchange notes supplemental indenture, collectively as the "exchangeable notes indenture." This description of the exchangeable notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the exchangeable notes and the base indenture in the accompanying prospectus. The terms of the exchangeable notes include those expressly set forth in the exchangeable notes indenture and those made part of the exchangeable notes indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        You may request a copy of the base indenture and the exchangeable notes supplemental indenture from us as described under "Incorporation of Certain Documents by Reference."

        The following description is a summary of the material provisions of the exchangeable notes and the exchangeable notes indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the exchangeable notes and the exchangeable notes indenture, including the definitions of certain terms used in the exchangeable notes indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the exchangeable notes.

        For purposes of this "Description of the Exchangeable Notes" section, references to "we," "our" "us" and "K. Hovnanian" refer only to K. Hovnanian Enterprises, Inc. and not to its subsidiaries, and references to "Hovnanian" refer to Hovnanian Enterprises, Inc. and not to its subsidiaries.

General

        Each exchangeable note will:

  •
  be a general unsecured, senior obligation of K. Hovnanian;

  •
  mature on December 1, 2017, unless earlier exchanged or repurchased;

  •
  not bear any cash interest;

  •
  have an initial principal amount equal to $        , which will accrete to $1,000 at the maturity date;

  •
  be exchangeable for shares of Class A common stock at an initial exchange rate of        shares of Class A common stock per exchangeable note (equivalent to an initial exchange price, based on $1,000 principal amount at maturity, of approximately $        per share of Class A common stock), subject to adjustment as described under "—Exchange Rate Adjustments";

  •
  be limited to an aggregate principal amount at maturity of $90 million (or $100 million if the underwriters' over-allotment option is exercised in full);

  •
  not be redeemable prior to maturity;

  •
  be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under "—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes"), at a repurchase price equal to the accreted principal amount, as of the calendar day immediately preceding the fundamental change repurchase date, of the exchangeable notes to be repurchased;

  •
  be issued in denominations of $1,000 of principal at maturity and integral multiples thereof;

  •
  be represented by one or more registered exchangeable notes in global form, but in certain limited circumstances may be represented by exchangeable notes in definitive form. See "Book-entry Procedures and Settlement"; and

  •
  be unconditionally guaranteed on a senior basis by Hovnanian and each of its subsidiaries that is a party to the exchangeable notes indenture (excluding the Excluded Non-Guarantors and the 2021 Notes Guarantors, as defined under "Description of the Amortizing Notes," but including any of its subsidiaries that become a party to the exchangeable notes indenture in the future).

        Unless the context otherwise requires, all references herein to an "exchangeable note" refer to $1,000 principal amount at maturity of exchangeable notes.

        The exchangeable notes indenture does not limit the amount of debt that may be issued by us, Hovnanian or our subsidiaries. The exchangeable notes indenture does not contain any financial covenants and does not restrict Hovnanian or us from paying dividends or issuing or repurchasing its or our securities. Other than restrictions described under "—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes" and "—Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "—Exchange Rights—Adjustment to Shares Delivered upon Exchange upon a Make-whole Fundamental Change," the exchangeable notes indenture does not contain any covenants or other provisions designed to afford holders of the exchangeable notes protection in the event of a highly leveraged transaction involving us or Hovnanian or in the event of a decline in our or its credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us or Hovnanian that could adversely affect such holders.

        K. Hovnanian may not redeem exchangeable notes.

        We do not intend to list the exchangeable notes on any securities exchange or any automated dealer quotation system.

Payments on the Exchangeable Notes; Paying Agent and Registrar; Transfer and Exchange

        We will pay the principal of exchangeable notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global exchangeable note.

        We will pay the principal of any certificated exchangeable notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in Wilmington, Delaware as a place where exchangeable notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the exchangeable notes, and we may act as paying agent or registrar.

        A holder of exchangeable notes may transfer or exchange exchangeable notes for other exchangeable notes at the office of the registrar in accordance with the exchangeable notes indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of exchangeable notes for other exchangeable notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the exchangeable notes indenture. We are not required to transfer any exchangeable note surrendered for exchange for other exchangeable notes or required repurchase.

        The registered holder of an exchangeable note will be treated as its owner for all purposes.

Accretion of Principal Amount

        The exchangeable notes will not bear cash interest.

        Each exchangeable note with a principal amount of $1,000 at maturity will initially have a principal amount equal to $        . The principal amount of the exchangeable notes will accrete at an annual rate of      % (the "accretion rate") from the date on which the exchangeable notes are first issued, calculated on a semi-annual bond equivalent yield basis, using a 360 day year composed of twelve 30 day months.

No Sinking Fund

        There is no sinking fund for the exchangeable notes.

Ranking

        The exchangeable notes and the exchangeable notes guarantees will be general unsecured obligations of K. Hovnanian or the relevant Guarantor, as the case may be, that rank senior in right of payment to all of such entity's indebtedness that is expressly subordinated in right of payment to the exchangeable notes or the relevant exchangeable notes guarantee, as the case may be. The exchangeable notes and the exchangeable notes guarantees will rank equal in right of payment with all of liabilities of K. Hovnanian or the relevant Guarantor, as the case may be, that are not so subordinated. The exchangeable notes and the exchangeable notes guarantees will effectively rank junior to any secured indebtedness of K. Hovnanian or the relevant Guarantor, as the case may be, to the extent of the value of the assets securing such indebtedness. In the event of K. Hovnanian's or any Guarantor's bankruptcy, liquidation, reorganization or other winding up, its assets that secure secured debt will be available to pay obligations on the exchangeable notes or the relevant exchangeable notes guarantee only after all indebtedness under such secured debt has been repaid in full. The exchangeable notes will rank structurally junior to all indebtedness and other liabilities (including trade payables) of Hovnanian's subsidiaries that are not Guarantors (including the Excluded Non-Guarantors and the 2021 Notes Guarantors (as defined under "Description of the Amortizing Notes" below)). The Excluded Non-Guarantors have guaranteed all of our senior and senior subordinated notes, other than the amortizing notes and exchangeable notes and the 2021 Notes Guarantors have guaranteed the 2021 Notes, which 2021 Notes Guarantees are secured by a first-priority lien, subject to certain exceptions, on substantially all of the assets of such 2021 Notes Guarantors. Therefore, the exchangeable notes will be structurally junior to all of our senior and senior subordinated notes as to the Excluded Non-Guarantors' and the 2021 Notes as to the 2021 Notes Guarantors' assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the exchangeable notes then outstanding.

        At July 31, 2012, on a pro forma basis, after giving effect to the Transactions (based on the assumptions set forth under "—Capitalization"), K. Hovnanian and the Guarantors would have had approximately (i) $992 million of secured indebtedness, consisting of $797.0 million under the First Lien Notes, the Second Lien Notes and $195.0 million of outstanding 2.00% Senior Secured Notes due 2021 and 5.00% Senior Secured Notes due 2021 (collectively, the "2021 Notes"), which 2021 Notes are guaranteed by certain subsidiaries that are not guarantors hereunder, and are secured by their assets, (ii) approximately $550.6 million of senior unsecured indebtedness, consisting of $460.6 million of existing unsecured notes and $90.0 million Units (assuming no exercise of the underwriter's option to purchase additional Units); and (iii) approximately $7.0 million of senior subordinated notes (issued as part of our Tangible Equity Units). The 2021 Notes are effectively senior to the exchangeable notes to the extent of the guarantees of such subsidiaries and the collateral securing the 2021 Notes

        In addition, as of July 31, 2012, we had a total of $32.3 million of letters of credit outstanding issued under our letter of credit agreements and facilities and our non-guarantor subsidiaries (including the Excluded Non-Guarantors) and joint ventures had approximately $164.7 million and $144.5 million, respectively of liabilities, including trade payables, but excluding intercompany obligations. The aggregate book value of the real property of the 2021 Notes Guarantors collateralizing the 2021 Notes was approximately $36.5 million as of July 31, 2012 (not including the impact of inventory investments, home deliveries, or impairments thereafter and which may differ from the value if it were appraised). The 2021 Notes Guarantors also own equity in joint ventures, either directly or indirectly through ownership of joint venture holding companies, with a book value of $46.4 million as of July 31, 2012; this equity is not pledged to secure, and is not collateral for, the 2021 Notes. The Guarantors also guarantee the 2021 Notes on a senior unsecured basis. As of July 31, 2012, the Excluded Non-Guarantors had total assets of approximately $55.7 million and total liabilities of approximately $37.3 million.

The Exchangeable Notes Guarantees

        Capitalized terms used in this section are defined under "Description of the Amortizing Notes—The Amortizing Notes Guarantees" below.

        Each Guarantor will unconditionally guarantee, on a joint and several basis, all of K. Hovnanian's obligations under the exchangeable notes, including, without limitation, the obligation of Hovnanian to deliver shares of Class A common stock (and cash in lieu of any fractional share) upon exchange of the exchangeable notes (each such guarantee, an "exchangeable notes guarantee"). The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the exchangeable notes indenture, will result in the obligations of such Guarantor under its exchangeable notes guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor other than Hovnanian that makes a payment or distribution under an exchangeable notes guarantee will be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

        As of the date of this prospectus supplement, the Excluded Non-Guarantors, the 2021 Notes Guarantors, Hovnanian's home mortgage subsidiaries, its joint ventures and subsidiaries holding interests in its joint ventures and certain of its title insurance subsidiaries are not Guarantors.

        Upon the release of a Guarantor from its guarantee of all then outstanding Applicable Debt, the exchangeable notes guarantee of such Guarantor under the exchangeable notes indenture will be deemed to be released and discharged at such time without any further action on the part of the trustee or any holder of the exchangeable notes. If any such released Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed), then such released Guarantor will guarantee the exchangeable notes on the terms and conditions set forth in the exchangeable notes indenture. Notwithstanding the foregoing, if all Applicable Debt ceases to be outstanding (a "Repayment Event"), no exchangeable notes guarantee shall be released or provided on account of such Repayment Event; provided that if any event occurs thereafter that would have caused any subsidiary of Hovnanian to be released from its exchangeable notes guarantee, or to provide an exchangeable notes guarantee, if the Applicable Debt were still outstanding (pursuant to the terms of the Applicable Debt on the Issue Date), such subsidiary shall be released from, or shall provide, as the case may be, such exchangeable notes guarantee.

Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes

        In order to preserve the tax treatment of Hovnanian's net operating loss carryforwards under the Code, beneficial owners of Units and any separate exchangeable notes will be subject to an exchange limitation as described herein. If you exchange your exchangeable notes, as a Class A common stockholder, you will be subject to both Hovnanian's Rights Plan and the transfer restrictions of Hovnanian's amended Certificate of Incorporation. See "Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes."

Exchange Rights

  General

        Holders may exchange each of their exchangeable notes at their option at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date.

        The exchange rate will initially be            shares of Class A common stock per $1,000 principal amount at maturity of exchangeable notes (equivalent to an initial exchange price, based on $1,000 principal amount at maturity, of approximately $        per share of Class A common stock). Upon exchange of an exchangeable note, Hovnanian will satisfy the exchange obligation by delivering shares of Class A common stock, together with a cash payment in lieu of any fractional share, as set forth below under "—Settlement upon Exchange." Hovnanian will settle the exchange obligation on the third business day immediately following the relevant exchange date. The trustee will initially act as the exchange agent.

        A holder may exchange fewer than all of such holder's exchangeable notes so long as the exchangeable notes exchanged are a multiple of $1,000 principal amount at maturity.

        If a holder of exchangeable notes has submitted exchangeable notes for repurchase upon a fundamental change, the holder may exchange those exchangeable notes only if that holder first withdraws its repurchase notice.

        Hovnanian will not issue fractional shares of Class A common stock upon exchange of exchangeable notes. Instead, we will pay cash in lieu of any fractional share as described under "—Settlement upon Exchange." Hovnanian's delivery to you of the full number of shares, together with a cash payment for any fractional share, into which an exchangeable note is exchangeable will be deemed to satisfy in full our obligation to pay the principal amount at maturity. Upon exchange of an exchangeable note, the holder will surrender all of its rights with respect to such exchangeable note, other than the right to receive the shares of Class A common stock, together with cash in lieu of any fractional share, due upon exchange.

  Exchange Procedures

        If you hold a beneficial interest in a global exchangeable note, to effect an exchange thereof you must comply with DTC's procedures for exchanging a beneficial interest in a global exchangeable note.

        If you hold a certificated exchangeable note, to exchange you must:

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  complete and manually sign the exchange notice on the back of the exchangeable note, or a facsimile of the exchange notice;

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  deliver the exchange notice, which is irrevocable, and the exchangeable note to the exchange agent; and

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  if required, furnish appropriate endorsements and transfer documents.

        We will pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of Class A common stock upon exchange of the exchangeable notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay the tax.

        We refer to the date you comply with the relevant procedures for exchange described above as the "exchange date."

        If a holder has already delivered a repurchase notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes" with respect to an exchangeable note, the holder may not surrender that exchangeable note for exchange until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the exchangeable notes indenture. If a holder submits its exchangeable notes for required repurchase, the holder's right to withdraw the repurchase notice and exchange the exchangeable notes that are subject to repurchase will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the relevant fundamental change repurchase date.

  Settlement upon Exchange

        Upon exchange, Hovnanian will deliver to holders in respect of each $1,000 principal amount at maturity of exchangeable notes being exchanged a number of shares of Class A common stock equal to the exchange rate on the exchange date, together with a cash payment in lieu of any fractional share of Class A common stock issuable upon exchange based on the last reported sale price of the Class A common stock on the relevant exchange date. Hovnanian will deliver the consideration due in respect of exchange on the third business day immediately following the relevant exchange date.

        Each exchange will be deemed to have been effected as to any exchangeable notes surrendered for exchange on the exchange date, and the person in whose name the shares of Class A common stock shall be issuable upon such exchange will become the holder of record of such shares as of 5:00 p.m., New York City time, on such exchange date.

        The "last reported sale price" of the Class A common stock on any date means:

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  the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A common stock is traded;

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  if the Class A common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the average of the last quoted bid and ask prices for the Class A common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; and

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  if the Class A common stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Class A common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by Hovnanian for this purpose.

        "Trading day" is a day on which:

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  trading in the Class A common stock generally occurs on The New York Stock Exchange or, if the Class A common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Class A common stock is then listed or, if the Class A common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A common stock is then traded; and

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  a last reported sale price for the Class A common stock is available on such securities exchange or market; provided that if the Class A common stock is not so listed or traded, "trading day" means a business day.

        "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Class A common stock is listed or admitted for trading; provided that if the Class A common stock is not so listed or traded, "scheduled trading day" means a business day.

  Exchange Rate Adjustments

        The exchange rate will be adjusted as described below, except that we will not make any adjustments to the exchange rate if holders of the exchangeable notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Class A common stock and solely as a result of holding the exchangeable notes, in any of the transactions described below without having to exchange their exchangeable notes as if they held a number of shares of Class A common stock equal to the exchange rate, multiplied by the number of exchangeable notes held by such holder.

(1)
If Hovnanian exclusively issues shares of Class A common stock as a dividend or distribution on all or substantially all of the shares of Class A common stock, or if Hovnanian effects a share split or share combination, the exchange rate will be adjusted based on the following formula:

ER1 = ER0 ×	OS1 OS0

where,

ER0	=	the exchange rate in effect immediately prior to 5:00 p.m., New York City time, on the record date of such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the effective date of such share split or share combination, as applicable;
ER1	=	the exchange rate in effect immediately after 5:00 p.m., New York City time, on such record date or immediately after 9:00 a.m., New York City time, on such effective date, as applicable;
OS0	=
the number of shares of Class A common stock outstanding immediately prior to 5:00 p.m., New York City time, on the record date or immediately prior to 9:00 a.m., New York City time, on such effective date, as applicable; and
OS1	=	the number of shares of Class A common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the exchange rate shall be immediately readjusted, effective as of the date Hovnanian's board of directors or a committee thereof determines not to pay such dividend or distribution, to the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(2)
If Hovnanian issues to all or substantially all holders of the Class A common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Class A common stock at a price per share that is less than the average of the last reported sale prices of the Class A common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the exchange rate will be increased based on the following formula:

ER1 = ER0 ×	OS0 + X OS0 + Y

where,

ER0	=	the exchange rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such issuance;
ER1	=	the exchange rate in effect immediately after 5:00 p.m., New York City time, on the record date;
OS0	=	the number of shares of Class A common stock outstanding immediately prior to 5:00 p.m., New York City time, on the record date;

X	=	the total number of shares of Class A common stock issuable pursuant to such rights, options or warrants; and
Y	=
the total number of shares of Class A common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of the Class A common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 5:00 p.m., New York City time, on the record date for such issuance. To the extent that shares of Class A common stock are not delivered after the expiration of such rights, options or warrants, the exchange rate shall be decreased to the exchange rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A common stock actually delivered. If such rights, options or warrants are not so issued, the exchange rate shall be decreased to the exchange rate that would then be in effect if such record date for such issuance had not occurred.

        For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Class A common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Class A common stock, there shall be taken into account any consideration received by Hovnanian for such rights, options or warrants and any amount payable on conversion or exchange thereof, the value of such consideration, if other than cash, to be determined by Hovnanian's board of directors or a committee thereof.

(3)
If Hovnanian distributes shares of its capital stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of the Class A common stock, excluding:

•
dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to clause (1) or (2) above;

•
dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;

•
spin-offs as to which the provisions set forth below in this clause (3) shall apply; and

•
any cash, securities or other property that is distributed in, and will constitute "reference property" as a result of, a "share exchange event" (as described below);

then the exchange rate will be increased based on the following formula:

ER1 = ER0 ×	SP0 SP0 - FMV

where,

ER0	=	the exchange rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution;
ER1	=	the exchange rate in effect immediately after 5:00 p.m., New York City time, on the record date;

SP0	=	the average of the last reported sale prices of the Class A common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV	=
the fair market value (as determined by Hovnanian's board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Class A common stock on the record date for such distribution.

        Any increase made under the portion of this clause (3) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. If such distribution is not so paid or made, the exchange rate shall be decreased to be the exchange rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of an exchangeable note shall receive, in respect of each $1,000 principal amount at maturity thereof, at the same time and upon the same terms as holders of the Class A common stock, the amount and kind of Hovnanian's capital stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its capital stock or other securities that such holder would have received if such holder owned a number of shares of Class A common stock equal to the exchange rate in effect on the record date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the Class A common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of Hovnanian, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the exchange rate will be increased based on the following formula:

ER1 = ER0 ×	FMV0 + MP0 MP0

where,

ER0	=	the exchange rate in effect immediately prior to 5:00 p.m., New York City time, on the last trading day of the valuation period (as defined below);
ER1	=	the exchange rate in effect immediately after 5:00 p.m., New York City time, on the last trading day of the valuation period;
FMV0	=
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of the Class A common stock applicable to one share of Class A common stock (determined by reference to the definition of last reported sale price set forth under "—Settlement upon Exchange" as if references therein to the Class A common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the effective date of the spin-off (the "valuation period"); and
MP0	=	the average of the last reported sale prices of the Class A common stock over the valuation period.

        The adjustment to the exchange rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any exchange during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the exchange date in determining the exchange rate.

(4)
If any cash dividend or distribution is made to all or substantially all holders of the Class A common stock, excluding, for the avoidance of doubt:

•
any cash that is distributed in, and will constitute reference property as a result of a share exchange event (as described below); and

•
any dividend or distribution in connection with Hovnanian's liquidation, dissolution or winding up,

the exchange rate will be adjusted based on the following formula:

ER1 = ER0 ×	SP0 SP0 - C

where,

ER0	=	the exchange rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;
ER1	=	the exchange rate in effect immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution;
SP0	=
the average last reported sale price of the Class A common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C	=	the amount in cash per share Hovnanian distributes to all or substantially all holders of the Class A common stock.

        Any increase made under this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the exchange rate shall be decreased, effective as of the date Hovnanian's board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the exchange rate that would then be in effect if such dividend or distribution had not been declared.

        Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of an exchangeable note shall receive, for each $1,000 principal amount at maturity of exchangeable notes, at the same time and upon the same terms as holders of shares of Class A common stock, the amount of cash that such holder would have received if such holder owned a number of shares of Class A common stock equal to the exchange rate on the record date for such cash dividend or distribution.

(5)
If Hovnanian or any of its subsidiaries makes a payment in respect of a tender or exchange offer for the Class A common stock, to the extent that the cash and value of any other consideration included in the payment per share of Class A common stock exceeds the average last reported sale price of the Class A common stock over the 10 consecutive trading day period commencing on, and including, the trading day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the exchange rate will be increased based on the following formula:

ER1 = ER0 ×	AC + (SP1 × OS1) OS0 × SP1

where,

ER0	=	the exchange rate in effect immediately prior to 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
ER1	=
the exchange rate in effect immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC	=
the aggregate value of all cash and any other consideration (as determined by Hovnanian's board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0	=
the number of shares of Class A common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1	=
the number of shares of Class A common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1	=
the average of the last reported sale prices of the Class A common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

        The adjustment to the exchange rate under the preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any exchange within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the exchange date in determining the exchange rate. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in the exchange rate.

        Except as stated herein, we will not adjust the exchange rate for the issuance of shares of Class A common stock or any securities convertible into or exchangeable for shares of Class A common stock or the right to purchase shares of Class A common stock or such convertible or exchangeable securities.

        As used in this section, "ex-dividend date" means the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Hovnanian or, if applicable, from the seller of the Class A common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

        As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A common stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Class A common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by Hovnanian's board of directors or a duly authorized committee thereof, statute, contract or otherwise).

        To the extent permitted by applicable law and the rules of the New York Stock Exchange and any other exchange on which our securities are then listed:

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  we may increase the exchange rate of the exchangeable notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest; and

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  we may (but are not required to) increase the exchange rate to avoid or diminish income tax to holders of the Class A common stock or rights to purchase shares of Class A common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

        A holder may, in some circumstances, including a distribution of cash dividends to holders of shares of Class A common stock, be deemed to have received a distribution subject to United States federal income tax or withholding tax (in the case of a non-U.S. holder, as defined in "Material United States Federal Income and Estate Tax Consequences") as a result of an adjustment or the nonoccurrence of an adjustment to the exchange rate. In such case, we may, at our option and pursuant to the terms of the indenture, set off any applicable withholding tax against cash payments of interest or any other amounts payable on the exchangeable notes. For a discussion of the United States federal income tax treatment of an adjustment to the exchange rate, see "Material United States Federal Income and Estate Tax Consequences."

        If Hovnanian has a rights plan in effect upon exchange of the exchangeable notes into common stock, you will receive, in addition to the shares of Class A common stock received in connection with such exchange, the rights under the rights plan. However, if, prior to any exchange, the rights have separated from the shares of Class A common stock in accordance with the provisions of the applicable rights plan, the exchange rate will be adjusted at the time of separation as if Hovnanian distributed to all holders of the Class A common stock, shares of its capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Notwithstanding any of the foregoing, the exchange rate will not be adjusted:

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  upon the issuance of any shares of Class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Hovnanian's securities and the investment of additional optional amounts in shares of Class A common stock under any plan;

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  upon the issuance of any shares of Class A common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Hovnanian or any of its subsidiaries;

  •
  upon the issuance of any shares of Class A common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the exchangeable notes were first issued (other than any adjustment upon the separation of rights under a rights plan, as described in the preceding paragraph); or

  •
  solely for a change in the par value of the Class A common stock.

        Adjustments to the exchange rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the exchange rate unless the adjustment would require a change of at least 1% in the exchange rate. However, we will carry forward any adjustments that are less than 1% in the exchange rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, upon any exchange of exchangeable notes.

  Recapitalizations, Reclassifications and Changes of the Class A Common Stock

        In the case of:

  •
  any recapitalization, reclassification or change of the Class A common stock (other than changes resulting from a subdivision or combination),

  •
  any consolidation, merger or combination or similar transaction involving Hovnanian,

  •
  any sale, lease, conveyance or other transfer to a third party of all or substantially all of the consolidated assets of Hovnanian and its subsidiaries, or

  •
  any statutory share exchange,

in each case as a result of which the Class A common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a "share exchange event" and any such stock, other securities or other property or assets, "reference property," and the kind and amount of reference property that a holder of one share of Class A common stock immediately prior to such transaction would have been entitled to receive upon the occurrence of such transaction, a "unit of reference property"), then the parties to the exchangeable notes indenture will execute a supplemental indenture providing that, at and after the effective time of the transaction, a holder's right to exchange an exchangeable note for shares of Class A common stock will be changed into the right to convert or exchange, as the case may be, an exchangeable note into units of reference property. However, at and after the effective time of the transaction, the number of shares of Class A common stock otherwise deliverable upon exchange of the exchangeable notes as set forth under "—Settlement upon Exchange" above and, if applicable, "—Adjustment to Shares Delivered upon Exchange upon a Make-whole Fundamental Change" below will instead be deliverable in the kind and amount of reference property that a holder of that number of shares of Class A common stock would have received in such transaction.

        If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than Hovnanian or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to purchase their exchangeable notes upon a fundamental change as described under "—Fundamental Change Permits Holders to Require Us to Purchase Notes" below, as our board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing. If the exchangeable notes become convertible or exchangeable into reference property, we will notify the trustee and issue a press release containing the relevant information (and make the press release available on Hovnanian's website).

        If the transaction causes the Class A common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the exchangeable notes will be exchangeable will be deemed to be the weighted average of the kinds and amounts of consideration received by the holders of the Class A common stock that affirmatively make such an election. We will notify holders, the trustee and the exchange agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We and the Guarantors will agree in the exchangeable notes indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

  Adjustments of Prices

        Whenever any provision of the exchangeable notes indenture requires us to calculate the last reported sale prices or the "stock price" for purposes of a make-whole fundamental change over a span of multiple days, our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the exchange rate that becomes effective, or any event requiring an adjustment to the exchange rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when such last reported sale prices or stock prices are to be calculated.

  Adjustment to Shares Delivered upon Exchange upon a Make-whole Fundamental Change

        If the "effective date" (as defined below) of a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date of the exchangeable notes and a holder elects to exchange its exchangeable notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the exchange rate for the exchangeable notes so surrendered for exchange by a number of additional shares of Class A common stock (the "additional shares"), as described below. An exchange of exchangeable notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the notice of exchange of the exchangeable notes is received by the exchange agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

        Upon surrender of exchangeable notes for exchange in connection with a make-whole fundamental change, we or Hovnanian will pay or deliver, as the case may be, the consideration due in respect of such exchanged exchangeable notes, based on the exchange rate as increased to reflect the additional shares pursuant to the table set forth below, as described under "—Exchange Rights—Settlement upon Exchange." We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

        The number of additional shares, if any, by which the exchange rate will be increased for exchange in connection with a make-whole fundamental change will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid (or deemed to be paid) per share of the Class A common stock in the make-whole fundamental change. If the holders of the Class A common stock receive in exchange for their shares of Class A common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of the Class A common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

        The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the exchange rate of the exchangeable notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the exchange rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the exchange rate as set forth under "—Exchange Rate Adjustments."

        The following table sets forth the number of additional shares to be received per $1,000 principal amount at maturity of exchangeable notes for each stock price and effective date set forth below:

Stock Price

	$	$	$	$	$	$	$	$	$	$	$	$	$
Effective Date
, 2012
, 2013
, 2014
, 2015
, 2016
, 2017

        The exact stock prices and effective dates may not be set forth in the table above, in which case

  •
  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable.

  •
  If the stock price is greater than $          per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the exchange rate.

  •
  If the stock price is less than $          per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the exchange rate.

        Notwithstanding the foregoing, in no event will the exchange rate per $1,000 principal amount at maturity of exchangeable notes exceed        , subject to adjustment in the same manner as the exchange rate as set forth under "—Exchange Rate Adjustments."

        The obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes

        If a "fundamental change" (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all or a portion of their exchangeable notes. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. The fundamental change repurchase price we are required to pay will be equal to the accreted principal amount, as of the calendar day immediately preceding the fundamental change repurchase date, of the exchangeable notes to be repurchased.

        A "fundamental change" will be deemed to have occurred at the time after the exchangeable notes are originally issued if any of the following occurs:

          (1)   a "person" or "group" within the meaning of Section 13(d) of the Exchange Act (other than Hovnanian, its wholly owned subsidiaries, its and their employee benefit plans and, solely with respect to sub-clause (i) below, any Permitted Hovnanian Holder) has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) (i) of Hovnanian's common equity representing more than 50% of the voting power of Hovnanian's common equity or (ii) of more than 50% of the outstanding shares of Class A common stock;

          (2)   the consummation of (A) any recapitalization, reclassification or change of the Class A common stock (other than changes resulting from a subdivision or combination) as a result of which the Class A common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger or similar transaction involving Hovnanian pursuant to which the Class A common stock will be converted into cash, securities or other property; or (C) any sale, lease, conveyance or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Hovnanian and its subsidiaries, taken as a whole, to any person other than one of Hovnanian's wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of Hovnanian's common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

          (3)   "continuing directors" (as defined below) cease to constitute at least a majority of Hovnanian's board of directors;

          (4)   Hovnanian's stockholders approve any plan or proposal for the liquidation or dissolution of Hovnanian; provided, however, that a liquidation or dissolution of Hovnanian which is part of a transaction that (x) complies with the provisions of the exchangeable notes indenture, including as described under "—Recapitalizations, Reclassifications and Changes of the Common Stock" above and "Consolidation, Merger and Sale of Assets" below, and (y) does not constitute a fundamental change under the proviso contained in clause (2) above shall not constitute a fundamental change pursuant to this clause (4); or

          (5)   the Class A common stock (or other common stock underlying the exchangeable notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        A transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by the Class A common stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the exchangeable notes become convertible or exchangeable into such consideration, excluding cash payments for fractional shares.

        "Permitted Hovnanian Holders" means, collectively, Ara K. Hovnanian, the members of his immediate family and the members of the immediate family of the late Kevork S. Hovnanian, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the common equity.

        "Continuing director" means a director who either was a member of Hovnanian's board of directors on the date of this prospectus supplement or who becomes a member of Hovnanian's board of directors subsequent to that date and whose election, appointment or nomination for election by Hovnanian's stockholders is duly approved by a majority of the continuing directors on Hovnanian's board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by Hovnanian on behalf of Hovnanian's entire board of directors in which such individual is named as nominee for director.

        On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the exchangeable notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent and the exchange agent, if applicable;

  •
  if applicable, the exchange rate and any adjustments to the exchange rate;

  •
  that the exchangeable notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be exchanged only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the exchangeable notes indenture; and

  •
  the procedures that holders must follow to require us to repurchase their exchangeable notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on Hovnanian's website or through such other public medium as Hovnanian may use at that time.

        To exercise the fundamental change repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date, the exchangeable notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

  •
  if certificated, the certificate numbers of your exchangeable notes to be delivered for repurchase or if not certificated, the notice must comply with appropriate DTC procedures;

  •
  the number of exchangeable notes to be repurchased; and

  •
  that the exchangeable notes are to be repurchased by us pursuant to the applicable provisions of the exchangeable notes and the exchangeable notes indenture.

        Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the number of the withdrawn exchangeable notes;

  •
  if certificated exchangeable notes have been issued, the certificate numbers of the withdrawn exchangeable notes or, if not certificated, the notice must comply with appropriate DTC procedures; and

  •
  the number of exchangeable notes, if any, which remains subject to the repurchase notice.

        We will be required to repurchase the exchangeable notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the exchangeable notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the exchangeable notes on the fundamental change repurchase date, then, with respect to the exchangeable notes that have been properly surrendered for repurchase and not validly withdrawn:

  •
  the exchangeable notes will cease to be outstanding (whether or not book-entry transfer of the exchangeable notes is made or whether or not the exchangeable notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

        In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

  •
  comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the exchangeable notes;

in each case, so as to permit the rights and obligations under this section to be exercised in the time and in the manner specified in the exchangeable notes indenture.

        No exchangeable notes may be repurchased on any date at the option of holders upon a fundamental change if the accreted principal amount of the exchangeable notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such exchangeable notes).

        The repurchase rights of the holders could discourage a potential acquirer of Hovnanian. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of Hovnanian by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect Hovnanian's financial condition. In addition, the requirement that we offer to repurchase the exchangeable notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving Hovnanian.

        Furthermore, holders may not be entitled to require us to repurchase all or a portion of their exchangeable notes upon a fundamental change or entitled to an increase in the exchange rate upon exchange as described under "—Adjustment to Shares Delivered upon Exchange upon a Make-whole Fundamental Change" in certain circumstances involving a significant change in the composition of Hovnanian's board, including in connection with a proxy contest where Hovnanian's board does not endorse a dissident slate of directors but approves them for purposes of the definition of "continuing directors" above.

        The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of Hovnanian's consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the exchangeable notes to require us to repurchase its exchangeable notes as a result of the sale, lease or other transfer of less than all of Hovnanian's assets may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the exchangeable notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to the Exchangeable Notes and the Amortizing Notes—We may not have the ability to raise the funds necessary to repurchase the exchangeable notes and the amortizing notes upon a fundamental change or to repurchase the amortizing notes upon a make-whole fundamental change, and our future debt may contain limitations on our ability to repurchase the exchangeable notes and the amortizing notes." If we fail to repurchase the exchangeable notes when required following a fundamental change, we will be in default under the exchangeable notes indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

        The section of the accompanying prospectus entitled "Description of Debt Securities—Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities—Consolidation, Merger, Sale or Conveyance" will not apply to the exchangeable notes.

        The exchangeable notes indenture will provide that neither K. Hovnanian nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise transfer of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the exchangeable notes, the exchangeable notes guarantees or the exchangeable notes indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any person (in each case other than in a transaction in which Hovnanian, K. Hovnanian or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other transfer) unless:

          (1)   the person formed by or surviving such consolidation or merger (if other than Hovnanian, K. Hovnanian or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Exchangeable Notes Successor"), is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Exchangeable Notes Successor assumes by supplemental indenture in a form reasonably satisfactory to the trustee all of the obligations of Hovnanian, K. Hovnanian or the Guarantor, as the case may be, under the exchangeable notes or exchangeable notes guarantee, as the case may be, and the exchangeable notes indenture; and

          (2)   immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing.

        The foregoing provisions shall not apply to a transaction involving the sale or disposition of capital stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other transfer of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its exchangeable notes guarantee as provided under "—The Exchangeable Notes Guarantees" above.

        Although these types of transactions are permitted under the exchangeable notes indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the exchangeable notes of such holder as described above.

Events of Default

        In addition to the events of default under "Description of Debt Securities—Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities—Events of Default" in the accompanying prospectus, each of the following is an Event of Default with respect to the exchangeable notes:

          (1)   Hovnanian's failure to comply with the obligation to exchange the exchangeable notes in accordance with the exchangeable notes indenture upon exercise of a holder's exchange right;

          (2)   our failure to give a fundamental change notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes" or to give notice of a make-whole fundamental change as described under "—Exchange Rights—Adjustment to Shares Delivered upon Exchange upon a Make-whole Fundamental Change" when due;

          (3)   our or any Guarantor's failure to comply with the provisions of the exchangeable notes indenture described under "Consolidation, Merger and Sale of Assets";

          (4)   certain events of bankruptcy, insolvency or reorganization of K. Hovnanian or any Guarantor that is a Significant Subsidiary (as defined under "Description of the Amortizing Notes") of Hovnanian;

          (5)   the acceleration of any Indebtedness (other than non-recourse indebtedness) of K. Hovnanian or any Guarantor that has an outstanding principal amount of $25.0 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

          (6)   the failure by K. Hovnanian or any Guarantor to make any principal or interest payment in an amount of $25.0 million or more, individually or in the aggregate, in respect of Indebtedness (as defined under "Description of the Amortizing Notes") (other than non-recourse indebtedness) of K. Hovnanian or any Guarantor within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

          (7)   a final judgment or judgments that exceed $25.0 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against K. Hovnanian or any Guarantor and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered; or

          (8)   any exchangeable notes guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such exchangeable notes guarantee and the exchangeable notes indenture) or is declared null and void and unenforceable or found to be invalid, or any Guarantor denies its liability under its exchangeable notes guarantee (other than by reason of release of a Guarantor from its exchangeable notes guarantee in accordance with the terms of such exchangeable notes guarantee and the exchangeable notes indenture).

        The trustee will not be charged with knowledge of any default or Event of Default or knowledge of any cure of any default or Event of Default unless an authorized officer of the trustee with direct responsibility for the administration of the exchangeable notes indenture has actual knowledge of such default or Event of Default or written notice of such default or Event of Default has been given to the trustee by us or any holder.

        If an Event of Default (other than an Event of Default with respect to Hovnanian or K. Hovnanian described in clause (4) above) shall have occurred and be continuing under the exchangeable notes indenture, the trustee by notice to us, or the holders of at least 25 percent in principal amount of the exchangeable notes then outstanding by notice to us and the trustee, may declare all exchangeable notes to be due and payable immediately. Upon such declaration of acceleration, the accreted principal amount, as of the date of acceleration, on all the exchangeable notes will be due and payable immediately. If an Event of Default with respect to Hovnanian or K. Hovnanian specified in clause (4) above occurs, such an amount will automatically become and be immediately due and payable without any declaration, notice or other act on the part of the trustee, K. Hovnanian, any Guarantor or any holder.

        The holders of a majority in principal amount at maturity of the exchangeable notes then outstanding by written notice to the trustee and K. Hovnanian may waive any continuing default or Event of Default (except with respect to nonpayment of principal or any fundamental change repurchase price, the failure to deliver the consideration due upon exchange or any other provision that requires the consent of each affected holder to amend) on the exchangeable notes under the exchangeable notes indenture. Holders of a majority in principal amount of the then outstanding exchangeable notes may rescind an acceleration and its consequence (except with respect to nonpayment of principal or any fundamental change repurchase price, the failure to deliver the consideration due upon exchange or any other provision that requires the consent of each affected holder to amend) if the rescission would not conflict with any judgment or decree, if all existing Events of Default (other than the non-payment of principal) have been cured or waived and if there has been deposited with the trustee a sum sufficient to pay its fees and expenses in connection with such Event of Default.

        The holders may not enforce the provisions of the exchangeable notes indenture, the exchangeable notes or the exchangeable notes guarantees except as provided in the exchangeable notes indenture. Subject to certain limitations, holders of a majority in principal amount at maturity of the exchangeable notes then outstanding may direct the trustee in its exercise of any trust or power; provided that such direction does not conflict with the terms of the exchangeable notes indenture.

        The trustee, within 90 days after the occurrence of a default with respect to the exchangeable notes, will mail to all holders, at our expense, notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice. However, the trustee may withhold from the holders notice of any continuing default or Event of Default (except in the case of a default in the payment of principal or fundamental change repurchase price of any exchangeable note or a default in the payment or delivery of the consideration due upon exchange) if the trustee determines that withholding such notice is in the holders' interest.

        Hovnanian is required to deliver to the trustee an annual statement regarding compliance with the exchangeable notes indenture, and include in such statement, if any officer is aware of any default or Event of Default, a statement specifying such default or Event of Default and what action Hovnanian is taking or proposes to take with respect thereto. In addition, Hovnanian is required to deliver to the trustee prompt written notice of the occurrence of any default or Event of Default.

        Payments of the fundamental change repurchase price and principal that are not made when due will accrue interest per annum at the then-applicable accretion rate from the required payment date.

        The second through fifth paragraphs under "Description of Debt Securities—Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities—Events of Default" in the accompanying prospectus will not apply to the exchangeable notes.

Modification and Amendment

        The exchangeable notes indenture may be modified and amended as described in "Description of Debt Securities—Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities—Modification of the Indenture" in the accompanying prospectus. Notwithstanding the foregoing, and in addition to the other limitations described in such section of the accompanying prospectus, no amendment may without the consent of each holder of an outstanding exchangeable note affected:

          (1)   change the provisions of the exchangeable notes indenture and the exchangeable notes relating to the accretion of principal of the exchangeable notes;

          (2)   make any change that affects the exchange rights of any exchangeable notes in a manner adverse to the holders thereof; or

          (3)   reduce the fundamental change repurchase price of any exchangeable note or amend or modify in any manner adverse to the holders of exchangeable notes our obligation to make payment thereof, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

        In addition to the other permitted amendments described in "Description of Debt Securities—Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities—Modification of the Indenture", we and the trustee may amend or supplement the exchangeable notes indenture or the exchangeable notes without notice to or the consent of any holder of the exchangeable notes (1) upon the occurrence of a share exchange event, solely to (x) provide that the exchangeable notes are convertible or exchangeable, as the case may be, into reference property and (y) effect the related changes to the terms of the exchangeable notes described under "—Recapitalizations, Reclassifications and Changes of the Class A Common Stock" above, in each case, in accordance with the applicable provisions of the exchangeable notes indenture or (2) to conform the text of the exchangeable notes indenture, the exchangeable notes or the exchangeable notes guarantees to the "Description of Debt Securities" section of the accompanying prospectus, as supplemented and/or amended by the "Description of the Exchangeable Notes" and "Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes" sections of the preliminary prospectus supplement for the offering of Units and the related pricing term sheet.

Discharge

        The sections of the accompanying prospectus entitled "Description of Debt Securities—Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities—Covenants" and "—Discharge and Defeasance" will not apply to the exchangeable notes.

        K. Hovnanian, Hovnanian and the other Guarantors may satisfy and discharge their obligations under the exchangeable notes indenture by delivering to the registrar for cancellation all outstanding exchangeable notes or by depositing with the trustee or delivering to the holders, as applicable, after the exchangeable notes have become due and payable, whether at maturity, at any fundamental change repurchase date, upon exchange or otherwise, cash or (in the case of exchange) shares of Class A common stock (together with cash in lieu of any fractional share) sufficient to pay all of the outstanding exchangeable notes or, in the case of exchange, satisfy our exchange obligations and paying all other sums payable under the exchangeable notes indenture by us. Such discharge is subject to terms contained in the exchangeable notes indenture.

Calculations in Respect of Exchangeable Notes

        Except as otherwise provided above, we will be responsible for making all calculations called for under the exchangeable notes. These calculations include, but are not limited to, determinations of the last reported sale prices of the Class A common stock, the accretion of principal of the exchangeable notes and the exchange rate of the exchangeable notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of exchangeable notes. We will provide a schedule of our calculations to each of the trustee and the exchange agent, and each of the trustee and the exchange agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of exchangeable notes upon the request of that holder.

Reports

        Hovnanian will file with the SEC the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The exchangeable notes indenture provides that any documents or reports that Hovnanian is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by Hovnanian with the trustee within 15 days after the same are filed with the SEC. In the event that Hovnanian is no longer subject to these periodic reporting requirements of the Exchange Act, Hovnanian will nonetheless continue to file reports with the SEC and the trustee and deliver such reports to each holder of exchangeable notes as if it were subject to such reporting requirements. Regardless of whether Hovnanian is required to furnish such reports to its stockholders pursuant to the Exchange Act, it will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to holders of exchangeable notes. The posting of the reports, information and documents referred to above on Hovnanian's website or one maintained on its behalf for such purpose shall be deemed to satisfy Hovnanian's delivery obligations to the trustee and holders. Documents filed by Hovnanian with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

        Wilmington Trust Company is the trustee, registrar, paying agent and exchange agent. Wilmington Trust Company, in each of its capacities, including without limitation as trustee, registrar, paying agent and exchange agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

        We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

        The exchangeable notes indenture provides that it, the exchangeable notes and the exchangeable notes guarantees, and any claim, controversy or dispute arising under or related to the exchangeable notes indenture, the exchangeable notes or the exchangeable notes guarantees, will be governed by and construed in accordance with the laws of the State of New York.

Unclaimed Funds

        Any monies deposited with the trustee or any paying agent or then held by K. Hovnanian in trust for the payment of principal on the exchangeable notes that remains unclaimed for two years after the date the payments became due and payable, shall, at K. Hovnanian's request, be repaid to K. Hovnanian or released from trust, as applicable, and the holder of the exchangeable note shall thereafter look, as a general unsecured creditor, only to K. Hovnanian for payment thereof.

DESCRIPTION OF THE AMORTIZING NOTES

        We will issue the amortizing notes under the base indenture, as supplemented and/or amended by the amortizing notes supplemental indenture (collectively referred to in this "Description of the Amortizing Notes" section as the "amortizing notes indenture").

        The following summary of the terms of the amortizing notes contains a description of all of the material terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the amortizing notes indenture, including the definitions in the amortizing notes indenture of certain terms. We refer you to the form of base indenture, which has been filed, and the amortizing notes supplemental indenture, which will be filed, and in each case incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part. A copy of the base indenture is, and a copy of the amortizing notes supplemental indenture will be, available for inspection at the office of K. Hovnanian.

        As used in this "Description of the Amortizing Notes" section, the term "Hovnanian" means Hovnanian Enterprises, Inc. and does not include K. Hovnanian Enterprises, Inc. or any other subsidiary of Hovnanian Enterprises, Inc. and references to "K. Hovnanian," "we," "us" or "our" mean K. Hovnanian Enterprises, Inc. and do not include any of its subsidiaries.

General

        The amortizing notes will be issued as a separate series of senior debt securities under the amortizing notes indenture. The amortizing notes will be issued by K. Hovnanian in an initial aggregate principal amount of $        (or $        initial aggregate principal amount if the underwriters exercise their over-allotment option in full). The final installment payment date will be December 1, 2017. K. Hovnanian may not redeem the amortizing notes.

        Amortizing notes may only be issued in certificated form in exchange for a global security under the circumstances described below under "Book-Entry Procedures and Settlement." In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices described below. Payments on amortizing notes issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the amortizing notes. In the event amortizing notes are issued in certificated form, installments will be payable, the transfer of the amortizing notes will be registrable and amortizing notes will be exchangeable for amortizing notes of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in Wilmington, DE. Installment payments on certificated amortizing notes may be made at K. Hovnanian's option by check mailed to the address of the persons entitled thereto. See "Book-Entry Procedures and Settlement."

        Other than restrictions described under "—Repurchase of Amortizing Notes at the Option of the Holder" and "—Limitation on Mergers, Consolidations and Sales of Assets" below, there are no covenants or provisions in the amortizing notes indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Hovnanian or K. Hovnanian that may adversely affect such holders.

No Sinking Fund or Mandatory Redemption

        There is no sinking fund for the amortizing notes, and the amortizing notes are not redeemable at K. Hovnanian's option.

Ranking

        The amortizing notes and the amortizing notes guarantees will be general unsecured obligations of K. Hovnanian or the relevant Guarantor, as the case may be, that rank senior in right of payment to all of such entity's indebtedness that is expressly subordinated in right of payment to the amortizing notes or the relevant amortizing notes guarantee, as the case may be. The amortizing notes and the amortizing notes guarantees will rank equal in right of payment with all of liabilities of K. Hovnanian or the relevant Guarantor, as the case may be, that are not so subordinated. The amortizing notes and the amortizing notes guarantees will effectively rank junior to any secured indebtedness of K. Hovnanian or the relevant Guarantor, as the case may be, to the extent of the value of the assets securing such indebtedness. In the event of our or any Guarantor's bankruptcy, liquidation, reorganization or other winding up, our or such Guarantor's assets that secure secured debt will be available to pay obligations on the amortizing notes or the relevant amortizing notes guarantee only after all indebtedness under such secured debt has been repaid in full. The amortizing notes will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries that are not Guarantors (including the Excluded Non-Guarantors and the 2021 Notes Guarantors). The Excluded Non-Guarantors have guaranteed all of our senior and senior subordinated notes, other than the amortizing notes and exchangeable notes and the 2021 Notes Guarantors have guaranteed the 2021 Notes, which 2021 Notes Guarantees are secured by a first-priority lien, subject to certain exceptions, on substantially all of the assets of such 2021 Notes Guarantors. Therefore, the amortizing notes will be structurally junior to all of our senior and senior subordinated notes as to the Excluded Non-Guarantors' assets and the 2021 Notes as to the 2021 Notes Guarantors' assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the amortizing notes then outstanding.

        At July 31, 2012, on a pro forma basis, after giving effect to the Transactions (based on the assumptions set forth under "—Capitalization"), K. Hovnanian and the Guarantors would have had approximately (i) $992 million of secured indebtedness, consisting of $790 million under the First Lien Notes, the Second Lien Notes and $195.0 million of outstanding 2.00% Senior Secured Notes due 2021 and 5.00% Senior Secured Notes due 2021 (collectively, the "2021 Notes"), which 2021 Notes are guaranteed by certain subsidiaries that are not guarantors hereunder, and are secured by their assets, (ii) approximately $550.6 million of senior unsecured indebtedness, consisting of $460.6 million of existing, unsecured notes and $90.0 million of Units (assuming no exercise of the underwriter's option to purchase additional Units); and (iii) approximately $7.0 million of senior subordinated notes (issued as part of our Tangible Equity Units). The 2021 Notes are effectively senior to the amortizing notes to the extent of the guarantees of such subsidiaries and the collateral securing the 2021 Notes.

        In addition, as of July 31, 2012, we had a total of $32.3 million of letters of credit outstanding issued under our letter of credit agreements and facilities and our non-guarantor subsidiaries (including Excluded Non-Guarantors) and joint ventures had approximately $164.7 million and $144.5 million, respectively, of liabilities, including trade payables, but excluding intercompany obligations. The aggregate book value of the real property of the 2021 Notes Guarantors collateralizing the 2021 Notes was approximately $36.5 million as of July 31, 2012 (not including the impact of inventory investments, home deliveries, or impairments thereafter and which may differ from the value if it were appraised). The 2021 Notes Guarantors also own equity in joint ventures, either directly or indirectly through ownership of joint venture holding companies, with a book value of $46.4 million as of July 31, 2012; this equity is not pledged to secure, and is not collateral for, the 2021 Notes. The Guarantors also guarantee the 2021 Notes on a senior unsecured basis. As of July 31, 2012, the Excluded Non-Guarantors had total assets of approximately $55.7 million and total liabilities at approximately $37.3 million.

The Amortizing Notes Guarantees

        Hovnanian, the parent corporation of K. Hovnanian, and each of the parent's existing and future subsidiaries that from time to time guarantee K. Hovnanian's obligations under any "Applicable Debt" (as defined below) then outstanding, other than the Excluded Non-Guarantors and the 2021 Notes Guarantors, subject to the provisions described below relating to a Repayment Event (collectively, the "Guarantors"), will unconditionally guarantee, on a joint and several basis, all of K. Hovnanian's obligations under the amortizing notes, including K. Hovnanian's obligations to pay principal of, interest on (including, without limitation, installment payments) and all other amounts owing with respect to, the amortizing notes and under the amortizing notes indenture (each such guarantee, an "amortizing note guarantee"). The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the amortizing notes indenture, will result in the obligations of such Guarantor under its amortizing note guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor other than Hovnanian that makes a payment or distribution under an amortizing note guarantee will be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

        As of the date of this prospectus supplement, the Excluded Non-Guarantors, the 2021 Notes Guarantors, Hovnanian's home mortgage subsidiaries, its joint ventures and subsidiaries holding interests in its joint ventures and certain of its title insurance subsidiaries are not Guarantors.

        Upon the release of a Guarantor from its guarantee of all then outstanding Applicable Debt, the amortizing note guarantee of such Guarantor under the amortizing notes indenture will be deemed to be released and discharged at such time without any further action on the part of the trustee or any holder of the amortizing notes. If any such released Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed), then such released Guarantor will guarantee the amortizing notes on the terms and conditions set forth in the amortizing notes indenture.

        Notwithstanding the foregoing, if all Applicable Debt ceases to be outstanding (a "Repayment Event"), no amortizing notes guarantee shall be released or provided on account of such Repayment Event; provided that if any event occurs thereafter that would have caused any subsidiary of Hovnanian to be released from its amortizing notes guarantee, or to provide an amortizing notes guarantee, if the Applicable Debt were still outstanding (pursuant to the terms of the Applicable Debt on the Issue Date), such subsidiary shall be released from, or shall provide, as the case may be, such amortizing notes guarantee.

        For the purposes of this section and the "Description of the Exchangeable Notes" section above, the following definitions will apply:

        "Applicable Debt" means all Indebtedness of Hovnanian or K. Hovnanian under K. Hovnanian's or Hovnanian's senior notes and senior subordinated notes outstanding on the Issue Date.

        "Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

        "2021 Notes Guarantors" means certain of the subsidiaries of Hovnanian that guarantee (the "2021 Notes Guarantees") of K. Hovnanian's 2.0% Senior Secured Notes due 2021 and 5.0% Senior Secured Notes due 2021 (collectively, the "2021 Notes"), which 2021 Notes Guarantees are secured by a first-priority lien, subject to certain exceptions, on substantially all of the assets of such 2021 Notes Guarantors.

        "Capitalized Lease Obligations" of any person means the obligations of such person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

        "Currency Agreement" of any person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such person or any of its Subsidiaries against fluctuations in currency values.

        "Excluded Non-Guarantors" means K. Hovnanian Estates at Regency, LLC, Glenrise Grove, LLC, K. Hovnanian's Four Seasons at Silver Maple Farm LLC, K. Hovnanian at Long Hill, LLC, K. Hovnanian Fairways at Westworth, LLC, K. Hovnanian at Franklin III, LLC, K. Hovnanian Manalapan Acquisition, LLC and New Land Title Agency of Texas, LLC.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

        "Indebtedness" of any person means, without duplication:

            (i)  any liability of such person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof);

           (ii)  any Indebtedness of others that such person has guaranteed to the extent of the guarantee; provided, however, that Indebtedness of such person will not include the obligations of such person under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof;

          (iii)  to the extent not otherwise included, the obligations of such person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP; and

          (iv)  all Indebtedness of others secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person;

provided that Indebtedness will not include accounts payable, liabilities to trade creditors of such person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any person at any date will be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such person for any contingent obligations under clause (i) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (c) in the case of clause (iv) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

        "Interest Expense" of any person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales)), and (ii) all interest actually paid by K. Hovnanian or any Guarantor under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any person other than K. Hovnanian or any Guarantor during such period; provided, that Interest Expense will exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

        "Interest Incurred" of any person for any period means, without duplication, the aggregate amount of (i) Interest Expense and (ii) all capitalized interest and amortized debt issuance costs.

        "Interest Protection Agreement" of any person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred under the indentures governing the Applicable Debt then outstanding.

        "Issue Date" means the date the Units are originally issued.

        "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a person will be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

        "Mortgage Subsidiary" means any Subsidiary of Hovnanian substantially all of whose operations consist of the mortgage lending business.

        "Property" of any person means all types of real, personal, tangible, intangible or mixed property owned by such person, whether or not included in the most recent consolidated balance sheet of such person and its Subsidiaries under GAAP.

        "Significant Subsidiary" means any Subsidiary of Hovnanian which would constitute a "significant subsidiary" as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

        "Subsidiary" of any person means any corporation or other entity of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity is at the time directly or indirectly owned or controlled by such person.

Installment Payments

        Each amortizing note will have an initial principal amount of $        . On each June 1 and December 1, commencing on June 1, 2013 (each, an "installment payment date"), K. Hovnanian will pay, in cash, equal semi-annual installments of $        on each amortizing note (except for the June 1, 2013 installment payment, which will be $        per amortizing note). Each installment will constitute a payment of interest (at an annual rate of       %) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under "—Amortization Schedule." Installments will be paid to the person in whose name an amortizing note is registered as of 5:00 p.m., New York City time, on May 15 or November 15, as applicable.

        Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such installment payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Amortization Schedule

        The total installments of principal of and interest on the amortizing notes for each scheduled installment payment date are set forth below:

Scheduled Installment Payment Date	Amount of Principal	Amount of Interest
June 1, 2013	$	$
December 1, 2013	$	$
June 1, 2014	$	$
December 1, 2014	$	$
June 1, 2015	$	$
December 1, 2015	$	$
June 1, 2016	$	$
December 1, 2016	$	$
June 1, 2017	$	$
December 1, 2017	$	$

Repurchase of Amortizing Notes at the Option of the Holder

        If a fundamental change or a make-whole fundamental change occurs, then holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right (the "repurchase right") to require K. Hovnanian to repurchase all or a portion of their amortizing notes for cash at the repurchase price per amortizing note to be repurchased on the repurchase date, as described below. Holders may not require K. Hovnanian to repurchase a portion of an amortizing note. Except as described below with respect to exchanges in connection with a make-whole fundamental change, holders will not have the right to require K. Hovnanian to repurchase all or a portion of such holder's amortizing notes in connection with any exchange of such holder's exchangeable notes.

        For purposes of this section, "fundamental change" and "make-whole fundamental change" have the meanings given in the "Description of the Exchangeable Notes" section above.

        In connection with any fundamental change or make-whole fundamental change, K. Hovnanian will be required to deliver notice (a "repurchase right notice") to holders of the amortizing notes (whether as components of Units or separate amortizing notes), specifying, among other things:

  •
  the events causing the fundamental change or make-whole fundamental change, as the case may be;

  •
  the date of the fundamental change or make-whole fundamental change, as the case may be;

  •
  the name and address of the paying agent and the exchange agent, if applicable;

  •
  the repurchase price and repurchase date;

  •
  the last date on which holders may exercise their repurchase right; and

  •
  the procedures that holders must following to require us to repurchase their amortizing notes;

        Such notice shall be delivered by the date when notice of the relevant event is due under the exchangeable notes indenture (as in effect on the Issue Date).

        The "repurchase date" will be a date specified by us in the repurchase right notice, which will be at least 20 but not more than 45 business days following the date of such notice (and which may or may not fall on the fundamental change repurchase date or the settlement date for any exchanges of notes in connection with a make-whole fundamental change).

        The "repurchase price" per amortizing note to be redeemed will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the repurchase date, calculated at an annual rate of        %. However, if the repurchase date falls after a regular record date and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.

        To exercise your repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the Units, if you have not separated your Units into their constituent components), together with a duly completed written repurchase notice in the form entitled "Form of Repurchase Notice" on the reverse side of the amortizing notes (a "repurchase notice"), in each case in accordance with appropriate DTC procedures, unless you hold certificated amortizing notes (or Units), in which case you must deliver the amortizing notes to be repurchased (or Units), duly endorsed for transfer, together with a repurchase notice, to the paying agent. Your repurchase notice must state:

  •
  if certificated amortizing notes (or Units) have been issued, the certificate numbers of the amortizing notes (or Units), or if not certificated, your repurchase notice must comply with appropriate DTC procedures;

  •
  the number of amortizing notes to be repurchased; and

  •
  that the amortizing notes are to be repurchased by K. Hovnanian pursuant to the applicable provisions of the amortizing notes and the amortizing notes indenture.

        You may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the trustee, on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

  •
  the number of the withdrawn amortizing notes;

  •
  if certificated amortizing notes (or Units) have been issued, the certificate numbers of the withdrawn amortizing notes (or Units), or if not certificated, your notice must comply with appropriate DTC procedures; and

  •
  the number of amortizing notes, if any, that remain subject to the repurchase notice.

        K. Hovnanian will be required to repurchase the amortizing notes on the repurchase date. You will receive payment of the repurchase price on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the amortizing notes. If the trustee holds money sufficient to pay the repurchase price of the amortizing notes on the repurchase date, then:

  •
  the amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the trustee); and

  •
  all other rights of the holder will terminate (other than the right to receive the repurchase price and, if the repurchase date falls between a regular record date and the corresponding installment payment date, the related installment payment).

        In connection with any repurchase offer pursuant to a repurchase right notice, we will, if required:

  •
  comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the amortizing notes;

in each case, so as to permit the rights and obligations under this section to be exercised in the time and in the manner specified in the amortizing notes indenture.

        No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of an acceleration resulting from a default by us of the payment of the repurchase price with respect to such amortizing notes).

        The repurchase rights of the holders could discourage a potential acquirer of Hovnanian. Such repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of Hovnanian by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The terms "fundamental change" and "make-whole fundamental change" are limited to specified transactions and may not include other events that might adversely affect Hovnanian's financial condition. In addition, the requirement that we offer to repurchase the amortizing notes upon a fundamental change or make-whole fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving Hovnanian.

        Furthermore, holders may not be entitled to require us to repurchase their amortizing notes upon a fundamental change or make-whole fundamental change in certain circumstances involving a significant change in the composition of Hovnanian's board, including in connection with a proxy contest where Hovnanian's board does not endorse a dissident slate of directors but approves them for purposes of the definition of "continuing directors" that is used in the definition of "fundamental change."

        The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of Hovnanian's consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the amortizing notes to require us to repurchase its amortizing notes as a result of the sale, lease or other transfer of less than all of Hovnanian's assets may be uncertain.

        If a fundamental change or make-whole fundamental change were to occur, we may not have enough funds to pay the applicable repurchase price. Our ability to repurchase the amortizing notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to the Exchangeable Notes and the Amortizing Notes—We may not have the ability to raise the funds necessary to repurchase the exchangeable notes and the amortizing notes upon a fundamental change or to repurchase the amortizing notes upon a make-whole fundamental change, and our future debt may contain limitations on our ability to repurchase the exchangeable notes and the amortizing notes." If we fail to repurchase the amortizing notes when required following a fundamental change, we will be in default under the amortizing notes indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Events of Default

        The "Description of Debt Securities—Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities—Events of Default" section of the accompanying prospectus will not apply to the amortizing notes.

        The following are "Events of Default" under the amortizing notes indenture:

  (i)
  the failure by K. Hovnanian and the Guarantors to pay the repurchase price of any amortizing notes when the same shall become due and payable;

  (ii)
  the failure by K. Hovnanian and the Guarantors to pay any installment payment on any amortizing notes as and when the same shall become due and payable and continuance of such failure for a period of 30 days;

  (iii)
  the failure by K. Hovnanian to give notice of a fundamental change or a make-whole fundamental change, as described under "—Repurchase of Amortizing Notes at the Option of the Holder," when due;

  (iv)
  the failure by K. Hovnanian or any Guarantor to comply with the provisions of the amortizing notes indenture described under "—Limitation on Mergers, Consolidation and Sales of Assets";

  (v)
  the failure by K. Hovnanian or any Guarantor to comply with any of its other agreements or covenants in, or provisions of, the amortizing notes, the amortizing notes guarantees or the amortizing notes indenture and such failure continues for the period and after the notice specified below;

  (vi)
  the acceleration of any Indebtedness (other than non-recourse indebtedness) of K. Hovnanian or any Guarantor that has an outstanding principal amount of $25.0 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

  (vii)
  the failure by K. Hovnanian or any Guarantor to make any principal or interest payment in an amount of $25.0 million or more, individually or in the aggregate, in respect of Indebtedness (other than non-recourse indebtedness) of K. Hovnanian or any Guarantor within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

  (viii)
  a final judgment or judgments that exceed $25.0 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against K. Hovnanian or any Guarantor and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (ix)
  certain events of bankruptcy, insolvency or reorganization of K. Hovnanian or any Guarantor that is a Significant Subsidiary; or

  (x)
  any amortizing notes guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such amortizing notes guarantee and the amortizing notes indenture) or is declared null and void and unenforceable or found to be invalid, or any Guarantor denies its liability under its amortizing notes guarantee (other than by reason of release of a Guarantor from its amortizing notes guarantee in accordance with the terms of such amortizing notes guarantee and the amortizing notes indenture).

        A default as described in clause (v) above will not be deemed an Event of Default until the trustee notifies us, or the holders of at least 25 percent in principal amount of the then outstanding amortizing notes notify us and the trustee, of the default and we do not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." If such a default is cured within such time period, it ceases.

        The trustee will not be charged with knowledge of any default or Event of Default or knowledge of any cure of any default or Event of Default unless an authorized officer of the trustee with direct responsibility for the administration of the amortizing notes indenture has actual knowledge of such default or Event of Default or written notice of such default or Event of Default has been given to the trustee by us or any holder.

        If an Event of Default (other than an Event of Default with respect to Hovnanian or K. Hovnanian described in clause (ix) above), shall have occurred and be continuing under the amortizing notes indenture, the trustee by notice to us, or the holders of at least 25 percent in principal amount of the amortizing notes then outstanding by notice to us and the trustee, may declare all amortizing notes to be due and payable immediately. Upon such declaration of acceleration, all future, scheduled installment payments on the amortizing notes will be due and payable immediately. If an Event of Default with respect to Hovnanian or K. Hovnanian specified in clause (ix) above occurs, such an amount will automatically become and be immediately due and payable without any declaration, notice or other act on the part of the trustee, K. Hovnanian, any Guarantor or any holder.

        The holders of a majority in principal amount of the amortizing notes then outstanding by written notice to the trustee and K. Hovnanian may waive any continuing default or Event of Default (other than any default or Event of Default in payment of installment payments) on the amortizing notes under the amortizing notes indenture. Holders of a majority in principal amount of the then outstanding amortizing notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of installment payments on the amortizing notes) if the rescission would not conflict with any judgment or decree, if all existing Events of Default (other than the non-payment of accelerated installment payments) have been cured or waived and if there has been deposited with the trustee a sum sufficient to pay its fees and expenses in connection with such Event of Default.

        The holders may not enforce the provisions of the amortizing notes indenture, the amortizing notes or the amortizing notes guarantees except as provided in the amortizing notes indenture. Subject to certain limitations, holders of a majority in principal amount of the amortizing notes then outstanding may direct the trustee in its exercise of any trust or power; provided that such direction does not conflict with the terms of the amortizing notes indenture.

        The trustee, within 90 days after the occurrence of a default with respect to the amortizing notes, will mail to all holders, at our expense, notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice. However, the trustee may withhold from the holders notice of any continuing default or Event of Default (except a default or Event of Default in payment of installment payments or that resulted from the failure to comply with any obligations described under "—Repurchase of Amortizing Notes at the Option of the Holder") if the trustee determines that withholding such notice is in the holders' interest.

        Hovnanian is required to deliver to the trustee an annual statement regarding compliance with the amortizing notes indenture, and include in such statement, if any officer is aware of any default or Event of Default, a statement specifying such default or Event of Default and what action Hovnanian is taking or proposes to take with respect thereto. In addition, Hovnanian is required to deliver to the trustee prompt written notice of the occurrence of any default or Event of Default.

Discharge and Defeasance of Indenture

        The "Description of Debt Securities—Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities—Covenants" and "—Discharge and Defeasance" sections of the accompanying prospectus will not apply to the amortizing notes.

        Hovnanian, K. Hovnanian and the Guarantors may discharge their obligations under the amortizing notes, the amortizing notes guarantees and the amortizing notes indenture (with the exception of any obligations which expressly survives the terminations of the amortizing notes indenture) by irrevocably depositing in trust with the trustee money or U.S. government obligations sufficient to pay principal of, and interest on, the amortizing notes to maturity and the amortizing notes mature within one year, subject to meeting certain other conditions.

        The amortizing notes indenture will permit Hovnanian, K. Hovnanian and the Guarantors to terminate all of their respective obligations under the amortizing notes indenture with respect to the amortizing notes and the amortizing notes guarantees, other than the obligation to pay interest on and the principal of the amortizing notes and certain other obligations ("legal defeasance"), at any time by:

  (1)
  depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of, and interest on, the amortizing notes to their maturity; and

  (2)
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of Hovnanian's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the Issue Date.

        In addition, the amortizing notes indenture will permit Hovnanian, K. Hovnanian and the Guarantors to terminate all of their obligations under the amortizing notes indenture with respect to certain covenants and Events of Default specified in the amortizing notes indenture, and the Guarantors will be released ("covenant defeasance"), at any time by:

          (1)   depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of, and interest on, the amortizing notes to their maturity; and

          (2)   complying with certain other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        Notwithstanding the foregoing, no discharge, legal defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the holders of the amortizing notes:

  •
  rights of registration of transfer and exchange of amortizing notes;

  •
  rights of substitution of mutilated, defaced, destroyed, lost or stolen amortizing notes;

  •
  rights of holders of the amortizing notes to receive payments of principal thereof and interest thereon, upon the original due dates therefor, but not upon acceleration;

  •
  rights, obligations, duties and immunities of the trustee;

  •
  rights of holders of amortizing notes that are beneficiaries with respect to property so deposited with the trustee payable to all or any of them; and

  •
  obligations of Hovnanian, K. Hovnanian and the Guarantors to maintain an office or agency in respect of the amortizing notes.

        Hovnanian, K. Hovnanian and the Guarantors may exercise the legal defeasance option with respect to the amortizing notes notwithstanding the prior exercise of the covenant defeasance option with respect to the amortizing notes. If Hovnanian, K. Hovnanian and the Guarantors exercise the legal defeasance option with respect to the amortizing notes, payment of the amortizing notes may not be accelerated due to an Event of Default with respect to the amortizing notes. If Hovnanian, K. Hovnanian and the Guarantors exercise the covenant defeasance option with respect to the amortizing notes, payment of the amortizing notes may not be accelerated due to an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. government obligations in the defeasance trust could be less than the principal of and interest then due on the amortizing notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Limitations on Mergers, Consolidations and Sales of Assets

        The "Description of Debt Securities—Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities—Consolidation, Merger, Sale or Conveyance" section of the accompanying prospectus will not apply to the amortizing notes.

        The amortizing notes indenture will provide that neither K. Hovnanian nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the amortizing notes, the amortizing notes guarantees or the amortizing notes indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any person (in each case other than in a transaction in which Hovnanian, K. Hovnanian or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

          (1)   the person formed by or surviving such consolidation or merger (if other than Hovnanian, K. Hovnanian or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Amortizing Notes Successor"), is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Amortizing Notes Successor assumes by supplemental indenture in a form reasonably satisfactory to the trustee all of the obligations of Hovnanian, K. Hovnanian or the Guarantor, as the case may be, under the amortizing notes or amortizing notes guarantee, as the case may be, and the amortizing notes indenture; and

          (2)   immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing.

        The foregoing provisions shall not apply to a transaction involving the sale or disposition of capital stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its amortizing notes guarantee as provided under "—The Amortizing Notes Guarantees" above.

Modifications and Amendments

        The amortizing notes indenture may be modified or supplemented as set forth, and subject to the limitations described under, the "Description of Debt Securities—Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities—Modification of the Indenture" section of the accompanying prospectus.

Reports

        Hovnanian will file with the SEC the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The amortizing notes indenture provides that any documents or reports that Hovnanian is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by Hovnanian with the trustee within 15 days after the same are filed with the SEC. In the event that Hovnanian is no longer subject to these periodic reporting requirements of the Exchange Act, Hovnanian will nonetheless continue to file reports with the SEC and the trustee and deliver such reports to each holder of amortizing notes as if it were subject to such reporting requirements. Regardless of whether Hovnanian is required to furnish such reports to its stockholders pursuant to the Exchange Act, it will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to holders of amortizing notes. The posting of the reports, information and documents referred to above on Hovnanian's website or one maintained on its behalf for such purpose shall be deemed to satisfy Hovnanian's delivery obligations to the trustee and holders. Documents filed by Hovnanian with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

        Wilmington Trust Company is the trustee, registrar and paying agent. Wilmington Trust Company, in each of its capacities, including without limitation as trustee, registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

        We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

        The amortizing notes indenture, the amortizing notes and amortizing notes guarantees, and any claim, controversy or dispute arising under or related to the amortizing notes indenture or amortizing notes and amortizing notes guarantees, for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York.

Unclaimed Funds

        Any monies deposited with the trustee or any paying agent or then held by K. Hovnanian in trust for the payment of installment payments on the amortizing notes that remains unclaimed for two years after the date the payments became due and payable, shall, at K. Hovnanian's request, be repaid to K. Hovnanian or released from trust, as applicable, and the holder of the amortizing note shall thereafter look, as a general unsecured creditor, only to K. Hovnanian for payment thereof.

LIMITATION ON BENEFICIAL OWNERSHIP OF CLASS A COMMON STOCK AND
EXCHANGE OF THE UNITS AND SEPARATE EXCHANGEABLE NOTES

        In this "Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes" section, references to "we," "our," "us" or the "Company" refer to Hovnanian and not any of its subsidiaries.

Class A Common Stock

        If you exchange your exchangeable notes, as a Class A common stockholder, you will be subject to both our Rights Plan and the transfer restrictions of our amended Certificate of Incorporation. The following is a summary of the Rights Plan and the transfer restrictions of our amended Certificate of Incorporation but is not complete. We refer you to both the Rights Agreement and our amended Certificate of Incorporation which are filed as exhibits to the registration statement of which this prospectus forms a part.

  Rights Plan

        In August 2008, we announced that the board of directors of Hovnanian adopted a shareholder rights plan designed to preserve shareholder value and the value of certain tax assets primarily associated with net loss carryforwards and built-in losses under Section 382 of the Internal Revenue Code ("NOLs"), and on December 5, 2008, our stockholders approved the Board's decision to adopt the shareholder rights plan. The rights plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding Class A common stock (any such person an "Acquiring Person"), without the approval of Hovnanian's board of directors. Subject to the terms, provisions and conditions of the rights plan, if and when they become exercisable, each right would entitle its holder to purchase from Hovnanian one ten-thousandth of a share of Hovnanian's Series B Junior Preferred Stock for a purchase price of $35.00 (the "Purchase Price"). The rights will not be exercisable until the earlier of (i) 10 business days after a public announcement by us that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% of the Class A common stock (the "Distribution Date"). If issued, each fractional share of Series B Junior Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Hovnanian's Class A common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder of Hovnanian, including without limitation any dividend, voting or liquidation rights. After the Distribution Date, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of Class A Common Stock or Class B Common Stock, as the case may be, having a market value of two times the Purchase Price. After the Distribution Date, the Board of Directors may exchange the rights (other than rights owned by an Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of Hovnanian's preferred stock having similar rights, preferences and privileges) of equivalent value, per right (subject to adjustment). See "Description of Capital Stock—Rights Plan" in the accompanying prospectus for more information.

  Certificate of Incorporation

        In addition, on December 5, 2008, our stockholders approved an amendment to our Certificate of Incorporation to restrict certain transfers of our stock in order to preserve the tax treatment of our NOLs under the Code. Subject to certain exceptions pertaining to pre-existing 5% stockholders and Class B stockholders, the transfer restrictions in the amended Certificate of Incorporation generally restrict any direct or indirect transfer (such as transfers of Hovnanian's stock that result from the transfer of interests in other entities that own Hovnanian's stock) if the effect would be to: (i) increase the direct or indirect ownership of Hovnanian's stock by any person (or public group) from less than 5% to 5% or more of Hovnanian's stock; (ii) increase the percentage of Hovnanian's stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of Hovnanian's stock; or (iii) create a new "public group" (as defined in the applicable Treasury regulations).

  Consequences of Prohibited Transfers

        In accordance with our amended Certificate of Incorporation, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Class A common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Class A common stock, or in the case of options, receiving Class A common stock in respect of their exercise. In this prospectus supplement, Class A common stock purportedly acquired in violation of the transfer restrictions is referred to as "excess stock."

        In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arms' length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

        To the extent permitted by law, any stockholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by us as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.

        With respect to any transfer of Class A common stock which does not involve a transfer of "securities" of Hovnanian within the meaning of the General Corporation Law of the State of Delaware but which would cause any 5-percent stockholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 5-percent stockholder shall be required to dispose of any interest that is not a security of Hovnanian, but such 5-percent stockholder and/or any person whose ownership of securities of Hovnanian is attributed to such 5-percent stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5-percent stockholder not to be in violation of the transfer restrictions, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5-percent stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

  Exceptions

        The board of directors will have the discretion to approve transfers that would otherwise be restricted by the amended Certificate of Incorporation and may exempt any person or group from triggering the dilutive effect of the Rights Plan.

Units and Separate Exchangeable Notes

        In order to preserve the tax treatment of our NOLs under the Code, holders of Units (or separate exchangeable notes) will be subject to an exchange limitation as described below.

        For purposes of the our Certificate of Incorporation, the Units and the exchangeable notes will not be treated as "Corporation Securities" (as defined in the Certificate of Incorporation). In addition, prior to the exchange and receipt of Class A common shares, the exchangeable notes will not be taken into account in determining whether a person is an Acquiring Person for purposes of the rights plan.

  Section 382 Exchange Blocker

        No beneficial owner of Units or separate exchangeable notes will be entitled to receive shares of Class A common stock upon exchange of the exchangeable notes and any delivery of shares of Class A common stock upon exchange of such exchangeable notes will be void and of no effect, to the extent (but only to the extent) that such receipt or delivery would cause such beneficial owner to become an Acquiring Person as such term is defined in the Rights Plan (for the avoidance of doubt, regardless of whether such Rights Plan is then in effect), unless such beneficial owner has received prior approval of our board of directors (the "Section 382 exchange blocker"). If any delivery of shares of Class A common stock owed to a beneficial owner upon exchange of exchangeable notes is not made, in whole or in part, as a result of the Section 382 exchange blocker, Hovnanian's obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after such delivery would not result in such beneficial owner being an Acquiring Person (as such term is defined in the Rights Plan (for the avoidance of doubt regardless of whether such Rights Plan is then in effect)) and such beneficial owner gives notice thereof to us. See "—Class A Common Stock—Rights Plan" above and "Description of Capital Stock—Rights Plan" and "Description of Capital Stock—Transfer Restrictions in the Certificate of Incorporation" of the accompanying prospectus for further information.

  Exceptions

        The board of directors will have the discretion to approve transfers that would otherwise be restricted by an exchange that would otherwise be restricted by the Section 382 exchange blocker.

Representation

        Each purchaser of Units and separate exchangeable notes, by accepting such Units or separate exchangeable notes, agrees to the Section 382 exchange blocker. This representation and warranty is part of the consideration for issuance of the Units and separate exchangeable notes in this offering.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        The Units, the separate exchangeable notes and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. We will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Units, the separate exchangeable notes and the separate amortizing notes, as the case may be, upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the Units, the separate exchangeable notes and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have Units, separate exchangeable notes or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the Units, the separate exchangeable notes or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the units agreement, as the case may be. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank, S.A./ N.V., or its successor, as operator of the Euroclear System, ("Euroclear") if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the separate amortizing notes are represented by the global securities, K. Hovnanian will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither K. Hovnanian nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the

        U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in Units, separate exchangeable notes or separate amortizing notes, as the case may be, that are settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Units, separate exchangeable notes or separate amortizing notes, as the case may be, by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Units, separate exchangeable notes and separate amortizing notes, as the case may be, among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Securities and Paying Agents

        A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

          (a)   the depositary is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for the depositary within 90 days;

          (b)   at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

          (c)   an Event of Default with respect to the amortizing notes, or any failure on the part of Hovnanian or K. Hovnanian to observe or perform any covenant or agreement in the exchangeable notes or the exchangeable notes indenture, has occurred and is continuing and such beneficial owner requests that its amortizing notes and/or exchangeable notes, as the case may be, be issued in physical, certificated form.

        The global security will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Units, separate exchangeable notes or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

        If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under "—Notices." Beneficial owners of book-entry Units, separate exchangeable notes or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive Units, separate exchangeable notes or separate amortizing notes, as the case may be, equal in aggregate amount of Units, separate exchangeable notes or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive securities registered in their names. Thereafter, the holders of the definitive Units, separate exchangeable notes and separate amortizing notes, as the case may be, will be recognized as the "holders" of the Units, separate amortizing notes and separate exchangeable notes for purposes of the units agreement and indenture, respectively.

        Each of the units agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive security, so long as the applicant furnishes to us and the trustee such security or indemnity and such evidence of ownership as they may require.

        In the event definitive separate amortizing notes are issued, the holders thereof will be able to receive installment payments at the office of K. Hovnanian's paying agent. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of K. Hovnanian's paying agents. K. Hovnanian also has the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes. K. Hovnanian's paying agent is the corporate trust office of Wilmington Trust, National Association, located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.

        In the event definitive Units, separate exchangeable notes or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office of Wilmington Trust Company listed above. A form of such instrument of transfer will be obtainable at the relevant office of Wilmington Trust Company. Upon surrender, we will execute, and the units agent and the trustee will authenticate and deliver, new Units, separate exchangeable notes or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor.

        Such new securities will be delivered free of charge at the relevant office of Wilmington Trust Company, as requested by the owner of such new Units, separate purchase contacts or separate amortizing notes. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

        So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

        The following is a summary of the material United States federal income tax and estate consequences for holders as of the date of this prospectus supplement, of the purchase, ownership and disposition of Units, amortizing notes, exchangeable notes and shares of Class A common stock for which the exchangeable notes may be exchanged. This summary deals only with Units, amortizing notes, exchangeable notes and shares of Class A common stock held as capital assets by a holder who purchases the Units upon original issuance at their initial offering price, as indicated on the cover of this prospectus supplement. This summary does not constitute a detailed description of the United States federal income tax considerations applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

  •
  a regulated investment company;

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  a real estate investment trust;

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  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding the Units, amortizing notes, exchangeable notes or shares of Class A common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  a financial institution;

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  a person liable for alternative minimum tax;

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  a person who is an investor in a pass-through entity for United States federal income tax purposes in respect of the Units, amortizing notes, exchangeable notes or Class A common stock;

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  a "U.S. holder" (as defined below) whose "functional currency" is not the U.S. dollar;

  •
  a "controlled foreign corporation";

  •
  a "passive foreign investment company"; or

  •
  a U.S. expatriate.

        If a partnership holds the Units, amortizing notes, exchangeable notes or shares of Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Units, amortizing notes, exchangeable notes or shares of Class A common stock, you should consult your tax advisor.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Units, amortizing notes, exchangeable notes or shares of Class A common stock that, for United States federal income tax purposes, is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        The term "non-U.S. holder" means a beneficial owner of Units, amortizing notes, exchangeable notes or Class A common stock that is neither a U.S. holder nor a partnership.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those discussed below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to holders in light of their personal circumstances. If you are considering the purchase, ownership or disposition of the Units, you should consult your own tax advisors concerning the United States federal income and estate tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Characterization of Units

        Although there is no authority directly on point and therefore the issue is not entirely free from doubt, we intend to treat each Unit as an investment unit composed of two separate instruments for United States federal income tax purposes: (i) an exchangeable note and (ii) an amortizing note, and by acquiring a Unit, you will be deemed to agree to such treatment. If, however, the components of a Unit were treated as a single instrument, the timing of income inclusion for U.S. holders may be affected.

        No statutory, administrative or judicial authority directly addresses the treatment of the Units or instruments similar to the Units for United States federal income tax purposes. No assurance can be given that the Internal Revenue Service ("IRS") will agree with the tax consequences described herein. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. We have not sought any rulings concerning the treatment of the Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible recharacterization of the components of a Unit as a single instrument. Unless stated otherwise, the remainder of this discussion assumes the characterization of the Units as two separate instruments.

Allocation of Purchase Price

        The purchase price of each Unit will be allocated between the amortizing note and the exchangeable note in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in, and the issue price of, the amortizing note and the exchangeable note. We will report the initial fair market value of each amortizing note as      and the initial fair market value of the exchangeable note as      , and, by purchasing a Unit, you will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected.

U.S. Holders

Units

  Sale, Exchange, Redemption or Other Taxable Disposition of Units

        Upon a sale, exchange, redemption or other taxable disposition of Units, you will be treated as having sold, exchanged, redeemed or disposed of both the exchangeable notes and the amortizing notes that constitute such Units and you will calculate gain or loss on the exchangeable notes separately from the gain or loss on the amortizing notes. It is thus possible that you could recognize a capital gain on one component of a Unit but a capital loss on the other component of the Unit. The tax consequences of a sale, exchange, redemption or other taxable disposition of an amortizing note and an exchangeable note are described below under "—Amortizing Notes—Sale, Exchange, Redemption or Other Taxable Disposition of Amortizing Notes" and "—Exchangeable Notes—Sale, Exchange, Redemption or Other Taxable Disposition of Exchangeable Notes."

Amortizing Notes

  Payments of Interest

        Stated interest on an amortizing note will be includible in your gross income as ordinary interest income at the time it is paid or at the time it accrues in accordance with your method of tax accounting, and payments of principal on the amortizing notes will reduce your basis with respect to such amortizing note.

  Sale, Exchange, Redemption or Other Taxable Disposition of Amortizing Notes

        Upon the sale, exchange, redemption or other taxable disposition of an amortizing note, you will generally recognize capital gain or loss equal to the difference between (i) the amount realized and (ii) your adjusted tax basis in the amortizing note. Your adjusted tax basis in an amortizing note will generally equal the amount you paid for the amortizing note reduced by payments of principal received on the amortizing notes. Such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, you have held the amortizing note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Exchangeable Notes

  Original Issue Discount

        The exchangeable notes will be issued with original issue discount ("OID") in an amount equal to the difference between their principal amount and their "issue price" (described under "Allocation of Purchase Price"). You should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income.

        The amount of OID that you must include in income is the sum of the "daily portions" of OID with respect to the exchangeable note for each day during the taxable year or portion of the taxable year in which you held such exchangeable note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an exchangeable note may be of any length and may vary in length over the term of the exchangeable note, provided that each accrual period is no longer than one year and the scheduled payment of principal occurs on the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the product of the exchangeable note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of an exchangeable note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods.

  Sale, Exchange, Redemption or Other Taxable Disposition of Exchangeable Notes

        Upon the sale, exchange, redemption or other taxable disposition of an exchangeable note, you will generally recognize capital gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition and (ii) your adjusted tax basis in the exchangeable note. Your adjusted tax basis in an exchangeable note will generally equal the amount you paid for the exchangeable note, increased by any previously included OID. Such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, you have held the exchangeable note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

  Exchange of Exchangeable Notes into Class A Common Stock

        The tax consequences of the exchange of an exchangeable note into shares of Class A common stock will be determined in the same manner as if you disposed of the exchangeable note in a taxable disposition (as described above in "—Sale, Exchange, Redemption or Other Taxable Disposition of Exchangeable Notes").

        Upon an exchange of an exchangeable note for shares of Class A common stock, a U.S. holder will generally have a tax basis in any shares of Class A common stock received in an amount equal to the fair market value of such Class A common stock at the time of the exchange. The U.S. holder's holding period for any shares of Class A common stock received upon an exchange of exchangeable notes will generally begin on the date immediately following the date of the exchange.

  Constructive Distributions

        As described in "Description of the Exchangeable Notes—Exchange Rights," the exchange rate is subject to adjustment under certain circumstances. Although not entirely clear, a holder of exchangeable notes may, in certain circumstances, be deemed to have received a distribution of or with respect to shares of Class A common stock if and to the extent that the exchange rate is adjusted. However, adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the exchangeable notes will generally not be deemed to result in a constructive distribution to you. Certain of the possible adjustments provided in the exchangeable notes may not qualify as being made pursuant to a bona fide reasonable adjustment formula. For example, a constructive distribution could result if the exchange rate were adjusted to compensate holders of exchangeable notes for distributions of cash to Hovnanian stockholders. The adjustment to the exchange rate of exchangeable notes exchanged in connection with a make-whole adjustment event, as described in "Description of the Exchangeable Notes—Exchange Rights—Adjustment to Shares Delivered upon Exchange upon a Make-whole Fundamental Change," may also be treated as a constructive distribution. If such adjustments are made, you may be deemed to have received constructive distributions includible in your income in the manner described below in "—Hovnanian Class A Common Stock—Distributions on Class A Common Stock" even though you have not received any cash or property as a result of such adjustments (and it is not entirely clear whether the dividends-received deduction or the lower applicable capital gains rate described in "—Hovnanian Class A Common Stock—Distributions on Class A Common Stock" would apply to such a constructive distribution). In addition, in certain circumstances, the failure to provide for an adjustment to the exchange rate may also result in a constructive distribution to you.

Hovnanian Class A Common Stock

  Distributions on Class A Common Stock

        If, after a U.S. holder acquires shares of Class A common stock upon exchange of an exchangeable note, Hovnanian makes a distribution in respect of such shares of Class A common stock from its current or accumulated earnings and profits as determined under United States federal income tax principles, the distribution generally will be treated as a dividend and generally will be includible in a U.S. holder's income when paid. If the distribution exceeds Hovnanian' current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder's investment, up to the U.S. holder's basis in its shares of Class A common stock, and any remaining excess will be treated as capital gain. If the U.S. holder is a U.S. corporation, subject to certain requirements, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend. Eligible dividends received by a non-corporate U.S. holder in tax years ending on or before December 31, 2012 will generally be subject to United States federal income tax at the special reduced rate generally applicable to long-term capital gains, provided that certain requirements including those relating to holding periods are satisfied.

  Sale, Exchange or Other Taxable Disposition of Shares of Class A Common Stock

        A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of its shares of Class A common stock. The U.S. holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's adjusted tax basis in the Class A common stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the Class A common stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of its shares of Class A common stock will be capital gain or loss and will be long-term capital gain or loss if it has held Class A common stock for more than a year. Your tax basis and holding period in Class A common stock received upon an exchange of a exchangeable note are determined as discussed above in "—Exchangeable Notes—Exchange of Exchangeable Notes into Class A Common Stock." If you are a non-corporate U.S. holder, any long-term capital gain generally will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

        Information reporting requirements generally will apply to payments of interest (including any OID) on the amortizing notes and exchangeable notes and dividends on shares of Class A common stock and to the proceeds of a sale of an amortizing note, exchangeable note or share of Class A common stock paid to you unless you are an "exempt recipient" such as a corporation. Backup withholding may apply to those payments if you fail to provide your taxpayer identification number, or certification of exempt status, or if you fail to report in full interest and dividend income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders

        The following discussion applies only to non-U.S. holders. As discussed above under "Characterization of Units," this discussion assumes that a Unit is treated as two separate instruments for United States federal income tax purposes. Different tax consequences would apply if the Unit were treated as a single instrument for United States federal income tax purposes.

Payments of Interest

        The 30% United States federal withholding tax will not apply to any payment to you of interest (which for purposes of this discussion includes OID) on the amortizing notes and exchangeable notes under the "portfolio interest rule" provided that:

  •
  interest paid on the amortizing notes and exchangeable notes is not effectively connected with your conduct of a trade or business in the United States,

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of voting stock of K. Hovnanian within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to K. Hovnanian through stock ownership;

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  you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your amortizing notes and exchangeable notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

        Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide the relevant withholding agent with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the amortizing notes or the exchangeable notes, as applicable, is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        If you are engaged in a trade or business in the United States and interest on the amortizing notes or the exchangeable notes, as applicable, is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment, then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed herein are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Dividends and Constructive Distributions

        Any dividends paid to you with respect to the shares of Class A common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the exchange rate including, without limitation, adjustments in respect of taxable dividends to holders of Class A common stock, see "—U.S. Holders—Exchangeable Notes—Constructive Distributions" above) will be subject to withholding tax at a 30% rate (or lower applicable income tax treaty rate). It is also possible that, under proposed regulations applicable to payments made after December 31, 2013, any adjustment to the exchange rate to compensate holders of exchangeable notes for dividends paid to Hovnanian stockholders could be treated as a "dividend equivalent" payment and be subject to U.S. withholding tax at a rate of 30% (subject to reduction under an applicable treaty). Under these rules, the amount required to be withheld and the timing of withholding could differ from those under the constructive distribution rules described above.

        In the case of any constructive dividend or "dividend equivalent" payment, K. Hovnanian or the withholding agent, as applicable, may withhold this tax from cash payments of interest or any other amounts payable on the amortizing notes or the exchangeable notes. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where an income tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

        A non-U.S. holder of shares of Class A common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption, Conversion or Other Disposition of Amortizing Notes, Exchangeable Notes or Shares of Class A Common Stock

        Upon a sale, exchange, redemption or other taxable disposition of Units, you will be treated as having sold, exchanged, redeemed or disposed of both the exchangeable notes and the amortizing notes that constitute such Units. The tax consequences of a sale, exchange, redemption or other taxable disposition of an amortizing note and a exchangeable notes is described below.

        You may recognize gain on the sale, exchange, redemption or other taxable disposition of amortizing notes, exchangeable notes or shares of Class common stock (including the exchange of an exchangeable note into Class A common stock). Nevertheless, such gain generally will not be subject to United States federal income or withholding tax unless:

  •
  that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  Hovnanian is or has been a "United States real property holding corporation" for United States federal income tax purposes.

        If you are a non-U.S. holder described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, redemption or other taxable disposition as if you were a U.S. holder. In addition, if you are a foreign corporation that falls under the first bullet point above, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

        If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. Any amounts (including any Class A common stock) which you receive upon exchange or other disposition of an amortizing note or exchangeable note that are attributable to accrued interest (including accrued OID) will be subject to United States federal income tax in accordance with the rules for taxation of interest described above under "—Payments of Interest."

        We believe Hovnanian is currently a "United States real property holding corporation" for United States federal income tax purposes. So long as the Class A common stock continues to be regularly traded on an established securities market in the United States, (i) you will not be subject to United States federal income tax on the disposition of shares of Class A common stock if you have not held (at any time during the shorter of the five year period preceding the date of disposition or your holding period) more than 5% (actually or constructively) of the Class A common stock outstanding, and (ii) you will not be subject to United States federal income tax on the disposition of the exchangeable notes (x) if the exchangeable notes are considered to be regularly traded on an established securities market and you have not held (at any time during the shorter of the five year period preceding the date of disposition or your holding period) more than 5% (actually or constructively) of the exchangeable notes outstanding or (y) if the exchangeable notes are not considered to be regularly traded on an established securities market and on the date your exchangeable notes were acquired they had a fair market value less than or equal to 5% of the fair market value of Class A common stock outstanding.

        If you exceed the limits described in the above paragraph, you would be subject to United States federal income tax at the regular graduated rates generally applicable to U.S. holders on gain, if any, recognized in connection with your disposition of Class A common stock or exchangeable notes, as applicable, or with respect to certain distributions (including deemed distributions) on Class A common stock in excess of Hovnanian's current and accumulated earnings and profits. If you are subject to the tax described in the preceding sentence, you will be required to file a United States federal income tax return with the IRS.

        In addition, if the exchangeable notes are not considered to be regularly traded on an established securities market, you will be subject to withholding upon a disposition of the exchangeable notes if on the date acquired by you, the exchangeable notes had a fair market value greater than 5% of the fair market value of Class A common stock outstanding.

United States Federal Estate Tax

        Your estate will not be subject to United States federal estate tax on amortizing notes or exchangeable notes, as applicable, beneficially owned by you at the time of your death, provided that any payment to you on the amortizing notes or exchangeable notes, as applicable, would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest rule" described above under "—Payments of Interest" without regard to the statement requirement described in the fifth bullet point. However, shares of Class A common stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

        Generally, the relevant withholding agent must report to the IRS and to you the amount of interest (including any OID) and dividends paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments of interest or dividends that K. Hovnanian or Hovnanian, as applicable, makes to you provided that the relevant withholding agent does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and the relevant withholding agent has received from you the statement described above in the fifth bullet point under "—Payments of Interest."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of an amortizing note, exchangeable note or shares of Class A common stock made within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Additional Withholding Requirements

        Under recently enacted legislation and administrative guidance, the relevant withholding agent may be required to withhold 30% on any interest or dividend income (including deemed dividends) paid after December 31, 2013 and any gross proceeds from a disposition of amortizing notes, exchangeable notes and shares of Class A common stock paid after December 31, 2014 to (i) a foreign financial institution (whether such institution is the beneficial owner or an intermediary) unless such foreign financial institution agrees to verify, report and disclose its United States account holders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. The legislation contains a grandfathering provision that exempts from withholding any interest payment on, or gross proceeds from a disposition of, an obligation that is outstanding on March 18, 2012, and proposed United States Treasury regulations would extend this grandfathering provision to obligations that are outstanding on January 1, 2013. These proposed regulations are not effective until finalized, however, and unless and until they are so finalized, taxpayers are not entitled to rely on them. As a result, it is unclear whether the grandfathering provision would apply to this offering of Units or to the amortizing notes and exchangeable notes issued as part of the Units. The grandfathering provision will not apply with respect to the shares of Class A common stock into which the exchangeable notes may be exchanged. You should consult your own tax advisors regarding this legislation and whether it may be relevant to your purchase, ownership and disposition of the Units, amortizing notes, exchangeable notes and shares of Class A common stock into which the exchangeable notes may be exchanged.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of a Unit, its constituent exchangeable note and amortizing note, and Class A common stock issued in connection with an exchange of an exchangeable note by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the Units, an exchangeable note, an amortizing note or Class A common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the Units, exchangeable notes, amortizing notes or Class A common stock by an ERISA Plan with respect to which the Company, an Underwriter, or a Guarantor, as the case may be, is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of Units, exchangeable notes, amortizing notes and Class A common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, none of the Units, exchangeable notes, amortizing notes or Class A common stock should be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by its acceptance of any Unit, separate component of a Unit or Class A common stock in exchange for an exchangeable note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Unit, exchangeable note, amortizing note or Class A common stock constitutes assets of any Plan or (ii) the purchase and holding of the Unit, exchangeable note, amortizing note or Class A common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Units, exchangeable notes, amortizing notes or Class A common stock, on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the security.

 UNDERWRITING

        J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as the representatives of the underwriters below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Units set forth opposite the underwriter's name.

Underwriter	Number of Units
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

Total	90,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Units (other than those covered by the over-allotment option described below) if they purchase any of the Units.

        Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $      per Unit. If all the Units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. If the underwriters sell more Units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 13 days from the date of this prospectus supplement, to purchase up to additional Units at the public offering price less the underwriting discount.

        The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of Units approximately proportionate to that underwriter's initial purchase commitment. Any Units issued or sold under the option will be issued and sold on the same terms and conditions as the other Units that are the subject of this offering.

        We, our executive officers and directors have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any shares or any securities convertible into or exchangeable for our Class A common stock, subject to certain specified exceptions, including (i) the sale of up to 50,000 shares of our Class A common stock by each of our executive officers and directors solely in connection with the payment of taxes due or any applicable exercise prices for any stock options exercised and (ii) in the case of Ara K. Hovnanian, the sale of up to 500,000 shares of our Class A common stock. J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

        The Units are a new issue of securities and there is currently no trading market for the Units. Each underwriter has advised us that it intends to make a market in the Units, but no underwriter is obligated to do so. Any underwriter may discontinue any market making in the Units at any time in its sole discretion without notice. Accordingly, we cannot assure you that a liquid market will develop for the Units, that you will be able to sell your Units at a particular time or that the prices you receive when you sell will be favorable.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

Paid by us
	No Exercise	Full exercise
Per Unit	$	$
Total	$	$

        We estimate that our total expenses for this offering (excluding underwriting discounts and commissions) will be approximately $167,000.

        In connection with the offering, the underwriters may purchase and sell Units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater number of Units than they are required to purchase in the offering. "Covered" short sales are sales of Units in an amount up to the number of Units represented by the underwriters' over-allotment option. "Naked" short sales are sales of Units in an amount in excess of the number of Units represented by the underwriters' over-allotment option.

        Covering transactions involve purchases of Units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions. To close a naked short position, the underwriters must purchase Units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering. To close a covered short position, the underwriters must purchase Units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of Units to close the covered short position, the underwriters will consider, among other things, the price of Units available for purchase in the open market as compared to the price at which they may purchase Units through the over-allotment option. Stabilizing transactions involve bids to purchase Units so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Units. They may also cause the price of the Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        In the ordinary course of their respective businesses, the underwriters and certain of their respective affiliates have in the past and may in the future engage in investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. Affiliates of certain of the underwriters have issued letters of credit to us under certain stand alone letter of credit agreements and facilities and are lenders under certain of our mortgage banking subsidiary's short term borrowing facilities. In addition, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are acting as the dealer managers and solicitation agents in connection with the Tender Offer and certain of the underwriters or their affiliates may hold Existing Secured Notes and tender such notes in the Tender Offer thereby receiving a portion of the net proceeds of the offering. The underwriters are also acting as initial purchasers in the Secured Notes Offering.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any Units described by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Units offered by this prospectus supplement may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Units shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Units to be offered so as to enable an investor to decide to purchase any Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Units in circumstances in which Section 21(1) of the FSMA does not apply to us and our subsidiary guarantors; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Units in, from or otherwise involving the United Kingdom.

 LEGAL MATTERS

        The validity of the Units being offered hereby is being passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York and certain legal matters are being passed upon for us by Michael Discafani, Vice President and Corporate Counsel for the Company. Certain legal matters relating to the offering of the Units will be passed upon and for the Underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K filed with the SEC on September 18, 2012, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information. The website address is: http://www.sec.gov. Hovnanian's Class A common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Hovnanian has filed the following documents with the Commission and these documents are incorporated herein by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended October 31, 2011 (including information specifically incorporated by reference into the Annual Report on Form 10-K from Hovnanian's definitive proxy statement filed on February 14, 2012);

  •
  Quarterly Reports on Form 10-Q for the quarters ended January 31, 2012, April 30, 2012 and July 31, 2012; and

  •
  Current Reports on Form 8-K filed with the SEC on November 7, 2011, February 22, 2012, March 5, 2012, March 22, 2012, March 30, 2012, April 2, 2012, April 5, 2012 (except Item 7.01 and Item 9.01—Exhibit 99.1), April 11, 2012, July 9, 2012, July 18, 2012 and each of the 8-Ks filed on September 18, 2012.

        All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering made by this prospectus supplement are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus supplement, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates). Requests for such copies should be directed to Brad O'Connor, Vice President, Chief Accounting Officer and Corporate Controller, Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, (telephone: (732) 747-7800).

PROSPECTUS

$200,000,000

Hovnanian Enterprises, Inc.

Preferred Stock
Class A Common Stock
Depositary Shares
Warrants to Purchase Preferred Stock
Warrants to Purchase Class A Common Stock
Warrants to Purchase Depositary Shares
Debt Securities
Warrants to Purchase Debt Securities
Stock Purchase Contracts
Stock Purchase Units
Units

K. Hovnanian Enterprises, Inc.

Debt Securities
Warrants to Purchase Debt Securities
Units

         We, Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

  •
  Preferred Stock,

  •
  Class A Common Stock (along with Preferred Stock Purchase Rights),

  •
  Depositary Shares,

  •
  debt securities consisting of notes, debentures or other evidences of indebtedness, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may be convertible into, or exchangeable or exercisable for, any of the other securities referred to herein,

  •
  warrants to purchase our Preferred Stock, our Class A Common Stock, our Depositary Shares or our debt securities,

  •
  Stock Purchase Contracts,

  •
  Stock Purchase Units, and

  •
  Units, comprised of two or more of any of the securities referred to herein, in any combination;

together or separately, in amounts, at prices and on terms that will be determined at the time of the offering.

         Our wholly-owned subsidiary, K. Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

  •
  debt securities, consisting of notes, debentures or other evidences of indebtedness, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, which in each case will be fully and unconditionally guaranteed by Hovnanian Enterprises, Inc., and which may be convertible into, or exchangeable or exercisable for, any of the other securities referred to herein,

  •
  warrants to purchase K. Hovnanian Enterprises, Inc. debt securities, which will be fully and unconditionally guaranteed by Hovnanian Enterprises, Inc., and

  •
  Units, comprised of two or more of any of the securities referred to herein, in any combination;

together or separately, in amounts, at prices and on terms that will be determined at the time of the offering.

         Hovnanian Enterprises, Inc. debt securities or warrants or the debt securities or warrants issued by K. Hovnanian Enterprises, Inc. may be guaranteed by substantially all of our wholly-owned subsidiaries and may be issued either separately, or together with, upon conversion of, or in exchange for, other securities.

         We may offer and sell the securities directly to you, through agents, underwriters or dealers. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any agents, dealers or underwriters involved in the offering and any applicable fees, commissions or discount arrangements. The net proceeds we expect to receive from sales will be set forth in the prospectus supplement.

         This prospectus describes some of the general terms that may apply to these securities. The specific terms of the securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus.

         Investing in our securities involves risks. See "Risk Factors" beginning on page 5 of this prospectus and in the documents that we incorporate by reference.

         Our common stock is traded on the New York Stock Exchange under the symbol "HOV."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of the prospectus is April 18, 2011.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the "Commission", using the "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under "Available Information" and "Incorporation of Certain Documents by Reference" before making an investment in our securities.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Available Information."

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, a prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        Unless otherwise stated or context otherwise requires, all references in this prospectus to:

  •
  "K. Hovnanian" are to K. Hovnanian Enterprises, Inc., a California corporation; and

  •
  "Hovnanian," "us," "we," "our" or "Company" are to Hovnanian Enterprises, Inc., a Delaware corporation, together with its consolidated subsidiaries, including K. Hovnanian.

 FORWARD-LOOKING STATEMENTS

        All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered as "Forward Looking Statements" within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to:

  •
  Changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn;

  •
  Adverse weather and other environmental conditions and natural disasters;

  •
  Changes in market conditions and seasonality of the Company's business;

  •
  Changes in home prices and sales activity in the markets where the Company builds homes;

  •
  Government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment;

  •
  Fluctuations in interest rates and the availability of mortgage financing;

  •
  Shortages in, and price fluctuations of, raw materials and labor;

  •
  The availability and cost of suitable land and improved lots;

  •
  Levels of competition;

  •
  Availability of financing to the Company;

  •
  Utility shortages and outages or rate fluctuations;

  •
  Levels of indebtedness and restrictions on the Company's operations and activities imposed by the agreements governing the Company's outstanding indebtedness;

  •
  The Company's sources of liquidity;

  •
  Changes in credit ratings;

  •
  Availability of net operating loss carryforwards;

  •
  Operations through joint ventures with third parties;

  •
  Product liability litigation and warranty claims;

  •
  Successful identification and integration of acquisitions;

  •
  Significant influence of the Company's controlling stockholders; and

  •
  Geopolitical risks, terrorist acts and other acts of war.

        Certain risks, uncertainties, and other factors are incorporated herein by reference to Amendment No. 1 to our most recent Annual Report on Form 10-K/A and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

 AVAILABLE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. We have also filed a registration statement on Form S-3 with the Commission. This prospectus, which forms part of the registration statement, does not have all of the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information, including the registration statement, at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information concerning the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy statements and other information, including the registration statement. The website address is: http://www.sec.gov. Hovnanian's Class A Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus is part of a registration statement filed with the Commission. The Commission allows us to "incorporate by reference" selected documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede this information.

        We incorporate by reference the documents listed below filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus.

        Hovnanian has filed the following documents with the Commission and these documents are incorporated herein by reference:

  •
  Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended October 31, 2010, Registration File No. 1-8551;

  •
  The portions of Hovnanian's definitive proxy statement on Schedule 14A that were deemed "filed" with the Commission under the Exchange Act on January 31, 2011;

  •
  Quarterly Report on Form 10-Q for the quarter ended January 31, 2010, Registration File No. 1-8551;

  •
  Current Reports on Form 8-K filed on February 9, 2011, February 15, 2011, February 28, 2011 and March 17, 2011, Registration File Nos. 1-8551;

  •
  The description of the Company's Class A Common Stock contained in the Registration Statement on Form 8-A filed on March 13, 2001, including any amendment or reports filed for the purpose of updating such description, Registration File No. 1-8551; and

  •
  The description of the Company's Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed on August 14, 2008, Registration File No. 1-8551.

        All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the effectiveness of this registration statement, and all such documents filed by Hovnanian subsequent to the date of this prospectus and prior to the termination of the offerings made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Hovnanian makes available through its website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(d) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed with, or furnished to, the Commission. In addition, Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Brad O'Connor, Vice President and Corporate Controller, Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701 (telephone: (732) 747-7800).

THE COMPANY

Overview

        We design, construct, market, and sell single-family detached homes, attached townhomes and condominiums, mid-rise condominiums, urban infill and active adult homes in planned residential developments and are one of the nation's largest builders of residential homes. Founded in 1959 by Kevork Hovnanian, the Company was incorporated in New Jersey in 1967 and reincorporated in Delaware in 1983. Since the incorporation of our predecessor company and including unconsolidated joint ventures, we have delivered in excess of 291,000 homes, including 5,009 homes in fiscal 2010. The Company consists of two distinct operations: homebuilding and financial services. Our homebuilding operations consist of six segments: Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Our financial services operations provide mortgage loans and title services to the customers of our homebuilding operations.

        We are currently, excluding unconsolidated joint ventures, offering homes for sale in 192 communities in 40 markets in 18 states throughout the United States. We market and build homes for first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers, and empty nesters. We offer a variety of home styles at base prices ranging from $34,000 (low income housing) to $1,660,000 with an average sales price, including options, of $281,000 nationwide in fiscal 2010.

Corporate Information

        Our principal executive offices are located at 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, our telephone number is (732)747-7800, and our Internet website address is www.khov.com. Information on or accessible through our website is not a part of this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Certain risks relating to us and our business are described under the headings "Business" and "Risk Factors" in Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended October 31, 2010, filed with the Commission on January 25, 2011, and under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2011, filed with the Commission on March 4, 2011, which are incorporated by reference into this prospectus and which you should carefully review and consider, along with the other information contained in this prospectus or incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, before making an investment in any of our securities. Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read the section of this prospectus captioned "Forward-Looking Statements", in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

        Investment in any securities offered pursuant to this prospectus involves risks and uncertainties. If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes and income or loss from equity investees, plus fixed charges and distributed income of equity investees, less interest capitalized. Fixed charges consist of all interest incurred, plus that portion of operating lease rental expense (33%) deemed to be representative of interest, plus the amortization of debt issuance costs and bond discounts. Combined fixed charges and preferred stock dividends consist of fixed charges and preferred stock dividends declared. Due to covenant restrictions, we have been prohibited from paying dividends beginning with the first quarter of fiscal year 2008. The following table sets forth the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Three Months Ended
			Year Ended October 31,
	January 31, 2011
			2010		2009		2008		2007		2006
Ratio of earnings to fixed charges		(a)		(a)		(a)		(a)		(a)	1.8
Ratio of earnings to combined fixed charges and preferred stock dividends		(b)		(b)		(b)		(b)		(b)	1.7

(a)
Earnings for the three months ended January 31, 2011 and the years ended October 31, 2010, 2009, 2008 and 2007 were insufficient to cover fixed charges for such period by $63.1 million, $273.8 million, $628.3 million, $1,153.5 million and $684.6 million, respectively.

(b)
Earnings for the three months ended January 31, 2011 and the years ended October 31, 2010, 2009, 2008 and 2007 were insufficient to cover fixed charges and preferred stock dividends for such period by $63.1 million, $273.8 million, $628.3 million, $1,153.5 million and $695.6 million, respectively. Due to restrictions in our indentures on our senior secured, senior, and senior subordinated notes, we are currently prohibited from paying dividends on our preferred stock and did not make any dividend payments in the first quarter of fiscal 2011 or in fiscal 2010, 2009 and 2008. In fiscal 2007 and 2006, we paid $10.7 million of dividends on our preferred stock.

USE OF PROCEEDS

          Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the "offered securities", will be used for general corporate purposes, which may include working capital needs, the refinancing or repayment of existing indebtedness, capital expenditures, expansion of the business and acquisitions. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement. The net proceeds may be invested temporarily in short-term securities or to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

          The following description of the terms of the debt securities sets forth certain general terms that may apply to the debt securities that may be offered from time to time pursuant to this prospectus. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and the following description. The specific terms of debt securities as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

          In this section, references to "Hovnanian" mean Hovnanian Enterprises, Inc. and do not include K. Hovnanian or any of its subsidiaries and references to "K. Hovnanian" mean K. Hovnanian Enterprises, Inc. and do not include any of its subsidiaries.

          The debt securities issued by K. Hovnanian, which we refer to as the "K. Hovnanian Debt Securities" may be issued either separately, or together with, upon conversion of or in exchange for, other securities. The K. Hovnanian Debt Securities will either be secured or unsecured senior obligations, which we refer to as the "K Hovnanian Senior Debt Securities", unsecured senior subordinated obligations, which we refer to as the "K. Hovnanian Senior Subordinated Debt Securities" or unsecured subordinated obligations, which we refer to as the "K. Hovnanian Subordinated Debt Securities", of K. Hovnanian. The K. Hovnanian Debt Securities will be guaranteed by Hovnanian, may be guaranteed by other subsidiaries of Hovnanian and will be issued:

  •
  in the case of K. Hovnanian Senior Debt Securities, under one or more Senior Indentures, each a "K. Hovnanian Senior Debt Indenture", among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement;

  •
  in the case of K. Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the "K. Hovnanian Senior Subordinated Debt Indenture", among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement; and

  •
  in the case of K. Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the "K. Hovnanian Subordinated Debt Indenture", among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement.

Each K. Hovnanian Senior Debt Indenture, the K. Hovnanian Senior Subordinated Debt Indenture and the K. Hovnanian Subordinated Debt Indenture are sometimes referred to in this description individually as a "K. Hovnanian Indenture" and collectively as the "K. Hovnanian Indentures".

        The debt securities issued by Hovnanian, which we refer to as the "Hovnanian Debt Securities" may be issued either separately, or together with, upon conversion of or in exchange for, other securities. The Hovnanian Debt Securities will either be unsecured senior obligations, which we refer to as the "Hovnanian Senior Debt Securities" and together with the "K. Hovnanian Senior Debt Securities, the "Senior Debt Securities", unsecured senior subordinated obligations, which we refer to as the "Hovnanian Senior Subordinated Debt Securities" and together with the "K. Hovnanian Senior Subordinated Debt Securities, the "Senior Subordinated Debt Securities", or unsecured subordinated obligations, which we refer to as the "Hovnanian Subordinated Debt Securities" and together with the "K. Hovnanian Subordinated Debt Securities, the "Subordinated Debt Securities", of Hovnanian. The Hovnanian Debt Securities may be guaranteed by subsidiaries of Hovnanian and will be issued:

  •
  in the case of Hovnanian Senior Debt Securities, under a Senior Indenture, the "Hovnanian Senior Debt Indenture", among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement;

  •
  in the case of Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the "Hovnanian Senior Subordinated Debt Indenture", among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement; and

  •
  in the case of Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the "Hovnanian Subordinated Debt Indenture", among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement.

        The Hovnanian Senior Debt Indenture, the Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to in this description individually as a "Hovnanian Indenture" and collectively as the "Hovnanian Indentures".

        Each K. Hovnanian Senior Indenture and the Hovnanian Senior Indenture are sometimes referred to in this description individually as a "Senior Debt Indenture" and collectively as the "Senior Debt Indentures". The K. Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Senior Subordinated Debt Indenture are sometimes referred to in this description individually as a "Senior Subordinated Debt Indenture" and collectively as the "Senior Subordinated Debt Indentures". The K. Hovnanian Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to individually as a "Subordinated Debt Indenture" and collectively as the "Subordinated Debt Indentures". The K. Hovnanian Indentures and the Hovnanian Indentures are sometimes referred to in this description individually as an "Indenture" and collectively as the "Indentures".

        This summary of the terms and provisions of the debt securities and the Indentures is not complete, and we refer you to the copies of the Indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular defined terms of the Indentures in this section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

        None of the Indentures limits the amount of debt securities that may be issued thereunder, and the unsecured Indentures provide that the debt securities may be issued from time to time in one or more series. The unsecured Indentures permit the appointment of a different trustee for each series of debt securities. Wherever particular sections or defined terms of the applicable Indenture are referred to, those sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by the reference. For purposes of the summaries set forth below, "issuer" shall refer to K. Hovnanian in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures and to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures. "Obligors" refers to Hovnanian and any subsidiaries of Hovnanian, as guarantors, the "guarantors", in the case of the Hovnanian Debt Securities and the Hovnanian Indentures, and to K. Hovnanian and Hovnanian and any subsidiaries of Hovnanian, as guarantors, the "guarantors", in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures.

Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities

        General.    The Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of Hovnanian and the K. Hovnanian Debt Securities will be secured or unsecured senior, unsecured senior subordinated or unsecured subordinated obligations of K. Hovnanian, except that, under specified circumstances, K. Hovnanian may be released from these obligations. See "Conditions for Release of K. Hovnanian". Unless otherwise specified in any prospectus supplement, the Senior Debt Securities will rank equally in right of payment with all of the other senior obligations of Hovnanian or K. Hovnanian, as applicable, and the Senior Subordinated Debt Securities and the Subordinated Debt Securities will have such terms with respect to rank and priority as described under "Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities—Subordination". Except to the extent described in any prospectus supplement, the Indentures do not, and the debt securities will not, contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control of Hovnanian (except with respect to secured senior obligations of K. Hovnanian) or a highly leveraged transaction by Hovnanian.

        We refer you to the applicable prospectus supplement for the following terms of, and information relating to, the debt securities being offered, the "Offered Debt Securities", to the extent these terms are applicable to Offered Debt Securities:

  •
  the title of the Offered Debt Securities;

  •
  the lien priority and collateral securing secured senior obligations of K. Hovnanian;

  •
  classification as K. Hovnanian Senior Debt Securities, K. Hovnanian Senior Subordinated Debt Securities, K. Hovnanian Subordinated Debt Securities, Hovnanian Senior Debt Securities, Hovnanian Senior Subordinated Debt Securities or Hovnanian Subordinated Debt Securities, aggregate principal amount, purchase price and denomination, and whether the Offered Debt Securities will be guaranteed by Hovnanian and/or by the subsidiary guarantors of Hovnanian as described under "—Description of Guarantees" below;

  •
  the date or dates on which the principal of the Offered Debt Securities is payable;

  •
  the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on or upon the redemption of the Offered Debt Securities may be calculated;

  •
  the interest rate or rates, or the method by which it will be determined, and the date or dates from which the interest, if any, will accrue;

  •
  the date or dates on which the interest, if any, will be payable;

  •
  the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable and the place or places where the Offered Debt Securities may be presented for transfer;

  •
  the right, if any, or obligation, if any, of Hovnanian or K. Hovnanian to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund, amortization payments or analogous provisions, at the option of Hovnanian or K. Hovnanian or at the option of a holder thereof, and the period or periods within which, the price or prices or the method by which such price or prices will be determined, or both at which, the form or method of payment therefor if other than in cash and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to the obligation;

  •
  the terms for conversion or exchange, if any, of the Offered Debt Securities;

  •
  any provision relating to the issuance of the Offered Debt Securities at an original issue discount;

  •
  if the amounts of payments of principal of, premium, if any, and interest, if any, on the Offered Debt Securities are to be determined with reference to an index, the manner in which those amounts will be determined;

  •
  any applicable United States federal income tax consequences;

  •
  the currency or currencies for which the Offered Debt Securities may be purchased and the currency or currencies in which principal, premium, if any, and interest, if any, may be payable;

  •
  the trustee with respect to the series of Offered Debt Securities; and

  •
  any other specific terms of the Offered Debt Securities, including any deleted, modified or additional Events of Default or remedies or additional covenants provided with respect to the Offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

        Unless otherwise specified in any prospectus supplement, the debt securities will be issuable in registered form and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of any debt securities but the issuer or trustee may require payment of a sum sufficient to cover any tax or other governmental charge, payable in connection therewith.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be issued at an initial offering price below their stated principal amount. Special United States federal income tax considerations applicable to discounted debt securities or to other debt securities that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable prospectus supplement.

        Unless otherwise specified in any prospectus supplement, in determining whether the holders of the requisite aggregate principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, the principal amount of any series of debt securities originally issued at a discount from their stated principal amount that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity thereof.

        Description of Guarantees.    Hovnanian will fully and unconditionally guarantee, pursuant to the K. Hovnanian Indentures, the due and prompt payment of the principal of and premium, if any, and interest on the K. Hovnanian Debt Securities and all other obligations of K. Hovnanian to the holders of the K. Hovnanian Debt Securities and the trustee under the K. Hovnanian Indentures when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise. Any series of debt securities of Hovnanian may be guaranteed by, and any series of debt securities of K. Hovnanian may be further guaranteed by, certain subsidiaries of Hovnanian, the "subsidiary guarantees", as provided in the applicable prospectus supplement relating to such series. If debt securities are guaranteed by subsidiary guarantors, that subsidiary guarantee will be set forth in the applicable indenture or in a supplemental indenture.

        Payments with respect to the guarantee by Hovnanian of the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Hovnanian to the same extent and manner that payments with respect to the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of K. Hovnanian as described under "Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities" below. Likewise, payments with respect to subsidiary guarantees of Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to the Senior Subordinated Debt Securities and Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer of such debt securities as described under "Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities" below.

        Global Securities.    The Offered Debt Securities may be issued in whole or in part in the form of one or more global securities, the "global securities", that will be deposited with or on behalf of a depositary, "the depositary", identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security:

  •
  may not be transferred except as a whole; and

  •
  may only be transferred

  •
  by the depositary for the global security to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary, or

  •
  by the depositary or any nominee to a successor depositary or nominee of the successor depositary.

        The specific terms of the depositary arrangement with respect to Offered Debt Securities will be described in the prospectus supplement relating to such series. Hovnanian and K. Hovnanian anticipate that the following provisions generally will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for that global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with such depositary. Those accounts will be designated by the dealers, underwriters or agents with respect to those debt securities or by the issuer if the debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        As long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by that global security for all purposes under the

Indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any of those debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing those debt securities.

        Payment of principal of, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Hovnanian and K. Hovnanian expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium, if any, and interest, if any, in respect of a global security representing any of those debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for those securities as shown on the records of such depositary or its nominee. Hovnanian and K. Hovnanian also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants. Neither Hovnanian, K. Hovnanian, the trustee for such debt securities, any paying agent nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. In addition, an issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by a global security and, in such event, will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. Further, if an issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may, on terms acceptable to the issuer, the trustee and the depositary for the global security, receive individual debt securities of the applicable series in exchange for beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In this instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by the applicable global security equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in registered form and in denominations, unless otherwise specified in the applicable prospectus supplement relating to that series of debt securities, of $2,000 and integral multiples of $1,000 in excess thereof.

        Events of Default.    Unless otherwise specified in the applicable prospectus supplement, an Event of Default is defined under each Indenture with respect to the debt securities of any series issued under the applicable Indenture as being:

  •
  default in the payment of principal of or premium, if any, with respect to debt securities of the applicable series when due;

  •
  default in the payment of any installment of interest on any of the debt securities of that series when due, continued for 30 days;

  •
  default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to debt securities of that series when due;

  •
  default in the performance of any other covenant of any of the obligors' applicable to debt securities of that series after written notice to the obligors by the trustee or to the obligors and the trustee, by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding requiring the same to be remedied and after giving effect to any applicable grace period; and

  •
  specified events of bankruptcy, insolvency or reorganization of the issuer.

        An Event of Default with respect to secured senior obligations of K. Hovnanian is also defined under the applicable K. Hovnanian Senior Debt Indenture to include the following, as further described in the applicable prospectus supplement:

  •
  with respect to any obligor, acceleration of principal payments of indebtedness (other than non-recourse indebtedness), payment defaults on principal or interest on indebtedness (other than non-recourse indebtedness), or one or more final judgments, in each case in amounts aggregating $10 million or more, after giving effect to the applicable grace period;

  •
  the failure of any guarantee of certain significant subsidiaries of Hovnanian to be in full force and effect or the denial by any guarantor of its liability under its guarantee; and

  •
  the termination of or failure of the liens securing any material portion of the collateral securing such secured senior obligations of K. Hovnanian to be valid and perfected or the termination of or failure of the applicable security documents to be in full force and effect, after giving effect to the applicable grace period (in each case with certain exceptions).

        If any Event of Default shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding, by notice in writing to Hovnanian or K. Hovnanian, as applicable, and to the trustee, if given by the holders, may declare the principal, or, in the case of any series of debt securities originally issued at a discount from their stated principal amount, the portion of the principal amount as may be specified in the terms of that series, of all of the debt securities of that series and the interest, if any, accrued thereon to be due and payable immediately. Subject to the conditions set forth in each Indenture, the declaration described in the preceding sentence may be rescinded by notice in writing to Hovnanian or K. Hovnanian, as applicable, and the trustee by holders of a majority in aggregate principal amount of the debt securities of the series then outstanding. This rescission will rescind and annul any declaration made pursuant to the first sentence of this paragraph and its consequences if all defaults under such Indenture are cured or waived.

        Each Indenture provides that no holder of any series of debt securities then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, that Indenture, unless:

  •
  the holder previously gave the trustee written notice of default and of the continuance thereof;

  •
  the holders of not less than 25% in aggregate principal amount of the applicable series of debt securities then outstanding made written request to the trustee to institute the suit, action or proceeding and offered to the trustee reasonable indemnity as it may require with respect thereto; and

  •
  the trustee, for 60 days after its receipt of the notice, request and offer of indemnity, neglected or refused to institute any action, suit or proceeding.

Subject to the subordination provisions applicable to the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the right, described in the above bullet points, of any holder of any debt security to receive payment of the principal of, premium, if any, or interest, if any, on that debt security, on or after the respective due dates, or to institute suit for the enforcement of any payment shall not be impaired or affected without the consent of the holder.

        The holders of a majority in aggregate principal amount of the debt securities of the series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that the trustee may decline to follow that direction if the trustee determines that the action or proceeding is unlawful or would involve the trustee in personal liability.

        Hovnanian and/or K. Hovnanian, as applicable, are required to furnish annually to the trustee a certificate as to compliance by Hovnanian and/or K. Hovnanian, as applicable, with all conditions and covenants under each Indenture.

        Covenants.    The covenants, if any, that will apply to the particular Offered Debt Securities will be as described in the applicable prospectus supplement relating to such Offered Debt Securities. Except as described herein and as otherwise specified in the applicable prospectus supplement with respect to any Offered Debt Securities, Hovnanian and/or K. Hovnanian as applicable may remove or add covenants without the consent of holders of the debt securities.

        Discharge and Defeasance.    Unless otherwise specified in the applicable prospectus supplement, Hovnanian and/or K. Hovnanian, as applicable, can discharge or defease their respective obligations with respect to any series of debt securities as described below.

        Unless otherwise specified in any prospectus supplement, Hovnanian or K. Hovnanian, as applicable, may discharge all of its obligations, except those described below, to holders of any series of debt securities issued under any Indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year or are to be called for redemption within one year, by irrevocably depositing with the trustee cash or U.S. Government Obligations, as defined in the Indenture, or a combination thereof, as trust funds in an amount to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of that series and to make any mandatory sinking fund payments, if any, thereon when due.

        Unless otherwise provided in the applicable prospectus supplement, Hovnanian or K. Hovnanian, as applicable, may also elect at any time to defease and be discharged from all of its obligations, except those described below, to holders of any series of debt securities issued under each Indenture, "defeasance", or be released from all of their obligations with respect to specified covenants and certain events of default applicable to any series of debt securities issued under each Indenture, "covenant defeasance", if, among other things:

  •
  Hovnanian or K. Hovnanian, as applicable, irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of the applicable series and to make any mandatory sinking fund payments, if any, thereon when due;

  •
  the deposit will not result in a breach or violation of, or cause a default under, any material agreement or instrument (other than the Indenture) to which either Hovnanian or K. Hovnanian, as applicable, is a party or by which it is bound; and

  •
  Hovnanian or K. Hovnanian, as applicable, deliver to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance will not otherwise alter the United States federal income tax treatment of the holders' principal of and interest payments, if any, on that series of debt securities.

In the case of defeasance, the opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the debt securities of such series, because this result would not occur under current tax law.

        Notwithstanding the foregoing, no discharge, defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the holders of any series of debt securities:

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  rights of registration of transfer and exchange of debt securities of the applicable series;

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  rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the applicable series;

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  rights of holders of debt securities of the applicable series to receive payments of principal thereof, premium, if any, and interest, if any, thereon, upon the original due dates therefore, but not upon acceleration, and to receive mandatory sinking fund payments thereon when due, if any;

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  rights, obligations, duties and immunities of the trustee;

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  rights of holders of debt securities of a series as beneficiaries with respect to property so deposited with the trustee payable to all or any of them; and

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  obligations of Hovnanian or K. Hovnanian, as applicable, to maintain an office or agency in respect of debt securities of the series.

        Hovnanian or K. Hovnanian, as applicable, may exercise the defeasance option with respect to any series of debt securities notwithstanding the prior exercise of the covenant defeasance option with respect to any series of debt securities. If Hovnanian or K. Hovnanian, as applicable, exercises the defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated because of an Event of Default with respect to that series of debt securities. If Hovnanian or K. Hovnanian, as applicable, exercises the covenant defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest, if any, and any mandatory sinking fund payments, if any, then due on the series of debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. In addition, if K. Hovnanian exercises its defeasance or covenant defeasance option with respect to senior secured obligations of K. Hovnanian, the liens on the collateral granted under the security documents will be released.

        Modification of the Indenture.    Except as otherwise provided in the applicable prospectus supplement, each Indenture provides that the obligors and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

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  evidence the assumption by a successor entity of the obligations of any of the obligors under that Indenture, including in connection with a transaction described under "—Consolidation, Merger, Sale or Conveyance";

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  add covenants or new events of default for the protection of the holders of the debt securities;

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  cure any ambiguity or defect or correct any inconsistency;

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  establish the form and terms of debt securities of any series;

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  evidence the acceptance of appointment by a successor trustee or, in the case of secured senior obligations of K. Hovnanian, a successor collateral agent;

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  secure, or add security for, the debt securities of the applicable series or provide for, or add, guarantees of the debt securities of any series and evidence the termination or discharge of any guarantee of or lien securing the debt securities of such series when permitted under the applicable Indenture;

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  designate a bank or trust company other than the trustee specified in the applicable prospectus supplement to act as trustee for a series of debt securities;

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  subject to the following paragraph, modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, debt securities not yet issued and outstanding on the date of the supplemental indenture, if applicable;

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  provide for the issuance of debt securities of any series in uncertificated form in addition to or in place of certificated debt securities of any series and exchangeability of those debt securities for fully registered debt securities;

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  modify, eliminate or add to the provisions of the Indenture as necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939 and to add provisions expressly permitted by that Act;

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  modify the provisions to provide for the denomination of debt securities in foreign currencies that will not adversely affect the interests of the holders of the debt securities in any material respect;

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  to conform the text of the applicable Indenture, Offered Debt Securities or guarantees to this "Description of Debt Securities" or the comparable provisions in the applicable prospectus supplement to the extent this "Description of Debt Securities" or such comparable provision in a prospectus supplement was intended to be a verbatim recitation of a provision of such Indenture, Offered Debt Securities or guarantees;

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  make any other change with respect to the debt securities of any series that does not adversely affect the legal rights of holders of the debt securities of such series; and

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  in the case of secured senior obligations of K. Hovnanian, make certain amendments to the security documents relating thereto as permitted by the applicable K. Hovnanian Senior Debt Indenture and as further described in the applicable prospectus supplement.

        Each Indenture also contains provisions permitting the obligors and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable Indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities of that series; provided that the obligors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

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  change the stated final maturity of any debt security, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest (including default interest), if any, thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the issuer, or in the case of secured senior obligations of K. Hovnanian, alter the provisions relating to redemption and offers to repurchase provided in the applicable K. Hovnanian Senior Debt Indenture and as further described in the applicable prospectus supplement, change the coin or currency in which principal, premium, if any, and interest, if any, are payable, reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, waive certain defaults or Events of Default, impair or affect the right to institute suit for the enforcement of any payment or repayment thereof or, if applicable, adversely affect any right of prepayment at the option of the holder or make any change adverse to the interests of the holders in the terms and conditions of the guarantee by Hovnanian or by the subsidiary guarantors, release any guarantee or all or substantially all of the collateral (as applicable) otherwise than in accordance with the indenture and the security documents or modify the ranking or priority of the debt securities of any series or any guarantees of the debt securities of such series; or

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  reduce the stated percentage in aggregate principal amount of debt securities of any series issued under the Indenture, the consent of which is required for any such amendment or waiver.

        Consolidation, Merger, Sale or Conveyance.    Except as otherwise provided in the applicable prospectus supplement, the K. Hovnanian Indentures provide that K. Hovnanian or Hovnanian may, and the Hovnanian Indentures provide that Hovnanian may, without the consent of the holders of debt securities, consolidate with, merge into or transfer, exchange or dispose of all of its properties to, any other corporation or partnership (or other legal entity in the case of secured senior obligations of K. Hovnanian) organized under the laws of the United States, any state thereof or the District of Columbia, provided that:

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  the successor corporation or partnership (or other legal entity in the case of secured senior obligations of K. Hovnanian) assumes all obligations of K. Hovnanian or Hovnanian, as the case may be, by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to that trustee, under the Indentures and the debt securities;

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  immediately after giving effect to the consolidation, merger, exchange or other disposition, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

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  certain other conditions are met.

        Conditions for Release of K. Hovnanian.    Except as otherwise provided in a prospectus supplement, each K. Hovnanian Indenture provides that K. Hovnanian may be released from its obligations under the K. Hovnanian Indenture and the K. Hovnanian Debt Securities, without the consent of the holders of the K. Hovnanian Debt Securities of any series, provided that:

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  Hovnanian or any successor to Hovnanian has assumed the obligations of K. Hovnanian under the K. Hovnanian Indenture and the K. Hovnanian Debt Securities by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to that trustee;

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  Hovnanian delivers to the trustee an opinion of counsel to the effect that the holders of K. Hovnanian Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the release of K. Hovnanian from its obligations under the K. Hovnanian Indenture and the K. Hovnanian Debt Securities and that such release will not otherwise alter the United States federal income tax treatment of the holders of the K. Hovnanian Debt Securities; and

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  certain other conditions are met.

Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities

        Subordination.    The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Subordinated Debt Indentures, to all Senior Indebtedness of the obligors. The Senior Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Senior Subordinated Debt Indentures, to all Senior Indebtedness of the obligors. The Senior Subordinated Debt Securities will rank senior to all existing and future Indebtedness of the obligors that is neither Senior Indebtedness of the obligors nor Senior Subordinated Indebtedness and only Indebtedness of the obligors that is Senior Indebtedness of the obligors will rank senior to the Senior Subordinated Debt Securities in accordance with the subordination provisions of the Senior Subordinated Debt Indentures.

        Except as otherwise provided in the applicable prospectus supplement:

        "Senior Indebtedness" of the obligors is defined in the Subordinated Debt Indentures and the Senior Subordinated Debt Indentures as Indebtedness of the obligors outstanding at any time, other than the Indebtedness evidenced by such debt securities, except:

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  any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the Indebtedness is not senior or prior in right of payment to such debt securities or is pari passu or subordinate by its terms in right of payment to such debt securities;

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  renewals, extensions and modifications of any such Indebtedness;

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  any Indebtedness of the obligors to a wholly-owned Subsidiary of the obligors;

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  any liability for federal, state or local taxes;

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  interest accruing after the filing of a petition initiating certain events of bankruptcy or insolvency unless that interest is an allowed claim enforceable against the obligor in a proceeding under federal or state bankruptcy laws; and

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  trade payables.

        "Senior Subordinated Indebtedness" of Hovnanian or K. Hovnanian, as applicable, is defined in the Senior Subordinated Debt Indentures as the applicable Senior Subordinated Debt Securities and any other Indebtedness of Hovnanian or K. Hovnanian, as applicable, that ranks pari passu with such Senior Subordinated Debt Securities. Any Indebtedness of Hovnanian or K. Hovnanian, as applicable, that is subordinate or junior by its terms in right of payment to any other Indebtedness of Hovnanian or K. Hovnanian, as applicable, will be subordinate to Senior Subordinated Indebtedness of Hovnanian or K. Hovnanian, as applicable, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that this Indebtedness is to rank pari passu with other Senior Subordinated Indebtedness of Hovnanian or K. Hovnanian, as applicable, and is not subordinated by its terms to any Indebtedness of Hovnanian that is not Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable.

        Senior Subordinated Indebtedness of Hovnanian as a guarantor of K. Hovnanian Senior Subordinated Debt Securities or of a subsidiary guarantor will have a similar meaning.

        Except as otherwise provided in the applicable prospectus supplement, the following subordination provisions will apply to the Senior Subordinated Debt Securities and the Subordinated Debt Securities:

        If:

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  Hovnanian or K. Hovnanian, as applicable, should default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or

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  any other default with respect to Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, occurs and the maturity of the Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of the default to Hovnanian or K. Hovnanian, as applicable, by the holders of the Senior Indebtedness or any trustee therefor, unless and until the default is cured or waived or has ceased to exist or the acceleration has been rescinded, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made for principal of, premium, if any, or interest, if any, on any of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Senior

    Subordinated Debt Securities or the Subordinated Debt Securities other than those made in capital stock of Hovnanian, or cash in lieu of fractional shares thereof.

        If any default, other than a default described in the bullet points directly above, occurs under the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, pursuant to which the maturity thereof may be accelerated immediately or the expiration of any applicable grace periods occurs, a "Senior Nonmonetary Default", then, upon the receipt by Hovnanian or K. Hovnanian, as applicable, and the trustee of written notice thereof, a "payment notice", from or on behalf of holders of 25% or more of the aggregate principal amount of Senior Indebtedness specifying an election to prohibit the payment and other action by Hovnanian or K. Hovnanian, as applicable, in accordance with the following provisions of this paragraph Hovnanian or K. Hovnanian, as applicable, may not make any payment or take any other action that would be prohibited by the bullet points directly above during the period, the "payment blockage period" commencing on the date of receipt of the payment notice and ending on the earlier of:

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  the date, if any, on which the holders of such Senior Indebtedness or their representative notify the trustee that the Senior Nonmonetary Default is cured, waived or ceases to exist or the Senior Indebtedness to which the Senior Nonmonetary Default relates is discharged, or

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  the 120th day after the date of receipt of the payment notice.

        Notwithstanding the provisions described in the immediately preceding bullet points, Hovnanian or K. Hovnanian, as applicable, may resume payments on the Senior Subordinated Debt Securities and the Subordinated Debt Securities after the payment blockage period. After the expiration of the initial payment blockage period, no subsequent payment blockage period may be commenced on the basis of a Senior Nonmonetary Default which existed or was continuing on the date of the commencement of the initial payment blockage period until at least 270 consecutive days have elapsed from the last day of the initial payment blockage period.

        If:

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  without the consent of Hovnanian or K. Hovnanian, as applicable, a receiver, conservator, liquidator or trustee of Hovnanian or K. Hovnanian, as applicable, or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and the decree or order remains in effect for more than 60 days, Hovnanian or K. Hovnanian, as applicable, is adjudicated bankrupt or insolvent, any of its property is sequestered by court order and that order remains in effect for more than 60 days, or a petition is filed against Hovnanian or K. Hovnanian, as applicable, under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

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  Hovnanian or K. Hovnanian, as applicable:

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  commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

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  consents to any such relief or to the appointment of or taking possession by any of the above officials in an involuntary case or other proceeding commenced against it;

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  fails generally to, or cannot, pay its debts generally as they become due;

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  takes any corporate action to authorize or effect any of the foregoing; or

    •
    any Subsidiary of the obligor takes, suffers or permits to exist any of the events or conditions referred to in any of the above bullet points,

then all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, including any interest thereon accruing after the commencement of any proceedings, will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made by the obligor to any holder of Senior Subordinated Debt Securities or Subordinated Debt Securities on account of the principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be.

        Any payment or distribution, whether in cash, securities or other property, other than securities of Hovnanian or K. Hovnanian, as applicable, or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the indebtedness evidenced by the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the obligor then outstanding and to any securities issued in respect thereof under a plan of reorganization or readjustment, that would otherwise, but for the subordination provisions, be payable or deliverable in respect of the Senior Subordinated Debt Securities or the Subordinated Debt Securities of any series will be paid or delivered directly to the holders of Senior Indebtedness of the obligor in accordance with the priorities then existing among such holders until all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, including any interest thereon accruing after the commencement of proceedings, has been paid in full. In the event of any proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the obligor, the holders of Senior Subordinated Debt Securities, together with the holders of any obligations of the obligor ranking on a parity with the Senior Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of Hovnanian or K. Hovnanian, as applicable, the amounts at that time due and owing on account of unpaid principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the obligor ranking junior to the Senior Subordinated Debt Securities, including the Subordinated Debt Securities, and such other obligations.

        If any payment or distribution of any character, whether in cash, securities or other property, other than securities of Hovnanian or K. Hovnanian, as applicable, or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, then outstanding and to any securities issued in respect thereof under the plan of reorganization or readjustment, will be received by the trustee, or any holder of any Senior Subordinated Debt Securities or Subordinated Debt Securities in contravention of any of the terms of the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as the case may be, such payment or distribution of securities will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, then outstanding in accordance with the priorities then existing among the holders for application to the payment of all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, remaining unpaid to the extent necessary to pay all the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, in full.

        By reason of the subordination, in the event of the insolvency of Hovnanian or K. Hovnanian, as applicable, holders of Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, may receive more, ratably, than holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities of Hovnanian or K. Hovnanian, as applicable. Subordination will not prevent the occurrence of any Event of Default, as defined in the Indentures, or limit the right of acceleration in respect of the Senior Subordinated Debt Securities or Subordinated Debt Securities.

Concerning the Trustee

        Information concerning the trustee for the Offered Debt Securities will be set forth in the prospectus supplement relating to that series of debt securities. Hovnanian, K. Hovnanian and certain of Hovnanian's other subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the trustee under an Indenture and its affiliates in the ordinary course of business. The trustee under an Indenture or its affiliates may participate as underwriters, agents or dealers in any offering of K. Hovnanian debt securities and/or Hovnanian debt securities.

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that may be offered from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to Hovnanian's amended certificate of incorporation, the "Certificate of Incorporation" and restated bylaws, the "Restated By-Laws" that are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to the Certificate of Incorporation and Restated By-laws.

        The authorized capital stock of Hovnanian is 230,100,000 shares consisting of 200,000,000 shares of Class A Common Stock, par value $.01 per share, the "Class A Common Stock", 30,000,000 shares of Class B Common Stock, par value $.01 per share, the "Class B Common Stock", and 100,000 shares of preferred stock, par value $.01 per share, in the series and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors of Hovnanian for each series.

Common Stock

        As of March 1, 2011, 77,962,543 shares of Class A Common Stock and 14,562,064 shares of Class B Common Stock were issued and outstanding. The Class A Common Stock is traded on the New York Stock Exchange under the symbol "HOV". There is no established public trading market for the Class B Common Stock. In order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis. Any offering of common stock made hereby will consist only of Class A Common Stock. The outstanding Class A Common Stock is, and any Class A Common Stock offered pursuant to this prospectus and any prospectus supplement when issued and paid for will be, fully paid and non-assessable.

        Dividends.    Dividends on the Class A Common Stock will be paid if, when and as determined by the Board of Directors of Hovnanian out of funds legally available for this purpose. Certain debt instruments to which Hovnanian is a party contain restrictions on the payment of cash dividends. As a result of the most restrictive of these provisions, Hovnanian is not currently able to pay any cash dividends and anticipates that it will be prohibited from doing so for the foreseeable future. Hovnanian has never paid cash dividends on its Class A Common Stock nor does it currently intend to pay cash dividends on its Class A Common Stock. If and when declared, the amount of any regular cash dividend payable on a share of Class A Common Stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B Common Stock.

        Voting Rights.    Holders of Class A Common Stock are entitled to one vote for each share held by them on all matters presented to shareholders. Holders of Class B Common Stock are generally entitled to ten votes per share.

        Liquidation Rights.    After satisfaction of the preferential liquidation rights of any preferred stock, the holders of the Class A Common Stock and Class B Common Stock are entitled to share ratably as a single class in the distribution of all remaining net assets.

        Preemptive and Other Rights.    The holders of Class A Common Stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of Class A Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions. The rights, preferences and privileges of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holder of shares of any series of preferred stock that Hovnanian may designate and issue in the future.

Preferred Stock

        The Certificate of Incorporation authorizes the Board of Directors of Hovnanian to issue from time to time up to 100,000 shares of preferred stock, in one or more series, and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors of Hovnanian for each series. The preferred stock may be used by the Board of Directors of Hovnanian without further action by Hovnanian's stockholders as an anti-takeover device. As of March 1, 2011, 5,600 shares of Hovnanian's preferred stock were issued and outstanding, consisting of entirely of Hovnanian's 7.625% Series A Preferred Stock (liquidation preference $25,000.00 per share) par value $.01 per share, the "Series A Preferred Stock".

        The applicable prospectus supplement will describe the terms of any preferred stock that may be offered, including the number of shares, dividend rate and dividend period, liquidation value, voting rights, conversion rights (if any), dividend and liquidation preferences, redemption terms, whether depositary shares representing fractional interests will be offered, and any other rights, privileges and limitations thereof.

7.625% Series A Preferred Stock

        Dividends on the Series A Preferred Stock are not cumulative. The Series A Preferred Stock ranks senior to Hovnanian's common stock with respect to the payment of dividends to the extent provided in the Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock (the "Certificate"). The Certificate provides that unless dividends have been declared and paid or set apart for payment on the Series A Preferred Stock for the then-currently quarterly dividend period, no dividend may be declared or paid or set apart for payment on Hovnanian's common stock for that period, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of Hovnanian or any other stock of Hovnanian ranking, as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of Hovnanian, junior to the Series A Preferred Stock.

        The Series A Preferred Stock is traded as depositary shares, with each depositary share representing 1/1000th of a share of Series A Preferred Stock, and is listed on the NASDAQ Global Market under the symbol "HOVNP".

        The Series A Preferred Stock has no voting rights except as provided for in the Certificate or as otherwise required by law. However, so long as any shares of Series A Preferred Stock are outstanding, Hovnanian will not, without the vote of the holders of at least a majority of the shares of the Series A Preferred Stock, (1) authorize, create or issue any capital stock of Hovnanian ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Series A Preferred Stock, or reclassify any authorized capital stock of Hovnanian into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (2) amend, alter or repeal the Certificate, or the certificate of incorporation of Hovnanian, whether by merger, consolidation or otherwise, in a way that adversely affects the powers, preferences or special rights of the Series A Preferred Stock. Any increase in the amount of authorized common stock or preferred stock or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of stock, in each case ranking equally with or junior to the Series A Preferred Stock will not be deemed to adversely affect such powers, preferences or special rights.

        The Series A Preferred Stock has liquidation preferences over Hovnanian's common stock. Upon any liquidation, dissolution or winding up of Hovnanian, the holders of the Series A Preferred Stock will be entitled to receive out of the assets of Hovnanian available for distribution to its stockholders, an amount equal to the liquidation preference of $25,000.00 per share plus all accrued and unpaid dividends before any payment or distribution out of Hovnanian's assets may be made to or set apart for the holders of Hovnanian's common stock or other junior equity. If, upon any liquidation, dissolution or winding up of Hovnanian, the assets of Hovnanian, or proceeds thereof, distributable among the holders of shares Series A Preferred Stock and any stock ranking equally with the Series A Preferred Stock shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Neither a consolidation nor merger of Hovnanian, nor a sale, lease, exchange or transfer of all or substantially all of Hovnanian's assets will be deemed to be a liquidation, dissolution or winding up of Hovnanian.

Rights Plan

        On July 29, 2008, the Board of Directors of Hovnanian adopted a shareholder rights plan, the "Rights Plan," and declared a dividend of one preferred share purchase right for each outstanding share of Class A Common Stock and Class B Common Stock, which was subsequently paid to stockholders of record as of August 15, 2008. Subject to the terms, provisions and conditions of the rights plan, if and when they become exercisable, each right would entitle its holder to purchase from Hovnanian one ten-thousandth of a share of Hovnanian's Series B Junior Preferred Stock for a purchase price of $35.00, the "Purchase Price." If issued, each fractional share of Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Hovnanian's Class A Common Stock. However, prior to exercise, a right does not give its holder any rights as a stockholder of Hovnanian, including without limitation any dividend, voting or liquidation rights.

        The Board of Directors of Hovnanian adopted the Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on Hovnanian's ability to use our net operating loss carryforwards, "NOLs," to reduce potential future federal income tax obligations. Hovnanian has experienced and continues to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, Hovnanian may "carry forward" these losses in certain circumstances to offset any current and future earnings and thus reduce its federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, Hovnanian believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to Hovnanian. However, if Hovnanian experiences an "Ownership Change," as defined in Section 382 of the Internal Revenue Code, Hovnanian's ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset. The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding Class A Common Stock, an "Acquiring Person," without the approval of Hovnanian's Board.

        Exercisability.    The rights will not be exercisable until the earlier of (i) 10 business days after a public announcement by us that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% of the Class A Common Stock.

        Until the date that the rights become exercisable, the "Distribution Date," the rights are evidenced by Hovnanian's Class A Common Stock and Class B Common Stock certificates which contain a notation to that effect. Any transfer of shares of Class A Common Stock and/or Class B Common Stock prior to the Distribution Date constitutes a transfer of the associated rights. After the Distribution Date, the rights may be transferred separately from the transfer of the underlying shares of Class A Common Stock or Class B Common Stock. After the Distribution Date, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of Class A Common Stock or Class B Common Stock, as the case may be, having a market value of two times the Purchase Price.

        Exchange.    After the Distribution Date, the Board of Directors may exchange the rights (other than rights owned by an Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of Hovnanian's preferred stock having similar rights, preferences and privileges) of equivalent value, per right (subject to adjustment).

        Expiration.    The rights and the Rights Plan will expire on the earliest of (i) August 14, 2018, (ii) the time at which the rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Internal Revenue Code or any successor statute if the Board of Directors determines that the Rights Agreement is no longer necessary for the preservation of tax benefits, and (v) the beginning of a taxable year of Hovnanian to which the Board of Directors determines that no tax benefits may be carried forward.

        Redemption.    At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the rights in whole, but not in part, at a price of $0.01 per right, the "Redemption Price." The redemption of the rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

        Anti-Dilution Provisions.    The Board of Directors may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or Hovnanian's Class A Common Stock or Class B Common Stock. No adjustments to the purchase price of less than 1% will be made.

        Amendments.    Before the Distribution Date, the Board of Directors may amend or supplement the Rights Plan without the consent of the holders of the rights. After the Distribution Date, the Board of Directors may amend or supplement the rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder.

Transfer Restrictions in the Certificate of Incorporation

        At a special meeting of stockholders held on December 5, 2008, Hovnanian's stockholders approved an amendment to its Certificate of Incorporation to restrict certain transfers of Class A Common Stock in order to preserve the tax treatment of Hovnanian's NOLs under Section 382 of the Internal Revenue Code. Subject to certain exceptions pertaining to pre-existing 5% stockholders and Class B stockholders, the transfer restrictions in the amended Certificate of Incorporation generally restrict any direct or indirect transfer (such as transfers of Hovnanian's stock that result from the transfer of interests in other entities that own Hovnanian's stock) if the effect would be to: (i) increase the direct or indirect ownership of Hovnanian's stock by any person (or public group) from less than 5% to 5% or more of Hovnanian's common stock; (ii) increase the percentage of Hovnanian's common stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of Hovnanian's common stock; or (iii) create a new "public group" (as defined in the applicable Treasury regulations). Transfers included under the transfer restrictions include sales to persons (or public groups) whose resulting percentage ownership (direct or indirect) of common stock would exceed the 5% thresholds discussed above, or to persons whose direct or indirect ownership of common stock would by attribution cause another person (or public group) to exceed such threshold.

        Consequences of Prohibited Transfers.    In accordance with Hovnanian's amended Certificate of Incorporation, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Class A Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Class A Common Stock, or in the case of options, receiving Class A Common Stock in respect of their exercise. In this prospectus, Class A Common Stock purportedly acquired in violation of the transfer restrictions is referred to as "excess stock."

        In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to Hovnanian's agent along with any dividends or other distributions paid with respect to such excess stock. Hovnanian's agent is required to sell such excess stock in an arms' length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by Hovnanian's agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to Hovnanian's agent (except to the extent Hovnanian grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had Hovnanian's agent sold such shares).

        To the extent permitted by law, any stockholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by Hovnanian as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.

        With respect to any transfer of Class A Common Stock which does not involve a transfer of "securities" of Hovnanian within the meaning of the General Corporation Law of the State of Delaware but which would cause any 5% stockholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 5% stockholder shall be required to dispose of any interest that is not a security of Hovnanian, but such 5% stockholder and/or any person whose ownership of securities of Hovnanian is attributed to such 5% stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5% stockholder not to be in violation of the transfer restrictions, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5% stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Exceptions

        The Board of Directors will have the discretion to approve transfers that would otherwise be restricted by the amended Certificate of Incorporation and may exempt any person or group from triggering the dilutive effect of the Rights Plan.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of depositary shares representing shares of our preferred stock sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the applicable depositary agreement, a form of which has been incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part, and the depositary receipts, which will be filed as exhibits to the Registration Statement or filed as exhibits to one or more current reports on Form 8-K and incorporated by reference herein. The specific terms of the depositary shares as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

        Hovnanian may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Hovnanian will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Hovnanian and a bank or trust company selected by Hovnanian having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to the registered holder purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

        Shares of preferred stock represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of shares of preferred stock and any money or property represented by such depositary shares. Only whole shares of preferred stock may be withdrawn; if a holder holds an amount of depositary shares in excess of whole shares of preferred stock, the preferred stock depositary will deliver along with the withdrawn shares of preferred stock a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn shares of preferred stock will not be entitled to redeposit such shares or to receive depositary shares.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

        The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with Hovnanian's approval, sell such property and distribute the net proceeds from such sale to such holders.

        If Hovnanian offers to the holders of a series of preferred stock represented by the depositary shares any rights, preferences or privileges to subscribe for or to purchase any securities or of any other nature, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and Hovnanian. If the preferred stock depositary determines that this is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may, with Hovnanian's approval, sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled thereto.

Redemption of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever Hovnanian redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by such other equitable method as the preferred stock depositary may decide.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will endeavor, as practicable, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        Hovnanian will agree to take all actions that the preferred stock depositary may deem necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Changes Affecting Preferred Stock

        Upon any change in par or stated value, split-up, combination or any other reclassification of the series of preferred stock represented by the depositary shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting Hovnanian or to which it is a party, the preferred stock depositary may in its discretion, with the approval and instructions of Hovnanian, and in such manner as the preferred stock depositary may deem equitable, treat any securities which shall be received by the preferred stock depositary in exchange for or upon conversion of or in respect of such preferred stock as new deposited securities received in exchange for or upon conversion or in respect of such preferred stock and make such adjustments in:

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  the fraction of an interest represented by one depositary share in one share of such preferred stock; and

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  the ratio of the redemption price per depositary share to the redemption price of a share of such preferred stock,

in each case as may be necessary to fully reflect the effects of such change.

        With the approval of Hovnanian, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Hovnanian and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if

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  all outstanding depositary shares have been redeemed; or

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  a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Hovnanian.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        Hovnanian will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Hovnanian also will pay charges of the depositary in connection with the deposit of preferred stock and any redemption of preferred stock. The amount paid as dividends or otherwise distributable by the preferred stock depositary with respect to the depositary shares or the underlying preferred stock will be reduced by any amounts required to be withheld by Hovnanian or the preferred stock depositary on account of taxes or other governmental charges. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts. The preferred stock depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or shares of preferred stock, until such taxes or other governmental charges are paid.

Transfer, Surrender and Exchange

        Depositary receipts may be transferred, surrendered or exchanged in accordance with the deposit agreement. The preferred stock depositary, its agents or Hovnanian may require a holder, among other things, to furnish appropriate endorsements and transfer documents. The preferred stock depositary is not required to accept deposits of preferred stock or to register transfers, surrenders or exchanges of depositary shares during any period when the register of stockholders of Hovnanian is closed or in order to comply with any requirement of law, government or governmental body, commission or the deposit agreement.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to Hovnanian notice of its intent to do so, and Hovnanian may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from Hovnanian which are delivered to the preferred stock depositary and which Hovnanian is required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor Hovnanian will be liable if it or Hovnanian are prevented or delayed by law or any circumstances beyond its or Hovnanian's control in performing its or Hovnanian's obligations under the deposit agreement. Hovnanian's obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of Hovnanian's and their duties thereunder, and neither Hovnanian nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Hovnanian and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Concerning the Preferred Stock Depositary

        Information concerning the preferred stock depositary for a series of preferred stock represented by depositary shares will be set forth in the prospectus supplement relating to that series of preferred stock. Hovnanian and certain of its subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the preferred stock depositary and its affiliates in the ordinary course of business. The preferred stock depositary or its affiliates may participate as underwriters, agents or dealers in any offering of depositary shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        The following description of stock purchase contracts and stock purchase units sets forth certain general terms of the stock purchase contracts and/or stock purchase units that Hovnanian may issue. The particular terms of any stock purchase contracts or stock purchase units will be described in the prospectus supplement relating to the stock purchase contracts or stock purchase units. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the stock purchase contracts, the collateral arrangements and any depositary arrangements relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued which will be filed with the Commission promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

        Hovnanian may issue stock purchase contracts representing contracts obligating holders to purchase from Hovnanian and Hovnanian to sell to the holders shares of Class A Common Stock, shares of preferred stock or depositary shares at a future date or dates. The price per share of Class A Common Stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

        The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

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  debt securities issued by either Hovnanian or K. Hovnanian, or

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  debt obligations of third parties, including U.S. Treasury securities,

securing the holder's obligations to purchase the Class A Common Stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original stock purchase contract.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, Hovnanian or K. Hovnanian may issue units consisting of one or more warrants, debt securities, shares of Class A Common Stock or preferred stock, depositary shares or any combination of such securities. The applicable prospectus supplement will describe:

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  the terms of the Units and of the warrants, debt securities, common stock, depository shares and preferred stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  a description of the terms of any unit agreement governing the units; and

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  a description of the provisions for the payment, settlement, transfer or exchange or the units.

DESCRIPTION OF WARRANTS

        The following description of the terms of the warrants sets forth certain general terms that may apply to the warrants that Hovnanian or K. Hovnanian may offer. The particular terms of any warrants will be described in the applicable prospectus supplement accompanying this prospectus. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the applicable warrant agreement, a form of which has been incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The specific terms of warrants as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

        Hovnanian may issue warrants, including warrants to purchase Class A Common Stock, preferred stock or Depositary Shares and warrants to purchase Hovnanian Debt Securities. K. Hovnanian may issue warrants to purchase K. Hovnanian Debt Securities. All obligations of K. Hovnanian under the K. Hovnanian warrants will be fully and unconditionally guaranteed by Hovnanian. Warrants may be issued independently of or together with any other securities and may be attached to or separate from such securities. Obligations of Hovnanian and K. Hovnanian under the warrants may be guaranteed by the subsidiary guarantors. Each series of warrants will be issued under a separate warrant agreement, each a "warrant agreement" to be entered into among Hovnanian and/or K. Hovnanian and any subsidiary guarantors and a warrant agent, the "warrant agent". The warrant agent will act solely as an agent of Hovnanian and/or K. Hovnanian in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants. The following describes some general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the warrants;

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  the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  the price at which the securities purchasable upon exercise of the warrants may be purchased, and any provisions for changes to or adjustments in such exercise price;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of certain United States Federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exercise of the warrants.

PLAN OF DISTRIBUTION

        Hovnanian and K. Hovnanian may sell the securities to or through underwriters or dealers, and also may sell the offered securities directly to one or more other purchasers or through agents. The applicable prospectus supplement will list the names of any underwriters or agents involved in the sale of the offered securities and any applicable commissions or discounts, and will also describe the method of distribution of the securities offered thereby, the purchase price and the proceeds to be received from the sale, and any securities exchanges on which the securities of such series may be listed.

        Hovnanian, K. Hovnanian or any of their agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable to that agent by Hovnanian or K. Hovnanian, as the case may be. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Hovnanian or K. Hovnanian in the ordinary course of business.

        If Hovnanian or K. Hovnanian utilizes an underwriter or underwriters in the sale, they will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

        If Hovnanian or K. Hovnanian utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, Hovnanian or K. Hovnanian, as the case may be, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

        Underwriters, dealers or agents may offer and sell the offered securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters or agents may be deemed to have received compensation from Hovnanian or K. Hovnanian in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters or agents may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        The preferred stock, depositary shares, debt securities, stock purchase contracts, stock purchase units, units and warrants, when first issued, will have no established trading market. Any underwriters or agents to or through whom offered securities are sold by Hovnanian or K. Hovnanian for public offering and sale may make a market in such offered securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities. The applicable prospectus supplement set forth whether or not underwriters or agents may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of debt securities offered thereby at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements entered into with Hovnanian or K. Hovnanian, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in the prospectus supplement, Hovnanian or K. Hovnanian will authorize underwriters or other persons acting as its or their agents to solicit offers by certain institutions to purchase securities from it or them pursuant to contracts providing for payment and delivery on a future date. Institutions with which contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and agents will not have any responsibility in respect of the validity or performance of such contracts.

        The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

 LEGAL MATTERS

        Certain legal matters with respect to the validity of the offered securities will be passed upon for Hovnanian and K. Hovnanian by Simpson Thacher & Bartlett LLP, New York, New York, and will also be passed upon for K. Hovnanian by Peter S. Reinhart, Esq., Senior Vice-President and General Counsel for Hovnanian and K. Hovnanian. Peter S. Reinhart, Esq., beneficially owns, directly and indirectly, less than 1% of the common stock of Hovnanian, which does not include any shares of common stock over which Mr. Reinhart may have investment or voting power in his capacity as trustee of a trust in which he has no financial interest. Certain legal matters in connection with the offered securities may also be passed upon for any agents or underwriters by counsel specified in the prospectus supplement.

EXPERTS

        The consolidated financial statements as of October 31, 2010 and 2009, and for the years then ended incorporated by reference in this prospectus from Hovnanian's Amendment No. 1 to Annual Report on Form 10-K/A for the year ended October 31, 2010 and the effectiveness of Hovnanian's internal control over financial reporting as of October 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Hovnanian Enterprises, Inc. for the year ended October 31, 2008 appearing in Hovnanian Enterprises, Inc.'s Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended October 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.